================================================================================


      As filed with the Securities and Exchange Commission on May 3, 2007


                                                   Registration No. 333 - 138129

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    AMENDMENT
                                   NUMBER 3 TO


                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   NUVIM, INC.
                 (Name of Small Business Issuer in Its Charter)

          Delaware                        5149                   13-4083851
(State or Other Jurisdiction        (Primary Standard         (I.R.S. Employer
    of Incorporation or         Industrial Classification    Identification No.)
        Organization)                 Code Number)

                             12 North State Route 17
                                Paramus, NJ 07652
                                  201.556.1010
          (Address and Telephone Number of Principal Executive Offices
                        and Principal Place of Business)

                               Richard P. Kundrat
                             12 North State Route 17
                                Paramus, NJ 07652
                                  201. 556.1013
            (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:
                             Mark Alan Siegel, Esq.
                      1900 Corporate Boulevard, Suite 400 E
                            Boca Raton, Florida 33431
                                  561.998.6835

Approximate Date of Commencement of the Proposed Sale to the Public: As soon as practicable after this registration statement becomes effective.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                                       PROPOSED         PROPOSED
                                                                        MAXIMUM          MAXIMUM        AMOUNT OF
                                                     AMOUNT TO BE   OFFERING PRICE      AGGREGATE      REGISTRATION
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED    REGISTERED    PER SECURITY(1)   OFFERING PRICE       FEE
--------------------------------------------------   ------------   ---------------   --------------   ------------
Shares of common stock                                  5,288,237   $          0.25   $ 1,322,059.25   $     141.46
Shares of common stock                                    269,000   $          0.22   $    59,180.00           6.33
                                                     ------------                     --------------   ------------
Total                                                   5,557,237                     $ 1,381,239.25   $     147.79*
                                                     ============                     ==============   ============

----------
(1) Estimated solely for purposes of calculating the amount of the registration fee paid pursuant to Rule 457(g) under the Securities Act.

*    Previously paid

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

================================================================================

                  SUBJECT TO COMPLETION, DATED MAY   , 2007


PROSPECTUS

                        4,769,737 SHARES OF COMMON STOCK

                                 [LOGO OF NUVIM]


         This prospectus relates to the potential sale by certain security holders (collectively the "Sellers") of an aggregate of 4,769,737 shares of common stock of NuVim, Inc. None of the proceeds from the sale of the shares by the Sellers will be received by us. We will bear all expenses (other than selling commissions and fees and expenses of counsel or other advisors to the Sellers) in connection with the registration and sale of the shares being offered by the Sellers.


         The common stock is quoted on the OTC Bulletin Board (R) ("OTCBB") under the symbol "NUVM". The shares will be offered by the Sellers in transactions on the OTC Bulletin Board (R) ("OTCBB"), and in private transactions, either directly or through brokers. Some of the Sellers may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933. Brokerage commissions, if any, attributable to the sale of the common stock will be borne by the Sellers. Please see "The Offering" and "Plan of Distribution", below.

         The Company is considered to be in unsound financial condition. Persons should not invest unless they can afford to lose their entire investment. Investing in our securities involves significant risks. See "risk factors" beginning on page 7 for a discussion of certain factors that should be considered in connection with an investment in the shares.

         The Securities and Exchange Commission and State Securities Regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal for any person to tell you otherwise.


                The date of this Prospectus is May   , 2007.

                                TABLE OF CONTENTS

                                                                Page
                                                                ----
Prospectus Summary                                                 3
Risk Factors                                                       6
The Offering                                                      12
Use of Proceeds                                                   14
Dividend Policy                                                   14
Capitalization                                                    15
Dilution                                                          15
Forward-Looking Statements                                        15
Management's Discussion and Analysis of
 Financial Condition and Results of Operations                    17
Business                                                          29
Management                                                        37
Related Party Transactions                                        47
Principal Stockholders                                            53
Description of Securities                                         55
Shares Eligible for Future Sale                                   56
Plan of Distribution                                              58
Legal Matters                                                     58
Experts                                                           59
Where You Can Find More Information                               59
Index to Financial Statements                                    F-1


         Until August , 2007 (90 days after the commencement of this offering), all dealers that buy, sell or trade our units, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


         You should rely only on the information contained in this prospectus. We have not, and the sellers have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Information contained on our website does not constitute a part of this prospectus. The information in this prospectus may only be accurate as of the date appearing on the cover page of this prospectus, regardless of the time this prospectus is delivered or our units are sold.

         We are not, and the sellers are not, making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted. No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or the possession or distribution of this prospectus in any such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside of the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable in that jurisdiction.

         The trademarks NuVim(R) MunePro(R), AccuFlex(R), Fruit Symphony(R) and MuniFlexTM are owned by NuVim, Inc. All other brand names or trademarks appearing in this prospectus are the property of their respective owners.

       Notice to California investors: Each purchaser of units in California must meet one of the following suitability standards:
(1) annual gross income of at least $200,000; (2) net worth of at least $1,000,000 (inclusive of home, home furnishings and automobiles); (3) liquid net worth of at least $500,000 (exclusive of home, home furnishings and automobiles); or (4) liquid net worth (exclusive of home, home furnishings and automobiles of at least $250,000 plus annual gross income of at least $65,000. This offering was approved in California on the basis of a limited offering qualification where offers/sales can only be made to investors who meet one or more of the foregoing suitability standards. The company did not have to demonstrate compliance with some or all of the merit regulations of the Department of Corporations as found in Title 10, California Code of Regulations, Rule 260.140 et seq. Furthermore, the exemptions for secondary trading available under California Corporations Code Section 25104(h) will be withheld, but there may be other exemptions available to cover private sales.

         Notice to New Jersey investors: Offers and sales in this offering in New Jersey may only be made to accredited investors as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. Under Rule 501(a), to be an accredited investor an individual must have: (1) net worth or joint net worth with the individual's spouse of more than $1,000,000; or (2) income of more than $200,000 in each of the two most recent years or joint income with the individual's spouse of more than $300,000 in each of those years and a reasonable expectation of reaching the same income level in the current year. Other standards apply to investors who are not individuals. There will be no secondary sales of the securities to persons who are not accredited investors for 90 days after the date of this offering in New Jersey by the underwriter and selected dealers.

                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere in this prospectus. It does not contain all of the information you should consider before purchasing any shares. Therefore, you should read the prospectus in its entirety, including the risk factors and the financial statements and related notes appearing elsewhere in this prospectus. References to "we," "us," "our," and "NuVim," or "the company" generally refer to NuVim, Inc

                                   OUR COMPANY

         We produce, market, and distribute NuVim(R) dietary supplements in beverage form. NuVim utilizes the micronutrient NutraFlora(R) to provide important health benefits to its consumers, particularly enhanced immunity and joint health. NutraFlora(R) is uniquely capable of promoting health by supporting the growth of beneficial (probiotic) bacteria which in turn provide health benefits such as improved calcium and mineral absorption for better bone health and a strong immune system. Studies also show that NutraFlora(R) helps improve digestive functions and bone health and contributes to a healthy cholesterol metabolism.

         Our goal is to become a leading provider of good-tasting, clinically proven dietary supplement beverages and other clinically proven health products. Our product line currently consists of three flavors of refrigerated fruit-flavored nutritional beverages, including Orange Tangerine, Fruit Symphony and Strawberry Vanilla. We now primarily sell in 64-ounce cartons. Sixteen-ounce bottles of NuVim can be sold in food service operations and a limited number of small supermarkets, delicatessens, and some chain supermarkets. We also plan to introduce a single serve size that does not need to be refrigerated through the distribution system. There are approximately 1,500 non refrigerated distributors that would potentially purchase NuVim for distribution to their deli, convenience store and food service accounts.


         We are also selling a powder version of our product through the NuVim internet web-site. Sales of the powder product to date have not been material. The powder version is available in three varieties, Chocolate, Vanilla, and Strawberry. General Nutrition Company has recently begun testing NuVim Powder at GNC locations in the Tampa, Florida market.

         We have distributed our refrigerated beverages since the year 2000 and are in approximately 2,100 Supermarkets in the Eastern United States. In 2002 company revenues were $3.5 million. Since that time we have concentrated our limited financial resources on developing and supporting distribution opportunities that we believe will provide the greatest sales expansion potential. These initiatives have included expansion at Wal-Mart to the entire Southeast Region from one single Wal-Mart supercenter in 2003 to currently approximately 312 stores. In April 2007, we began test marketing our refrigerated beverages in 137 Kroger stores in Detroit, Michigan.


         The shares offered by this prospectus may be sold on the OTC Bulletin Board(R), where NuVim's common shares trade under the symbol "NUVM", or in private transactions. The price will be determined by the market on which the shares are sold or by negotiations between the Seller and a buyer. The Sellers may also employ broker-dealers to effect their transactions.

         Our operations to date have generated significant operating losses that have been funded through the issuance of common stock and external borrowings. We will require additional sources of outside capital to continue our operations. Senior secured promissory notes with a principal amount of $500,000 has been extended to a due date of January 15, 2009. We also have outstanding notes payable with a principal balance of approximately $270,000, which have also been extended to January 15, 2009. We are currently seeking additional financing through the sale of equity securities.

         We were incorporated in Delaware in September 1999. Our principal place of business is 12 Route 17 North, Suite 210, Paramus, New Jersey 07652. Our telephone number is (201) 556-1010. Our web address is www.nuvim.com. Information contained in or accessible through our website is not part of this prospectus.

                          SUMMARY FINANCIAL INFORMATION


         In the table below, we provide you with historical summary financial information for each of the two years ended December 31, 2005 and 2006, derived from our audited financial statements included elsewhere in this prospectus. These unaudited results include, in the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of such information. When you read this historical summary financial information, you should also consider the historical financial statements and related notes and the section entitled Management's Discussion and Analysis of Financial Condition and Results of Operations. Historical results are not necessarily indicative of the results that may be expected for any future period.

                                                       YEARS ENDED
                                                       DECEMBER 31,
                                              ------------------------------
SELECTED STATEMENT OF OPERATIONS DATA:            2005             2006
-------------------------------------------   -------------    -------------
Gross Sales                                   $   1,208,279        1,292,155
Net Sales                                           721,381          943,978
Gross Profit                                         34,214          241,486
Loss From Operations                             (2,358,782)      (2,165,767)
Net Loss                                         (2,396,902)      (1,778,959)
Basic and Diluted Loss Per Share              $       (0.82)           (0.20)
Weighted Average Number of Common Shares
 Outstanding - Basic and Diluted                  2,940,987        8,953,184

                                                       DECEMBER 31,
        SELECTED BALANCE SHEET DATA:                      2006
        -------------------------------------------   -------------
        Working Capital (Deficit)                     $    (506,292)
        Cash and Cash Equivalents                            55,472
        Total Assets                                        625,451
        Total Liabilities                                 2,159,683
        Total Stockholders' Deficit                      (1,534,232)

                                  RISK FACTORS

         An investment in our securities involves a high degree of risk and many uncertainties. You should carefully consider the specific factors listed below, together with the cautionary statement that follows this section and the other information included in this prospectus, before purchasing our units in this offering. If one or more of the possibilities described as risks below actually occur, our operating results and financial condition would likely suffer, and the trading price of our securities could fall, causing you to lose some or all of your investment in the securities we are offering. The following is a description of what we consider our key challenges and material risks.

                          RISKS RELATED TO OUR BUSINESS

Investing in our shares involves a high degree of risk. You should carefully consider the following risks, as well as the other information in this report, before deciding whether to invest in our shares. If any of the following risks actually occur, our business, financial condition, results of operations and liquidity could suffer. In that event, the trading price of our shares could decline and you might lose all or part of your investment.

WE WILL NEED TO RAISE ADDITIONAL CAPITAL.


         We are currently operating at a loss and expect our expenses to continue to increase as we expand our product line as well as our geographic presence throughout the United States. To date, we have relied primarily on financing transactions to fund operations. We could face unforeseen costs such as an increase in transportation costs resulting from the recent significant increases in the cost of fuel; or our revenues could fall short of our projections because retail outlets discontinue ordering our products or for reasons unrelated to our products, such as a revenue decline due to changes in consumer habits and preferences or we may achieve lower margins than planned on our products due to cost increases or competitive pricing pressure. We will need another infusion of capital to continue to fund our operations in 2007.

         During 2006 Paulsen Investment Company, Inc. privately placed 2,970,000 restricted shares of our common stock at a price of twenty cents per share. A total of $594,000 was received less offering costs paid of 60,125 for a net amount of $533,875.

         In addition, during 2006 several creditors agreed to accept 331,453 shares of common stock at a price of $0.35 per share to settle an aggregate of approximately $110,534 of current or past due trade debt and seven people and organizations have agreed to accept approximately 695,412 shares of common stock for services valued at approximately $216,065. Also, four officers agreed to accept 661,500 shares of common stock in lieu of their 2005 executive cash bonuses.

         In April 2006 our former CFO and a former officer agreed to accept a total of 192,955 shares of common stock in lieu of cash for a portion of their 2006 unpaid salary and accrued bonus.

         Also during the second quarter of 2006, the holders of $67,600 of secured debentures agreed to accept 335,000 shares of common stock in exchange for their notes and warrants.


         During the third quarter, on August 23, 2006, the holders of all $500,000 of NuVim(R)'s Senior Secured Notes, Richard Clark, the entertainer, and Stanly Moger, one of NuVim(R)'s directors, agreed to extend their maturity from November 2006 to January 2009. Interest will accrue at an annual rate of eight (8%) percent. Neither principal nor interest will be due until that date. As compensation, each received a warrant to purchase 100,000 shares of NuVim's common stock for $0.35 per share. The warrant may be exercised from February 2007 through August 15, 2015. As a result of this extension, the maturity of an additional $150,000 of debt which is subordinated to the Senior Secured Notes is automatically extended to January 2009. The loan agreement with Clark and Moger provides that, if NuVim raises additional capital, they have the right to demand prepayment of their Notes.


         On August 25, 2006 Kirkpatrick & Lockhart Nicholson Graham LLP, the holder of an $120,000 unsecured note agreed to extend its maturity from November 2006 to January 2009. Interest will accrue at an annual rate of eight (8%) percent. Neither principal nor interest will be due until that date. In connection with this transaction, NuVim issued warrants entitling the holder to purchase up to 50,000 shares of common stock at a price of $0.35 per share until August of 2015.

         In June and November 2006, the holder of a $75,000 subordinated notes agreed to accept approximately 290,614 shares of common stock in settlement of their notes and all remaining accrued interest.


         At the end of 2006, Mr. Kundrat, NuVim's CEO, agreed to accept 392,188 shares of common stock in lieu of cash payment of his executive bonus for 2006 of $125,500 and 218,750 shares of common stock in lieu of cash payment of his $43,750 of unpaid 2005 salary. Also, at that time, Mr. Siegel, NuVim's corporate Secretary, agreed to accept 50,000 shares of common stock in lieu of any cash fee in connection with this registration statement.

         We will still continue to need additional funds to continue our operations. New sources of capital may not be available to us when we need it or may be available only on terms we would find unacceptable. If such capital is not available on satisfactory terms, or is not available at all, we will be unable to continue to fully develop our business and our operations and our financial condition will be materially and adversely affected. Such a lack of additional funding could force us to cease operations altogether. Debt financing, if obtained, could increase our expenses and would be required to be repaid regardless of operating results. In addition, if we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of our ordinary shares and our shareholders may experience additional dilution. Any such developments can adversely affect your investment in our company, harm our financial and operating results, and cause our share price to decline.

OUR AUDITORS HAVE SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

         In their report in connection with our 2005 and 2004 financial statements, our auditors included an explanatory paragraph stating that, because we have incurred net losses and have a net capital deficiency for the years ended December 31, 2004 and 2005, and, as of June 30, 2006, we were in default on approximately $1 million of notes payable due upon our next financing, there is substantial doubt about our ability to continue as a going concern. The extension of all debt to a payable date of January 15, 2009 does alleviate the immediate debt concerns. Our continued existence will depend in large part upon our ability to successfully secure additional financing to fund future operations. Our initial public offering was not sufficient to completely alleviate these concerns; the proceeds have been adequate to fund operations to date, but we will need to raise additional funding to continue operations. If we are not able to achieve positive cash flow from operations or to secure additional financing as needed, we will continue to experience the risk that we will not be able to continue as a going concern.

OUR LIMITED OPERATING HISTORY MAKES EVALUATION OF OUR BUSINESS DIFFICULT.

         We have a limited operating history and have encountered, and expect to continue to encounter, many of the difficulties and uncertainties often faced by early stage companies. We commenced our business operations in 1999 and began marketing our initial products in 2000 on a limited basis. Accordingly, we have only a limited operating history with which you can evaluate our business and prospects. An investor in our units must consider our business and prospects in light of the risks, uncertainties and difficulties frequently encountered by early stage companies, including limited capital, delays in product development, possible marketing and sales obstacles and delays, inability to gain customer acceptance or to achieve significant distribution of our products to customers and significant competition. We cannot be certain that we will successfully address these risks. If we are unable to address these risks, our business may not grow, our stock price may suffer and/or we may be unable to stay in business.

WE HAVE A HISTORY OF LOSSES AND WE EXPECT TO CONTINUE TO OPERATE AT A LOSS FOR THE FORESEEABLE FUTURE.


         Since our inception in 1999, we have incurred net losses in every year, including net losses of $2,396,902 for the year ended December 31, 2005 and $1,778,959 for the year ended December 31, 2006. We had a working capital deficit of $506,292 at December 31, 2006 and have negative cash flows from operations. As a result of ongoing operating losses, we also had an accumulated deficit of $22,024,020 and a stockholders' deficit of $1,534,232 at the same date. We expect to incur losses until at least through 2007 and may never become profitable. We also expect that our expenses will increase substantially for the foreseeable future as we seek to expand our product line and sales and distribution network, implement internal systems and infrastructure and comply with the legal, accounting and corporate governance requirements imposed upon public companies.

OUR  CONTINUED  PROGRESS  DEPENDS ON  CONSUMER  ACCEPTANCE  OF THE  REFORMULATED
BEVERAGE

         In the first quarter of 2007, NuVim introduced a reformulated beverage and began producing it at a new plant. Although the new formulation maintains the same taste, reduces calories per serving from 70 to 45, eliminates High Fructose Corn Syrup, as an ingredient, and introduces NutraFlora(R) an active ingredient with more, and more recent, clinical support for its improvement of mineral absorption, particularly the calcium and magnesium necessary for bone strength, reinforcing the immune system, our consumers may not all continue to enjoy the NuVim(R) beverages and new customers attracted by the reduced sugar and calories and the improved health benefits may not replace all the old customers lost because of the changes.

OUR BUSINESS DEPENDS ON THE ACCEPTANCE OF OUR PRODUCTS IN BOTH EXISTING AND NEW MARKETING AREAS.

         We intend to expand into new geographic areas and broaden our product offerings to generate additional sales. Our refrigerated beverage products are currently available from southern Connecticut to Miami and as far West as Pittsburgh including such supermarket chains as ShopRite, Pathmark, A&P, Gristedes, Food Emporium, Walbaums, Acme, Giant, Giant Eagle, Publix and Wal-Mart. Although marketing funds have been limited, but we have been able to maintain distribution due to our loyal consumer base who have felt the NuVim difference and continue to buy NuVim on a regular basis. The supermarket chain accounts see NuVim as a one of a kind product that offers the consumer a healthily choice to high sugar and high caffeine carbonated and non- carbonated beverages.. We do not know whether the level of market acceptance we have received in our current markets for our products will be matched or exceeded in the geographic locations we are newly serving or in other areas of the country as we expand our distribution in the future. We also will need to raise additional financing to support this expansion.

         We can give no assurance that we will expand into new geographic areas. It is unlikely that we will achieve profitability in 2007, but possibly could achieve profitability on a monthly basis toward the end of next year.

CONSUMERS WHO TRY OUR PRODUCTS MAY NOT EXPERIENCE THE HEALTH BENEFITS WE CLAIM, WHICH MAY CAUSE THEM TO DISCONTINUE USING OUR PRODUCTS.

         There have been 19 independent clinical studies that have demonstrated the health benefits of the micronutrient components of our products. However, there has been only one, small-scale study of the effects of NuVim beverages directly. That study required the subjects to consume 12 ounces of NuVim daily for six weeks. While the study did validate the positive health claims we believe our products provide, it did not consider whether a smaller quantity of the beverage or a shorter period of continued usage might provide similar benefits. Therefore, we currently cannot confirm that the health benefits of our products will be evident to casual consumers of our products. Consumers may determine that drinking 12 ounces of NuVim per day for a minimum of six weeks requires more discipline and expense than they are willing to devote. If consumers do not use our product in the quantity or for the duration we recommend, they may not achieve the health benefits we claim, which may cause them to make alternative nutritional beverage and/or dietary supplement purchasing decisions.

OUR BUSINESS MAY SUFFER FROM LACK OF DIVERSIFICATION.

         Our business is centered on nutritional beverages. The risks associated with focusing on a limited product line are substantial. If consumers do not accept our products or if there is a general decline in market demand for, or any significant decrease in, the consumption of nutritional beverages, we are not financially or operationally capable of introducing alternative products within a short time frame. As a result, such lack of acceptance or market demand decline could cause us to cease operations.

EXPANSION OF OUR BUSINESS IS DEPENDENT ON OUR ABILITY TO EXPAND PRODUCTION.

         We currently manufacture our refrigerated product line at Morningside Farms in Roxbury, New York. Our ability to expand beyond our current marketing areas depends on, among other things, the ability to produce our product in commercial quantities sufficient to satisfy the increased demand. Although our present production capacity is sufficient to meet our current and short-term future production needs, production capacity may not be adequate to supply future needs. If additional production capacity becomes needed, it will be necessary to engage additional co-packers or to expand production capacity at our present co-packer facility. If we expand production at Clover Farms Dairy, we risk having to pay significantly greater transportation costs to transport our products to warehouses in other regions of the United States. Any new co-packing arrangement raises the additional risk of higher marginal costs than we currently enjoy since we would be required to negotiate new terms with any new co-packer. We may not be able to pass along these higher costs to our customers. If we are unable to pass along the higher production costs imposed by new co-packers to our customers, we either will suffer lower gross margins and lower profitability, once achieved, or we may be unable to expand our business as we have planned, which could disappoint our stockholders.

OUR BUSINESS CONTAINS RISKS DUE TO THE PERISHABLE NATURE OF OUR PRODUCT.

         Our current refrigerated product is a perishable beverage that has a limited shelf-life of approximately 83 days. This restricted shelf life means that we do not have any significant finished goods inventory and our operating results are highly dependent on our ability to accurately forecast near term sales in order to adjust our raw materials sourcing and production needs. When we do not accurately forecast product demand, we are either unable to meet higher than anticipated demand or we produce excess inventory that cannot be profitably sold. Additionally, our customers have the right to return products that are not sold by their expiration date. Therefore, inaccurate forecasts that either mean that we are unable meet higher than anticipated demand or that result in excess production, or significant amounts of product returns on any of our products that are not sold by the expiration date could cause customer dissatisfaction, unnecessary expense and a possible decline in profitability.

GOVERNMENT REGULATION MAY ADVERSELY AFFECT OUR BUSINESS.

         Our business is subject to government regulation, principally the United States Food and Drug Administration (the "FDA"), which regulates the processing, formulation, packaging, labeling and advertising of dietary products, and to a lesser extent, state governments, where state attorneys general have authority to enforce their state consumer protection acts. Specifically, we are subject to the Dietary Supplement and Health Education Act ("DSHEA"). Under DSHEA, dietary supplements are permitted to make "statements of nutritional support" with notice to the FDA, but without FDA pre-approval. The FDA does not allow claims that a dietary product may mitigate, treat, cure or prevent disease. There can be no assurance that at some future time the FDA will not determine that the statement of nutritional support we make on our packaging is a prohibited claim rather than an acceptable nutritional support statement. Such a determination by the FDA would require deletion of the treatment, cure or prevention of disease claim, or, if it is to be used at all, submission by our company and the approval by the FDA of a new drug application, which would entail costly and time-consuming clinical studies, or revision to a health claim, which would require demonstration of substantiated scientific evidence to support such claim and would also consume considerable management time and financial resources.

         Our advertising of dietary supplement products is also subject to regulation by the Federal Trade Commission (the "FTC") under the Federal Trade Commission Act, which prohibits unfair or deceptive trade practices, including false or misleading advertising. The FTC in recent years has brought a number of actions challenging claims made by companies that suggest that their products are dietary supplements. No assurance can be given that actions will not be brought against us by the FTC or any other party challenging the validity of our product advertising claims.

OUR BUSINESS MAY BE SUBJECT TO PRODUCT LIABILITY CLAIMS RELATING TO CONSUMER USE OF OUR PRODUCTS.

         As a marketer of beverages that are ingested by consumers, we face an inherent risk of exposure to product liability claims if the use of our products results in injury or our labeling contains inadequate warnings concerning potential side effects. With respect to product liability claims, we have obtained a $2.0 million liability insurance policy ($2.0 million per occurrence), which we believe is adequate for our kind of business activity. The policy contains certain exclusions that would pertain to food products such as the additional products exclusion for bodily injury or property damage arising out of the manufacture, handling, distribution, sale, application or use of certain specified products (e.g., silicone, latex, and dexfenfluramine, among others), the intended injury and the willful and intentional acts exclusions. There can be no assurance that such insurance will continue to be available at a reasonable cost, or, if available, that it will be adequate to cover potential liabilities. If we are found liable for product liability claims that exceed our coverage or are subject to a policy exclusion, such liability could require us to pay financial losses for which we have not budgeted and may not have adequate resources to cover. If the uninsured losses were significantly large enough to impact our ability to continue our then-existing level of operations, we might experience a decline in net income and earnings per share, and our stock price might suffer. In an effort to limit any liability, we generally obtain contractual indemnification from parties supplying raw materials or marketing our products. Such indemnification is limited, however, by the terms of each related contract and, as a practical matter, by the creditworthiness of the indemnifying party.

         Despite the insurance coverage that we plan on maintaining, it is possible that we may be sued if one or more consumers believe our products have caused them harm. While no such claims have been made to date, the results of any such suit could result in significant financial damages to us, as well as serious damage to the reputation and public perception of our company, even if we are ultimately found not to be at fault.

                  RISKS RELATED TO INVESTMENT IN OUR SECURITIES

The present public trading market for our securities is not an active market and one may not develop or, if developed, be sustained. If a stronger public trading market does not develop, our security holders may not be able to sell any of their securities.


         The present public trading market for common stock on the OTCBB, which is generally considered to be a less efficient market than an exchange or NASDAQ is typified by thinly-traded market activity. During the first quarter of 2007, the average daily volume was approximately 20,250. The highest daily volume during 2006 was 128,700 on January 26 2006. During 2006 there were 251 trading days; on 101 of them, no shares were traded. The number of shares offered for sale under this prospectus is 4,769,737.


         We can provide no assurance that a sufficiently active market will develop or be sustained for the common stock. If a public trading market for our securities which is active enough to adsorb the shares offered under this prospectus does not develop or is not sustained, it may be difficult or impossible for purchasers to resell their securities at any price. Even if an active public market does develop, the market price could decline below the amount investors paid for their shares.

WE WILL RECEIVE NONE OF THE PROCEEDS FROM THIS OFFERING.

         All of the proceeds from this offering, will go to the Sellers. No proceeds will be received by us. As a result, our financial condition will be unimproved.

A DIRECTOR, A MAJOR SHAREHOLDER, CREDITORS, AND AN EXECUTIVE OFFICER WILL PERSONALLY BENEFIT FROM THIS OFFERING THROUGH THE REGISTRATION OF THEIR SHARES OF COMMON STOCK.

         We issued a total of 654,911 shares of common stock to Richard Clark, a major stockholder, Stanley Moger, a director, our bridge lenders, Paulson Investment Company, Inc., the underwriter of our initial public offering and the placement agent for the recent private placement of 2,970,000 shares of common stock, a former officer, and other creditors who have loaned us money or provided services in the past, all of whom have agreed to accept our stock to repay past due obligations. These shares are registered for resale on the registration statement of which this prospectus is a part. It is highly unlikely that these individuals and entities would have received cash to satisfy the indebtedness owed to them at any time in the foreseeable future, which would have left them with claims against us, but with no realistic possibility of receiving payment. As such, these stockholders will personally benefit from receiving shares that will be registered for resale, thereby giving them the opportunity to obtain cash from the sale of shares in the future.

THE ABILITY OF OUR STOCKHOLDERS TO SELL OUR COMMON STOCK AND WARRANTS IN THE SECONDARY MARKET COULD BE RESTRICTED BECAUSE OUR STOCK IS CONSIDERED TO BE "PENNY STOCK."

         The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be an equity security that has a market price, as defined, of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions that do not apply to us. So long as our common stock trades below $5.00, and our securities trade on the OTCBB, our securities are deemed to be "penny stock." As such, our securities will be subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser's written consent to the transactions prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Securities and

Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to the broker-dealer and the registered underwriter, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the
broker-dealer's   presumed  control  over  the  market.   Finally,  among  other
requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Many brokerage firms have policies prohibiting their brokers from trading in penny stocks. As such, the "penny stock" rules may restrict the ability of stockholders to sell our common stock and warrants in the secondary market.

FUTURE SALES OR THE POTENTIAL FOR FUTURE SALES OF SHARES OF OUR COMMON STOCK MAY CAUSE THE TRADING PRICE OF OUR COMMON STOCK TO DECLINE AND COULD IMPAIR OUR ABILITY TO RAISE CAPITAL THROUGH SUBSEQUENT EQUITY OFFERINGS.


         As of the date of this offering, we will have 14,532,782 shares of common stock outstanding. Following this offering, approximately 8,124,648 shares of common stock will be registered for sale, 4,769,737 included in this prospectus, 654,911 registered for resale at the time of our initial public offering and now free from any contractual restriction on resale, and 2,700,000 sold in the initial public offering. If these stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could fall. In addition, approximately 10,820,000 shares of common stock are now eligible or will become eligible, for sale in the public market subject to the provisions and restrictions of Rule 144 promulgated under the Securities Act of 1933, as amended, including some included in this prospectus. For more information see "Shares Eligible for Future Sale."



         In addition, we intend to file a registration statement under the Securities Act of 1933, as amended, to register our existing option plans. We expect this registration statement to become effective immediately upon filing. If all holders of outstanding options exercisable as of the date hereof were to exercise and sell the shares issuable upon exercise of these options, approximately 2,698,647 additional shares of common stock will become eligible for sale and freely tradeable in the public markets at the end of the one-year period.


THE OFFERING

                              SELLING STOCKHOLDERS


         This offering includes the registration of a total of 4,769,737 shares of common stock for resale by the Sellers. A total of 2,470,000 of these shares were sold for cash to a group of 23 investors. In addition, shares aggregating 935,585 were issued to 14 creditors and noteholders, including, a former officer, each of whom has agreed to accept shares of common stock to extinguish certain amounts owed to them rather than being paid cash. 562,563 shares were issued to 8 companies and individuals and one research association for services. Dick Clark, our former spokesman, will be offering 628,636 of his shares and Stanley Moger, one of our directors will be offering 352,955 of his shares.


         Paulson Investment Company, Inc. is a registered broker dealer and Trent D. Davis and Peter Jones, its President and CEO and a registered Representative, respectively, are its affiliates. Midtown Partners & Co., LLC, is a registered broker dealer. With the exception of Midtown Partners, they have all informed NuVim that they acquired the shares covered by this prospectus in the ordinary course of business and, at that time, had no arrangements or understandings, directly or indirectly, with any person to distribute the securities.

         Midtown Partners & Co., LLC received its shares as commission in connection with the December 2005 private placement of Convertible Debentures.

         The following table sets forth certain information with respect to the beneficial ownership of our common stock by each Seller as of the closing of our initial public offering and after the sale of all the shares available for sale by the selling stockholders pursuant to this prospectus.

                                                                                  May be Sold
                                                    Shares Beneficially Owned     Pursuant to      Shares Beneficially Owned
                                                     Prior to this Offering           this            After this Offering
                                                  -----------------------------   Prospectus     -----------------------------
Name of Selling Stockholder                         Number      Percentage (2)        (1)          Number      Percentage (2)
-----------------------------------------------   -----------   ---------------   ------------   -----------   ---------------
NFS LLC / FMTC FBO Steven Michael Wright (3)           75,000                 *         75,000             0                 *
NFS LLC / FMTC FBO Richard Wright (3)                 100,000                 *        100,000             0                 *
NFS LLC / FMTC FBO W Douglas Dodds (3)                100,000                 *        100,000             0                 *
NFS LLC / FMTC FBO Dianne M. Wright (3)               100,000                 *        100,000             0                 *
Woodburn Nursery, Inc. (4)                             80,000                 *         80,000             0                 *
Hummingbird Value Fund, LP (5)                        180,000              1.24%       180,000             0                 *
SCG Capital, LLC (6)                                  250,000              1.72%       250,000             0                 *
Richard Melnick                                       500,000              3.44%       500,000             0                 *
Russell & Beverley Davidson                            25,000                 *         25,000             0                 *
Mark A. McKay                                          25,000                 *         25,000             0                 *
Richard P. Kansky & Amy Kansky                         25,000                 *         25,000             0                 *
Dean A. McKay                                          25,000                 *         25,000             0                 *
King Seeds Inc. (7)                                    80,000                 *         80,000             0                 *
Gene F Anderson & Jane M. Anderson                    150,000              1.03%       150,000             0                 *
Doug Gibson & Janice Gibson                            50,000                 *         50,000             0                 *
Ronald DeConinck & Joan DeConinek                     200,000              1.38%       200,000             0                 *
Delbert LaFace                                        180,000              1.24%       180,000             0                 *
David Morgan                                           50,000                 *         50,000             0                 *
Peter Jones (8)                                        50,000                 *         50,000             0                 *
Trent Davis (9)                                        50,000                 *         50,000             0                 *
Richard R. Wright                                     100,000                 *        100,000             0                 *
Steven Michael Wright                                  75,000                 *         75,000             0                 *
Richard Clark (10)                                  1,298,636              3.70%       628,636       670,000              4.61%
Stanley Moger (11)                                  1,111,637              8.94%       352,955       758,682              5.22%
Ashleigh Lynne Howard and Gregory Scott Howard,
 JTWROS                                                15,000              7.65%        15,000             0                 *
Jamal Kibria                                          100,000                 *        100,000             0                 *
Richard P. Stanton                                     39,500                 *         39,500             0                 *
Richard H. Walker                                      39,500                 *         39,500             0                 *
Stewart Smith                                          25,200                 *         25,200             0                 *
Equity Relations, Inc. (12)                            24,000                 *         24,000             0                 *
On Ideas (13)                                          34,286                 *         34,286             0                 *
Platinium Television (14)                             248,571                 *        248,571             0                 *
American Heart Association (15)                        56,000                 0         56,000             0                 *
Wickersham & Murphy, P.C. (16)                         81,929                 0         81,929             0                 *
Stratmar Systems, Inc. (17)                           122,990                 0        122,990             0                 *
Sonic Packaging Industries, Inc. (18)                  41,291              1.71%        41,291             0                 *
R. J. Palmer, Inc. (19)                                76,449                 *         76,449             0                 *
Paul J. Young                                           9,000                 *          9,000             0                 *
Peter Barton Hutt                                     107,631                 *        107,631             0                 *
Midtown Partners & Co., LLC (20)                       21,799                 *         21,799             0                 *
Lawrence E. Hicks                                     190,000                 *        190,000             0                 *
William G and Margaret D. Flynn                        60,000                 *         60,000             0                 *
Robert M. Wessel                                      125,000                 *        125,000             0                 *
The Mayflower Group, Ltd. (21)                         50,000                 *         50,000             0                 *
Joseph Flannery                                        50,000                 *         50,000             0                 *
Douglas P. Arnold                                      50,000                 *         50,000             0                 *
Total                                               6,198,419             48.07%     4,769,737     1,428,682              9.83%


----------
*    Less than 1%.

(1) This prospectus also shall cover any additional shares of common stock that become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of our outstanding shares of common stock.


(2) Based on 14,532,782 shares of Common Stock outstanding on April 30, 2007 but does not include 7,522,514 shares issuable upon the exercise of warrants and 2,698,647 shares issuable upon the exercise of employee stock options.


(3) Voting and investment power over these retirement accounts is held by the named beneficiary.

(4)  Voting  and  investment  power  over  this  corporation  is held by  Robert
     Fessler.

(5)  Voting and investment power over this fund is held by Paul D. Sonkin

(6) Voting and investment power over this limited liability corporation is held by S.C. Geduld


(7)  Voting and investment power over is held by Ronald Deconinck.

(8) Peter Jones is a registered representative with Paulson Investment Company, Inc. and is, therefore, an affiliate thereof He acquired these shares for his personal investment and not as underwriting compensation.

(9) Trent Davis is the President and CEO of Paulson Investment Company, Inc. and is, therefore, an affiliate thereof. He acquired these shares for his personal investment and not as underwriting compensation.


(10) Mr. Clark, the entertainer, served as NuVim's spokesman from 2000 to 2005. His holdings consist of 628,636 shares now issued and 670,000 shares to be issued upon the exercise of warrants.

(11) Mr. Moger, a NuVim director, holds 362,955 now issued and 768,682 shares to be issued upon the exercise of warrants or options.

(12) Voting and investment power over this corporation is held by Richard Brown.

(13) Voting   and   investment   power   over  this   corporation   is  held  by
     Tom Billing

(14) Voting and investment power over this corporation is held by Doug Scott, a NuVim director.

(15) The American Heart Association is a 501(c)(3) charity governed by a volunteer board.

(16) Wickersham & Murphy, PC is a law firm. Voting and investment power over this investment is held by A. John Murphy, Grover T. Wickersham, and Debra K. Weiner, Esq.

(17) Voting and investment power over this corporation is held by Ted McGrath, Jr.

(18) Voting and investment power over this corporation is held by Howard Thau.

(19) Voting  and  investment  power  over  this  corporation  is held  by  Peter
     Steiglitz.

(20) Voting and investment power over this corporation is held by Bruce Jordan.

(21) Voting and investment power over this corporation is held by Marshal
     Sterman

                                 USE OF PROCEEDS

         We will receive no proceeds from the sale of the common stock covered by this prospectus. All of the sales proceeds will go to the Sellers.

                                 DIVIDEND POLICY

         We have never declared or paid any dividends on our capital stock and do not anticipate paying any cash dividends on our capital stock in the foreseeable future. We currently expect to retain our future earnings, if any, for use in the operation and expansion or our business. Any future decision to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and other factors our Board of Directors may deem relevant. Following this offering, there will be no restrictions that limit our ability to pay dividends on our capital stock.

                                 CAPITALIZATION


         The following table sets forth our actual debt and capitalization as of December 31, 2006. You should read this table in conjunction with the section of this prospectus captioned "Management's Discussion and Analysis of Financial Condition and Results of Operations" as well as the financial statements and related notes included elsewhere in this prospectus.

Current Liabilities:
   Current portion of accounts payable                              $   443,426
   Accounts payable and accrued expenses to related parties              57,606
   Accrued expenses                                                     119,597
   Accrued compensation                                                 336,024
   Rescinded series B offering payable                                   18,920
                                                                    -----------
      TOTAL CURRENT LIABILITIES                                         975,573

Other Liabilities:
   Accounts payable, net of current portion                             242,430
   Senior notes payable - related parties, net of unamortized
    discount of $36,667 at December 31, 2006.                           463,333
   Accrued interest - senior notes payable - related parties            169,160
   Stockholder loans - subordinated covertable promissory notes         150,000
   Accrued interest stockholder loans                                    21,770
   Other note payable, net of unamortized
    discount of $8,500 at December 31, 2006.                            111,500
   Accrued Interest - other notes payable                                25,917
                                                                    -----------
      TOTAL OTHER LIABILITIES                                         1,184,110
                                                                    -----------
TOTAL LIABILITIES                                                     2,159,683
                                                                    -----------
Stockholders' Deficit:
   Common Stock, 120,000,000 shares authorized, $.00001 par value,
    5,034,995 and 11,622,867 shares issued and outstanding at
    December 31, 2005 and 2006 respectively                                 116
   Additional paid-in capital                                        20,489,672
   Accumulated deficit                                              (22,024,020)
                                                                    -----------
Total Stockholders' Deficit                                          (1,534,232)
                                                                    ===========

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                         $   625,451


                                    DILUTION

         As all of the shares offered hereby are previously sold shares, there is no investment in NuVim and therefore no dilution of the purchaser's investment.

                           FORWARD-LOOKING STATEMENTS

Forward-looking   statements  include,   but  are  not  limited  to,  statements
regarding:

  o possible or assumed future results of operations, including statements regarding revenue mix, cost of revenues, promotion of our products through advertising, sampling and other programs, changes to our internal financial controls, trends in our operating expenses and provision for income taxes, increased costs as a result of becoming a public company and expenses related to stock-based compensation;

  o financing plans, including the adequacy of financial resources to meet future needs;

  o  business strategies, including any expansion into new products;

  o our industry environment, including our relationships with our significant customers and suppliers;

  o  potential growth opportunities; and

  o  the effects of competition.

Some of our forward-looking statements can be identified by use of words such as "may," "will," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes" and "estimates."

Forward-looking statements involve many risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements for a number of reasons, including those appearing under the caption "Factors Affecting Operating Results" and elsewhere in this prospectus. The cautionary statements contained or referred to in this report should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. We undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

         The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors described by us in "Risk Factors," not all of which are known to us. Neither we nor any other person assumes responsibility for the accuracy or completeness of these statements. We will update this prospectus only to the extent required under applicable securities laws. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements.

     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
                                  OF OPERATIONS

         The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and related notes to the financial statements included elsewhere in this prospectus. This discussion contains forward-looking statements that relate to future events or our future financial performance. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and other factors include, among others, those listed under "Forward-Looking Statements" and "Risk Factors" and those included elsewhere in this prospectus.

OVERVIEW


         We produce, market, and distribute NuVim(R) beverage dietary supplements in Ready-to-drink and powder mix forms NuVim utilizes the micronutrient NutraFlora(R) and whey protein to provide important health benefits to its consumers. Whey protein, NuVim(R)'s largest ingredient, other than water, enhances physical performance, enhances cardiovascular health, and promotes well being. NutraFlora(R) is uniquely capable of promoting health by supporting the growth of beneficial (probiotic) bacteria which in turn provide health benefits such as improved calcium and mineral absorption for better bone health and a strong immune system. Studies also show that NutrFlora(R) helps improves digestive functions, contributes to a healthy cholesterol, and metabolism.

         We focus on developing the NuVim(R) brand through a mix of advertising and promotional programs that build consumer awareness, trial and repeat purchases. The marketing consists of television advertising newspaper advertising/advertorials, product sampling, coupon distribution, and promotional price discounts. These marketing expenditures are essential to build the NuVim(R) brand. We continue to test various ways to find the most cost efficient means to use these marketing funds to increase consumer awareness, trial and repeat purchases. We believe that these advertising and promotional activities are critical to the growth of our business and expect to continue these programs in the future.

         We have distributed our refrigerated beverages since the year 2000 and are in approximately 2,100 Supermarkets in the Eastern United States. In 2002 company revenues were $3.5 million. However, we eliminated most advertising and marketing support for our product in the second half of 2002 due to a lack of funding. We recapitalized our company in June 2005 through the conversion of approximately $7.7 million of debt into common stock and an initial public offering of our common stock. Since that time we have concentrated our limited financial resources on developing and supporting distribution opportunities that we believe will provide the greatest profitable sales expansion potential. We also developed a powder version of our product to be sold through direct distribution such as the internet as well as retail outlets. Sales of the product to date have not been material. We have begun to sell the powder mixes in retail stores in 2007.

         We have launched an equity funded print news media campaign to educate consumers about the benefits of NuVim(R) and create market awareness for our product. The media program which began in January 2006 and will continue for approximately eighteen months or until the contracted amount of the newspaper features has been completed.

         We have produced a 30 second television commercial for the refrigerated products, a 60 second television commercial for the powder product and a 5 minute educational video for the product and will air these commercials throughout 2007 through Platinum Television Group headquartered in Deerfield Beach Florida.

         During 2006 we continued to have had limited funding to support product sampling and advertising programs, which we believe are critical to maintain and increase sales of our products. Therefore, we have focused our spending on promotions in accounts that we believe will offer the greatest potential for sales growth and expansion opportunities until we are able to raise funding for additional marketing programs.

         In late 2003 we began a test program with a single Wal-Mart supercenter. In late 2004 the test was expanded to 43 supercenters (one Wal-Mart distribution center) and then further expansion to 120 supercenters (two additional distribution centers) in late 2005 that covered most of the Wal-Mart supercenters in the State of Florida. During the 2005 expansion the number of NuVim(R) varieties carried by the supercenters was increased from two to three. First quarter 2005 Wal-Mart sales were 8% of the total 2005 first quarter sales. In April 2006, we increased our distribution to the entire southeast region, encompassing approximately 300 supercenters (seven total distribution centers) servicing all or part of 7 states. Same store sales for Wal-Mart in 2006 were up 161% compared with 2005.

UNIT CASE VOLUME/CASE SALES

         The table set forth below discloses selected data regarding sales for the years ended December 31, 2006 and 2005. The data is not necessarily indicative of continuing trends.

         Sales of beverages are expressed in unit case volume. A "unit case" means a unit of measurement equal to 512 U.S. fluid ounces of finished beverage (eight 64-ounce containers). Unit case volume means the number of unit cases (or unit case equivalents) of beverages directly or indirectly sold by us. Gross cases sold to the customer represent the number of cases shipped to the customer prior to any returned cases containing product that has not been sold by its expiration date.

                              Twelve Months Ended December 31
                              -------------------------------
                                  2006              2005
                              -------------     -------------
     Gross Cases Sold                70,542            65,982
     Gross Sales              $   1,292,155     $   1,208,279
     Net Sales                $     943,978     $     721,381

         Gross sales are the amount invoiced to customers, while net sales deduct from gross sales any payment or discount terms, promotional allowances, slotting fees, warehouse damage and returned goods in accordance with the Financial Accounting Standards Board Emerging Issues Task Force Issue No. 01-09, Accounting for Consideration Given by a Vendor to a Customer. In some accounts we pay slotting fees when our products are initially introduced to a new account and run price feature promotions to encourage trials of our product. As brand loyalty grows in a market, we anticipate that we will be able to run fewer price promotions and will not incur the one time additional slotting fees to gain new distribution. 70,542 cases sold represents an increase of 4,560, or almost 7%, for the twelve months ended December 31, 2006. This increase for the year represents a strong last nine months. In the first quarter of 2006 sales were 29% or 6,032 cases behind the first quarter of 2005. Sales for the last three quarters of 2006 exceeded the last three quarters of 2005 by 10,592 cases or nearly 23%. We believe that the strong performance in the last 9 months is due to the increase in the number of Wal-Mart supercenters carrying the product because of the expansion to seven distribution centers during 2006 from three serviced in mid-May of 2005.

RESULTS OF OPERATIONS

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2006 COMPARED TO THE YEAR ENDED DECEMBER 31, 2005

         Gross Sales For the year ended December 31, 2006, gross sales were $1,292,155 an increase of $83,876, or 7% above gross sales of $1,208,279 for the twelve months ended December 31, 2005. The increase in gross sales for the year represents a rebound in the last nine months of the year from the first quarter 2006 gross sales decrease of 29% below 2005. The overall increase occurred because sales during the last three quarters exceeded sales during the same period last year by 23%.

         Discounts, Allowances and Promotional Payments Even though sales rose 7% for the twelve months ended December 31, 2006, promotional allowances, returns and discounts were $348.177, a decrease of $104,393 or 21%, from the promotional allowances and discounts of $486,898 for the year ended December 31, 2005. This decrease is primarily attributable to not couponing, discounting the price as heavily as 2005 and better sales at regular price. We record the price reductions, which are reimbursed by us to the retailers, in accordance with Financial Accounting Standards Board Emerging Issues Task Force, No. 01-09, Accounting for Consideration Given by a Vendor to a Customer. We expect to continue to use price promotions and coupon distribution selectively as a means to promote consumer sampling and trial of our product into the foreseeable future. As the product matures and a higher percentage of users of our product are repeat purchasers, we expect coupon expense, relative to gross sales, to decline.

                                                                          Year Ended December 31
                                                         ---------------------------------------------------------
                                                                                         Increase
                                                             2006           2005        (Decrease)     Percentage
                                                         ------------   ------------   ------------   ------------
Discounts for timely payment                             $     16,930   $     15,908   $      1,022              6%
Product returned after its expiration date                    139,927        142,852         (2,925)            (2)%
Promotional  price  allowances,  coupons and other
 incentives                                                   190,468        295,665       (105,197)           (36)%
Slotting fees                                                     852         32,473        (31,621)          (100)%
                                                         ------------   ------------   ------------   ------------
Total Discounts, Allowances and Promotional Payments     $    348,177   $    486,898   $   (138,721)           (28)%
                                                         ============   ============   ============   ============

         Net Sales Net sales for the year ended December 31, 2006 were $943,978 an increase of $222,597, or 31% higher than net sales of $721,381 for the twelve months ended December 31, 2005, despite a decline of 16% during the first quarter. The increase in net sales is primarily attributable to the increase in case sales and lower consumer price discount promotion spending as discussed above. This also means that there were higher sales at regular price, an indication that consumer loyalty to the brand increased.

         Cost of Sales For the twelve months ended December 31, 2006, cost of sales was $702,492, an increase of $15,325, or 2.2% higher on a case sales increase for the year of 7%. Cost of sales as a percentage of gross sales decreased to 54% for the year ended December 31, 2006, compared to 57% for the twelve month ended December 31, 2005. The decrease in cost of sales as a percentage of gross sales was primarily the result of slightly lower cost of materials.

         Gross Profit Gross profit was $241,486 for the year ended December 31, 2006, an increase of $207,272 from $34,214 for the year ended December 31, 2005. Gross profit as a percentage of gross sales was 18.7% for the year ended
December 31, 2006 compared to 2.8% for the twelve months ended December 31, 2005. The increase in gross profit as a percentage of gross sales was primarily due to the lower price discounts and the lower cost of goods.

         Selling, General and Administrative Expenses Selling, general and administrative expenses were $2,407,253 for the year ended December 31, 2006, including $546,881 of non-cash expense recorded under FAS 123R because of the grant of options under the Company's employee stock option plans. Selling, general, and administrative expenses during the twelve months ended December 31, 2005 were $2,392,996. The option expense in 2006 is included because of FAS 123R governing valuation of option grants and the timing of their application. If the option expense is excluded, other selling, general, and administration expense decreased $546,881 or 22% from selling, general and administrative expenses for the twelve months ended December 31, 2005. The last year includes five months without a full time CFO, four months without a full time Vice President for operations and 2 months without a full time Vice President of Sales. Out sourcing the financial and operations management functions have decreased cost without decreasing effectiveness. Changing the sales organization to 100% commission based also helped decrease the total administrative costs. The decrease in selling, general and administrative expenses also reflects decreases in product sampling expenses. These improvements were entirely offset by the increased option expense.

         Loss from Operations Loss from operations was $2,165,767 for the year ended December 31, 2006 compared to $2,358,782 for the year ended December 31, 2005. The decrease of the loss by $193,015 in 2006 versus 2005 is due to the improvements in the gross profit and decreased operating expenses described above. The $546,881 of the option expense calculated as required under FAS 123R, mostly occurring in the third and fourth quarters is included in the $2,165,767 loss. Excluding this non-cash items the loss would be $1,618,886.

         Interest Expense Interest expense was $115,823 for the year ended December 31, 2006; a decrease of $314,393 or 73%, from interest expense of $430,216 for the year ended December 31, 2005. The decrease in interest expense is primarily attributable to the retirement of indebtedness. On June 24, 2005, in connection with the closing of our initial public offering, we extinguished approximately $7.7 million of indebtedness through the issuance of common stock.

         Net Loss Net loss was $1,778,959 for the year ended December 31, 2006 compared to $2,396,902 for the year ended December 31, 2005. The $617,943 decrease in net loss was primarily attributable to the improved operating results and the lower interest expense discussed above offset by the option expense.

LIQUIDITY AND CAPITAL RESOURCES

         Our operations to date have generated significant operating losses that have been funded through the issuance of common stock and external borrowings. We will require additional sources of outside capital to continue our operations. During 2006, all of NuVim(R)'s short term debt, other than accounts payable, were either converted into stock or extended by their holders so that they do not mature until 2009.

         Debt Extensions and Conversions

         We began the year with secured convertible promissory notes with a face amount of $67,600 due on June 23, 2006 and senior secured promissory notes with a principal amount of $500,000 due in November 2006. All the notes due June 23, 2006 (and the warrants issued with them) were converted into 335,000 shares of common stock. In August, the holders of all $500,000 of NuVim(R)'s Senior Secured Notes, Richard Clark, the entertainer, and Stanly Moger, one of NuVim(R)'s directors, agreed to extend their maturity from November 2006 to January 2009. Interest will accrue at an annual rate of eight (8%) percent. Neither principal nor interest will be due until that date. As compensation, each received a warrant to purchase 100,000 shares of NuVim's common stock for $0.35 per share. The warrant may be exercised from February 2007 through August 15, 2015. The loan agreement with Clark and Moger provides that, if NuVim raises additional capital, they have the right to demand prepayment of their Notes. As a result of the extension of the $500,000 loan, additional stockholder loan debt in the principal amount of $150,000 which is subject to subordination agreements with the holders of the debt, the maturity of this debt was also extended to January 2009.

         In June 2006 a note holder agreed to accept 107,631 shares of restricted common stock for approximately $38,000 in principal and interest.

         In August 2006 Kirkpatrick & Lockhart Nicholson Graham LLP, the holder of an $120,000 unsecured note agreed to extend its maturity from November 2006 to January 2009. Interest will accrue at an annual rate of eight (8%) percent. Neither principal nor interest will be due until that date. In connection with this transaction, NuVim issued warrants entitling the holder to purchase up to 50,000 shares of common stock at a price of $0.35 per share until August of 2015.

         In December 2006, the holder of a $50,000 subordinated stockholder note agreed to accept approximately 183,000 shares of common stock in settlement of his note and all remaining accrued interest.

         Compensation, services and trade debt paid in shares of common stock

         In March 2006 the board and compensation committee authorized a total of 661,500 shares of common stock in lieu of the executive cash bonuses for 2005 and agreed with these executives to defer the payment of their 2005 accrued salaries until 2007 and established the parameters for settling these accruals in common stock. Also in March 2006, 50,000 shares of common stock were issued to the new corporate secretary for a portion of his 2006 fees. Also, in March 2006, NuVim(R) issued 7,850 shares of common stock to SmallCapVoice.com, for investor relations services.

         In April 2006 Paulsen Investment Company, Inc. privately placed 2,970,000 restricted shares of our common stock at a price of twenty cents per share. A total of $594,000 was received less offering costs paid of $60,125 for a net amount of $533,875.

         Also in April 2006, our former CFO and a former officer agreed to accept a total of 192,955 shares of common stock for a portion of the salary remaining due to them on the date of his resignation and in lieu of this 2005 bonus.

         In May and June 2006, several creditors agreed to accept 331,453 shares of restricted common stock at a price of $0.35 per share to settle an aggregate of approximately $110,500 of current or past due accounts payable obligations and several organizations agreed to accept 443,562 shares of common stock for future services valued at approximately $162,000.

         During the fourth quarter, four additional individuals agreed to provide services aggregating approximately $62,000 in value for a total of 194,000 shares of common stock.

         At the end of 2006, Mr. Kundrat, NuVim's CEO, agreed to accept 492,188 shares of common stock in lieu of cash payment of his executive bonus for 2006 of which 392,188 were issued in December 2006 for $125,500 of the unpaid bonus and 218,750 shares of common stock in lieu of cash payment of his $43,750 of unpaid 2005 salary. The remaining 100,000 shares for the remaining $32,000 of unpaid bonus were issued in 2007. Also, at that time, Mr. Siegel, NuVim's corporate Secretary, agreed to accept 50,000 shares of common stock in lieu of any cash fee in connection with a registration statement.

         We will still need to raise additional financing to pay our past due obligations, fund operating losses and to support sales and marketing programs to increase sales of our products. If we are not able to identify additional sources of financing, we may not be able to continue operations beyond December 2007. We have participated in the New Jersey Economic development Authority Tax Transfer program for the past 4 years and will again this year. The funds from this program were received in December and amounted to approximately $442,000.

         Net cash used in operating activities for the year ended December 31, 2006 was $727,846, compared to cash used in operating activities of $1,932,719 during all of 2006. The decrease in cash used by operating activities during the year ended December 31, 2006 of $1,204,873 was primarily attributable to lower administrative expenses, less promotional spending, and higher contributions from product sales.


         A net amount of $470,850 was provided by financing activities during 2006, compared to $1,925,980 provided for the year 2005. The excess of $1,455,130 in 2005 was mainly due to the impact of that year's Initial Public Offering of NuVim Common Stock and Warrants

FINANCIAL INFORMATION


         The financial information set forth in Summary Financial Information as of December 31, 2006 is as follows:

                                         DECEMBER 31, 2006     COMMON
                           TOTAL        TOTAL STOCKHOLDERS     SHARES
                        LIABILITIES      EQUITY (DEFICIT)    OUTSTANDING
                      ---------------   ------------------   ------------
Actual                $     2,159,683   $       (1,534,232)    11,622,867

APPLICATION OF RECENT AND CRITICAL ACCOUNTING POLICIES AND PRONOUNCEMENTS

RECENT ACCOUNTING PRONOUNCEMENTS

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, and ("SFAS No. 157"), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. SFAS No. 157 will be effective for the Company beginning January 1, 2008. Management is currently evaluating the effect SFAS No. 157 will have on the Company's financial condition or results of operations.

In September 2006, the FASB issued SFAS No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans -- an amendment of FASB Statements No. 87, 88, 106, and 132(R) ("SFAS No. 158"). SFAS No. 158 requires companies to recognize the over-funded or under-funded status of their defined benefit postretirement plans as an asset or liability and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. The Company will adopt SFAS No. 158 on December 31, 2006. The adoption of SFAS No. 158 is not expected to have a material effect on the Company's financial condition or results of operations.In July 2006, the Financial Accounting Standards Board ("FASB") has published FASB Interpretation No. 48 ("FIN No. 48"), Accounting for Uncertainty in Income Taxes, to address the noncomparability in reporting tax assets and liabilities resulting from a lack of specific guidance in FASB Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes, on the uncertainty in income taxes recognized in an enterprise's financial statements. FIN No. 48 will apply to fiscal years beginning after December 15, 2006, with earlier adoption permitted. The adoption of FIN 48 is not expected to have a material effect on the Company's financial condition or results of operations.

In July 2006, the Financial Accounting Standards Board ("FASB") has published FASB Interpretation No. 48 ("FIN No. 48"), Accounting for Uncertainty in Income Taxes, to address the noncomparability in reporting tax assets and liabilities resulting from a lack of specific guidance in FASB Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes, on the uncertainty in income taxes recognized in an enterprise's financial statements. FIN No. 48 will apply to fiscal years beginning after December 15, 2006, with earlier adoption permitted. The adoption of FIN 48 is not expected to have a material effect on the Company's financial condition, results of operations or cash flows.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Correction ("SFAS 154"), which replaces Accounting Principles Board Opinions No. 20 "Accounting Changes" and SFAS No 3, "Reporting Accounting Changes in Interim Financial Statements - An Amendment of APB Opinion No. 28." SFAS 154 provides guidance on accounting for and reporting of accounting changes and error corrections. It establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005 and are required to be adopted by the Company in the first quarter of fiscal 2006. The adoption of SFAS 154 did not have an impact on the Company's consolidated results of operations and financial condition or cash flows.

The FASB issued FASB Interpretation No. 47 ("FIN 47"), "Accounting for Conditional Asst Retirement Obligations" in March 2005. FIN 47 clarifies that an entity must record a liability for a conditional asset retirement obligation if the fair value of the obligation can be reasonably estimated. This Interpretation also clarifies the circumstances under which an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. This Interpretation is effective no later than the end of fiscal years ending after December 15, 2005. This guidance did not have a material affect on the Company's financial statements.

CRITICAL ACCOUNTING ESTIMATES

         The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amount of assets and liabilities, revenues and expenses, and related disclosure on contingent assets and liabilities at the date of our financial statements. Actual results may differ from these estimates under different assumptions and conditions.

         Critical accounting policies are defined as those that are reflective of significant judgments, estimates and uncertainties and potentially result in materially different results under different assumptions and conditions. For a detailed discussion on the application of these and other accounting policies, see Note 2 to our annual audited financial statements for the year ended December 31, 2005.

         PLACEMENT AND PROMOTIONAL ALLOWANCES AND CREDITS FOR PRODUCT RETURNS

         As an inducement to our customers to promote our products in preferred locations of their stores, we provide placement and promotional allowances to certain customers. We also provide credits for customer coupon redemptions, consumer price reductions, and product which has not been sold by its expiration date. These allowances and credits are reflected as a reduction of revenue in accordance with Emerging Issues Task Force ("EITF") No. 01-9, which requires certain sales promotions and customer allowances previously classified as selling, general and administrative expenses to be classified as a reduction of sales or as cost of goods sold. Provisions for promotional allowances are recorded upon shipment and are typically based on shipments to the retailer during an agreed upon promotional period. We expect to offer promotional allowances at historical levels in the near future as an incentive to our customers. One time per account slotting or placement fees are deducted from revenue in the period paid. Provisions for coupon redemptions and product returned that has reached its expiration date are based on historical trends. Information such as the historical number of cases returned per unit shipped, product shelf life, current sales volume, and coupons distributed during the period are used to derive estimates of the required allowance. As we expand production and introduce new products, we may incur increased levels of returned goods. Also, our estimates assume we will continue as a going concern and maintain distribution with wholesalers and supermarkets that currently carry our product. If a supermarket or wholesaler discontinues our product, we may experience return rates in excess of our historical trend. This could result in material charges to future earnings for reimbursements to our customers for returned, unsold product.

         ACCOUNTS RECEIVABLE

         We evaluate the collectablity of our trade accounts receivable based on a number of factors. Accounts receivable are unsecured, non-interest bearing obligations that are typically due from customers within 30 days of the invoice date. We apply collections in accordance with customer remittance advices or to the oldest outstanding invoice if no remittance advice is presented with payment. We provide an incentive to customers for paying in less than 30 days which results in our overall receivables to be approximately 17 days.

         We estimate an allowance for doubtful accounts and revenue adjustments based on historical trends and other criteria. We have had only one account that could not be collected since the inception of the company in 2000. The amount was less than $10,000.. Further, as accounts receivable outstanding are deemed uncollectible or subject to adjustment, these allowances are adjusted accordingly. In circumstances where we become aware of a specific customer's inability to meet its financial obligations to us, a specific reserve for bad debts is estimated and recorded which reduces the recognized receivable to the estimated amount we believe will ultimately be collected. In addition to specific customer identification of potential bad debts, bad debt charges are recorded based on our recent past history and an overall assessment of past due trade accounts receivable outstanding. We also estimate the amount of credits for product placement, promotion and expired product that are expected to be issued for product sold based on an evaluation of historical trends and record an allowance when the sale is recorded.

VALUATION OF DISTRIBUTION RIGHTS

         During 2006, the Company acquired the remaining interest in NuVim Powder, LLC.

         In connection with this purchase transaction, the Company allocated the fair value of the purchase price of $90,000 to an intangible asset called Distribution Rights.

         The Company completed this transaction as part of an overall effort to promote the distribution of its powder product through such channels as the internet, infomercials and retail outlets.

         There can be no assurance that the Company will be successful of its promotion of its powder products. In the event the Company is not successful, there could be a future impairment of the Company's intangible asset, Distribution Rights.

         INFLATION

         We do not believe that inflation had a significant impact on our results of operations for the periods presented.

         OFF-BALANCE SHEET TRANSACTIONS


         At December 31, 2006, we did not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

                                    BUSINESS

INTRODUCTION

         We produce, market, and distribute NuVim(R) dietary supplements in beverage form. In the first quarter of 2007, NuVim introduced NutraFlora(R), manufactured by GTC Nutrition into all its beverages. NutraFlora(R) short chain fructooligosaccharides is the most effective prebiotic fiber available. Derived from cane or beet sugar, NutraFlora(R) is uniquely capable of promoting health by supporting the growth of beneficial (probiotic) bacteria which in turn provide health benefits such as improved calcium and mineral absorbsition for better bone health and a strong immune system. Studies also show that NutraFlora(R) helps improves digestive functions, contributes to a healthy cholesterolmetabolism, and bone health. NuVim has an exclusive agreement with GTC Nutrition for beverages and powder products that are mixed with liquids for reconstitution that benefit the consumer in immune enhancement and joint health. When NutraFlora(R) is introduced, the reformulation will include a much higher level of whey protein concentrate. Whey concentrate that has been credited with bringing increased physical performance, building and repairing muscle tissue, cardiovascular health, and immune defense. The reformulation will also eliminate hi-fructose corn syrup and reduce the calories per 8 ounce serving from 70 to 45.

         NuVim(R) dietary supplement beverages are formulated to meet many of the preferences of health conscious consumers. They are low in sugar, with approximately 10 grams per 8 ounce serving, compared to 40-50 grams for some soft drinks. NuVim(R) is non-dairy, virtually lactose-free, fortified with the anti-oxidant vitamins and A, C, and E, contains 100% of the daily recommended requirement of zinc, and has all 9 essential amino acids and calcium


         Our first ready to drink product line was introduced in May 2000. This product line currently consists of three flavors of refrigerated dietary supplement beverages: Orange Tangerine, Fruit Symphony and Strawberry Vanilla. All are available in 64-ounce juice type cartons. Orange Tangerine and Strawberry Vanilla are also available in 16-ounce bottles. We have introduced NuVim(R) ready to use powder in January 2006. The powder is available in three varieties; Chocolate, Vanilla, and Strawberry. NuVim(R) powder supplement can be mixed with the consumer's favorite beverage such as juice or milk or added to yogurt or cereal. The powder is sold in 30 individual servings in a box and is currently available through the NuVim(R) web store at www.NuVim(R).com. General Nutrition Company has recently begun testing NuVim Powder at GNC locations in the Tampa, Florida market.

         NuVim(R) beverages are currently available in 13 states and the District of Columbia. Our 64-ounce cartons are currently sold in over 2,100 supermarkets, as of December 31, 2006. Chains carrying NuVim(R) include ShopRite Supermarkets, Publix Super Markets, Pathmark Supermarkets, Giant Supermarkets, A&P Supermarkets, Food Emporium, Waldbaums, Mars Super Markets, SuperValue
Supermarkets, Acme Markets, and Wal-Mart supercenters in Virginia, North Carolina, South Carolina, Florida, Georgia and Alabama. In April 2007, we began test marketing our refrigerated beverages in 137 Kroger stores in Detroit, Michigan. Our 16-ounce bottles accounted for less than 5% of our sales and are sold in selected retail locations, including small grocery stores, delicatessens and a limited number of chain supermarkets in some of the same markets that we sell the 64 ounce.


         In the future we plan to introduce one new flavor of the 64-ounce size beverage. Possible new flavors include chocolate, vanilla, and peach. We expect to test market the new item within the next 12 months.

INDUSTRY BACKGROUND

         NuVim(R), as a dietary supplement in beverage form, is considered part of the "functional foods" category of the nutrition industry. Functional foods are defined as foods and beverages that promise health benefits beyond their inherent nutritional value. The largest segment of the functional foods category is beverages according to Business Communications Company, Inc. ("BCC") Functional beverages include a variety of drinks, such as sports drinks, energy drinks, enhanced fruit drinks, soy beverages, ready-to-drink tea and bottled water.

         The functional beverage market in the United States has developed beyond being a niche category of drinks meant for better health and well-being. The wide variety of functional beverages makes available options that can appeal to many types of consumers who have become taste- and ingredient-conscious as well

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

as more sophisticated about their overall food consumption. In its 2004 report on the United States functional beverages market, Frost & Sullivan cites the following trends in the functional beverages market:

         o physical fitness and mental well-being are the core needs driving the functional beverage industry;
         o the variety of functional beverages has grown to appeal to almost all demographics of consumers;
         o the growing ethnic population in the United States influences beverage consumption patterns with their use of novel ingredients; and
         o while still a small segment of the competitive and already crowded beverage industry, functional beverages have splintered into many subcategories with their own consumer target markets.

         BCC estimates that the functional beverage segment of the industry will grow from approximately $8.7 billion in 2002 to approximately $11.5 billion in 2007, despite a decline in overall beverage industry growth rate. BCC estimates that the chilled juice market will increase from approximately $3.0 billion to approximately $4.2 billion from 2002 to 2007 and that sports drinks will increase from approximately $2.0 billion in 2002 to approximately $2.6 billion in 2007.

         According to "New Nutrition Business," a journal for healthy eating, functional foods, and nutraceuticals, in recent years there has been a trend toward increased consumption of dietary supplements, as well as foods and beverages that assist the human body in preventing and controlling certain diseases. We believe that the growing demand and awareness for functional beverages will increase consumer acceptance of dietary supplements and enlarge this category's share of the total beverage market.

         We believe growth in the functional foods market is driven by the following trends:

         o increasing medical acceptance and recommendation of supplements, vitamins and health foods;
         o increasing consumer desire to avoid prescription drugs and seek non-medical treatment options;
         o growing number of consumers seeking health benefits in food and beverages;
         o growing number of consumers seeking to avoid certain unhealthy attributes in foods and beverages; and
         o growing scientific interest in the problems of inflammation and a compromised immune system.
         o Better nutritional educational practices being taught at all levels in the school system

         Many of these trends are a result of the fact that the U.S. population over 35 years of age is growing 20% faster than the overall population. Therefore, these issues are of concern to an increasing proportion of the population.

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

OUR STRATEGY

         Our objective is to become a leading provider of good-tasting, nutritional beverages and beverage products designed to promote health using the best technologies that become available. The elements of our business strategy include the following:

         o Increasing brand awareness, trial and repeat purchases of the NuVim(R) products through brand building activities including sampling, advertising, promtion and other marketing activities.
         o   Expanding  sales  for our  existing  product  line  in our  current markets.
         o Introducing new products into our current markets including the NuVim(R) shelf stable single serve and the powder version.
         o Expand with Wal-Mart, Kroger and military commissaries and troop feeding.
         o Expanding our distribution channels beyond the current concentration in supermarkets, to club warehouses, convenience stores, schools, business cafeterias, , drug stores, fast food outlets and other locations using the 64 ounce size, 16-ounce plastic bottle single-serving size.
         o Expand the powder version through e-commerce, retail outlets and fund rasing organizations.
         o Building the brand, growing revenues and achieving profitability in order to position NuVim(R) as a possible joint venture or merger partner, because NuVim(R)'s brand as well as its marketing strengths could contribute to the combined venture. NuVim(R) is also a possible acquisition candidate for one of the 13 multi-national food and beverage companies that might seek to add healthy product choices to their product offerings.

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

OUR PRODUCTS

         We have developed NuVim(R) beverages to provide consumers with good-tasting beverages that help strengthen the immune system, support muscle flexibility and promote athletic performance. All of our products contain the proprietary, patented and exclusive micronutrients, MunePro(R) and AccuFlex(R).

         Current Products

           Ready to Drink Beverages

         This product line consists of natural, fruit-flavored, refrigerated dietary supplement beverages available in three flavors: Strawberry Vanilla, Orange Tangerine and Fruit Symphony. The 64-ounce cartons are currently is sold primarily in refrigerated juice section of major supermarkets. We also sell single-serving, 16-ounce bottles, which are available in Strawberry Vanilla and Orange Tangerine flavors. This smaller size in plastic bottles is currently marketed primarily to small grocery stores and delicatessens.

         NuVim has been reformulated to eliminate its dependence on the SBMI whey protein and utilize NutraFlora(R) and an increased amount of whey protein concentrate to achieve its benefits, particularly enhanced immunity and joint health. Whey protein, NuVim(R)'s largest ingredient, other than water, has been credited with increased physical performance, building and repairing muscle tissue, enhanced cardiovascular health, promoting wound healing, and strengthening immune defense. NutraFlora(R) is uniquely capable of promoting health by supporting the growth of beneficial (probiotic) bacteria which in turn provide health benefits such as improved calcium and mineral absorption for better bone health and a strong immune system. Almost 200 studies also show that NutraFlora(R) helps improve digestive functions and bone and joint health and contributes to a healthy cholesterol metabolism. The reformulation will retain the vitamins and minerals but will include a much higher level of whey protein concentrate. The reformulation will also eliminate hi-fructose corn syrup and reduce the calories per 8 ounce serving from 70 to 45.

         In addition to containing the prebiotic micronutrient NutraFlora(R), NuVim(R) refrigerated beverages are also fortified with vitamins and minerals. An eight-ounce serving offers 100% of the minimum daily requirement of Vitamins E, C, B-12, and zinc, smaller portions of Vitamin A, calcium, and all nine essential amino acids. The beverage is readily digestible, is virtually lactose-free and contains no fat, cholesterol, or caffeine. An eight-ounce serving contains 45 calories, 6 grams of sugar and 9 grams of carbohydrates.

         An additional benefit of the new formulation is that it can be pasteurized without reducing the ability of the ingredients to improve the lives of consumers.

         The 64-ounce size of NuVim(R) is typically priced from $2.78 to $3.99, depending on the supermarket. This is approximately a $0.10 to $0.20 premium over the everyday price of a 64-ounce carton of a nationally branded orange juice. The 16-ounce bottle is typically priced at approximately $1.29 to $1.59.

           NuVim(R) Powder


         In January 2006 we introduced NuVim(R) powdered supplements to be added to beverages, cereals or yogurt. It is, available in three flavors, Vanilla, Chocolate, Strawberry. NuVim(R) provides the same micronutrients, vitamins and minerals as our ready to drink beverages. It is sold in 30 serving boxes and is currently available on our online store for $49.95 per box, with discounts for larger quantities. The powder form allows us to market our product on a nationwide basis without the distribution costs associated with the refrigerated ready to drink line. Sales to date have not been material. General Nutrition Company has recently begun testing NuVim Powder at GNC locations in the Tampa, Florida market.


         NuVim(R)  powder   continues  to  contain  its  other  two  proprietary
micronutrients, MunePro(R) and AccuFlex(R) and will so do until existing stocks are exhausted.

         New Product Development

         We intend to develop the following additional products that deliver the same clinically-demonstrated health benefits as our current products:

     o New Flavors. We plan to introduce one new flavor of our 64-ounce size beverage - chocolate, vanilla or peach - at least one of which should be available for test marketing within the next 12 months.

SALES AND MARKETING

         We target consumers seeking specific health benefits in foods or beverages, people taking vitamins or other supplements, healthy, active people and weight conscious consumers. The health profile of our consumers includes people with health concerns, people trying to boost their immune capacity and people with restrictive diets, such as diabetics or lactose-intolerant consumers.

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

         Approximately 95% of our current sales are to refrigerated supermarket warehouses that then deliver our product and other brands of refrigerated products to individual supermarkets. Some of these supermarket warehouses are owned by the supermarket chains that stock our product, while other warehouses that we sell to have contracts with a supermarket chain to warehouse and then deliver refrigerated products to their stores. For the year ended December 31, 2005, Wal-Mart, a retailer of our product in Florida and Georgia accounted for 21% of our sales, Publix, a retailer of our product primarily in Florida and Georgia accounted for 14% of our sales, C&S New Jersey warehouse that supplies the Pathmark supermarket chain accounted for 11%, and Wake fern Foods, which supplies Shop Rite Supermarkets in the New York/New Jersey area, accounted for approximately 10% of our total gross sales.

         Our 64-ounce refrigerated beverage product is primarily sold to consumers through supermarkets. We also sell the 16-ounce refrigerated beverage product to refrigerated food warehouses. Some of these warehouses sell their refrigerated products to independent smaller grocery stores or to large supermarkets that have only one or two stores. In addition, our 16-ounce beverage product is sold to distributors who only sell to foodservice outlets, such as cafeterias, schools, hospitals and convenience stores. We plan to expand the number of distributors we sell and the categories of customers to include club stores, nutrition centers and health food outlets.

         During 2005 our primary marketing program was in-store sampling. We used sampling to build consumer brand awareness and trial and repeat purchases, particularly to support our product introduction in Wal-Mart stores in the state of Florida. In August of 2004 we began a test program with Wal-Mart supercenters in northern Florida. We distributed two flavors of our refrigerated product to one distribution center servicing approximately 44 supercenter stores. In August 2005 Wal-Mart increased our distribution to three flavors and a total of three distribution centers servicing approximately 120 stores. In April 2006, we increased our distribution to the entire southeast region, encompassing approximately 300 supercenters and six Wal-Mart distribution centers service Wal-Mart supercenters in 6 states. We believe Wal-Mart operates approximately 2000 supercenters across the United States.

         We also made use of supermarket advertising and consumer promotions, and internet advertising. During the year we also used direct mail programs through the supermarket data base to identify and deliver advertising and coupon incentives to our targeted audience.

         Dick Clark was our public spokesperson in 2005 and has appeared in past NuVim(R) television and radio commercials, point of sale materials and on our website. Because Dick Clark suffered a stroke and has not completely recovered we used him in a limited way in 2005 and do not anticipate that we will be using him in advertising, or promotion in 2006. We have signed actress/model Ashleigh Howard as our new spokesperson.

         In December 2005 we began a print media campaign through News USA. The program creates and distributes a series of news articles addressing a wide range of consumer health concerns for which NuVim(R) is beneficial. Topics include staying heart healthy, ways to combat fatigue, why the immune system is key to good health, and the right way to maintain sound nutrition when dieting. This campaign is designed to build brand awareness and educate the consumer about NuVim(R)'s benefits in an informational and credible format.

In the third quarter of 2006 we have used a television 5 minute infomercial to communicate the benefits of NuVim(R) in powder forms. In the fourth quarter of 2006 we plan to use a 30 second television commercial, a 60 second commercial emphasizing the powder version and a 5 minute commercial also focusing just on the powder version to build awareness, trial and repeat purchaes of the refrigerated products.

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

DISTRIBUTION

         We first introduced NuVim(R) refrigerated beverages in the New York, New Jersey and Connecticut metropolitan area during the second quarter of 2000. We then expanded the distribution of our products into the Philadelphia, Baltimore, Washington, D.C., Harrisburg, Scranton, Wilkes-Barre and the State of Delaware marketing areas during the first quarter of 2001. In 2002 we further expanded into Virginia, Pittsburgh, Cleveland and upstate New York. In September 2004, began selling to Publix Super Markets, located in Florida. As of December 31, 2005, our refrigerated beverages are available in approximately 2,100 supermarkets in all or part of 13 states (New York, New Jersey, Connecticut, Maryland, Pennsylvania, Delaware, Virginia, Ohio, Florida, Alabama, Georgia, and South Carolina) and the District of Columbia. These accounts are serviced by a network of eight food brokers. The brokers present the promotional programs to the supermarket chain account headquarter buyers and the brokers also have a retail force that call on each individual supermarket to maintain product rotation, correct pricing and maintain or improve shelf location and the amount of space allocated to the NuVim products.

SUPPLY, MANUFACTURING AND ORDER PROCESSING


         Our products are now manufactured solely at Mountainside Farms in Roxbury, New York, using whey protein concentrate, NutraFlora(R) supplied by GTC Nutrition, plus milk protein concentrate and a blend of customized flavors, as well as other ingredients purchased from major domestic and international companies. We purchase and maintain inventories of select ingredients and supplies unique to our process; these bulk purchases result in more favorable prices and service. Mountainside Farms purchase all the other ingredients and stores them for us at their plant. Our refrigerated nutritional beverage is then packaged in 64-ounce juice cartons and 16-ounce plastic single-serving bottles. NuVim(R) beverages have an 83-day shelf-life from the date of production. This compares favorably with fresh juice not made from concentrate and pasteurized milk. We expect that the processing, ingredient, storage, and distribution costs for the reformulated product at Mountainside Farms will be improved as we move to higher volumes.


         Mountainside Farms will also store the finished product until shipment to our customers. Mountainside Farms' more flexible processing schedule enables us to more closely schedule production to our customers needs, thereby enhancing cash flow.

         NuVim(R) beverages are produced under a strict quality assurance program. The product formulation and process steps for the production of NuVim(R) products are documented in the NuVim(R), Inc. Quality Manual. This manual contains production formula and process instructions, as well as quality assurance testing required on a daily, batch basis, including, without limitation, daily microbiological testing. The HACCP (Hazard Analysis Critical Control Point), which is in place at Mountainside Farms and is a requirement for all dairy operations in the United States, will be implemented at any new production site.

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

         If Mountainside cannot meet our needs, we believe there are numerous qualified dairies throughout the United States that have sufficient capacity to meet our needs. This strategy allows us to operate without investing in plant and production equipment thereby keeping our fixed capital cost for manufacturing as well as warehousing and freight at virtually zero.

         We use eight food broker organizations to obtain product orders from our major supermarket accounts which they send to us for fulfillment. These broker organizations also provide retail coverage in the supermarkets to insure that our products are stocked properly, priced correctly and rotated as needed. Each broker organization is paid on a commission basis for cases sold in their territory.

         Upon receiving an order, our products are shipped directly from the Orefield warehouse to customer warehouses, enabling "just in time" inventory levels for our finished products. Customers typically receive the product with a minimum of 60 days of shelf life. We control inventory management, production and invoicing.

PATENTS AND TRADEMARKS

         NuVim(R) was awarded a manufacturing process patent for milk protein concentrate beverages; the patent expires in March 2021.

         We own the NuVim(R), MunePro(R), AccuFlex(R), MuneFlex(R), and Fruit Symphony(R) trademarks.

         NuVim also owns the manufacturing process patent.

         We are responsible for maintenance of our trademarks and for protecting those trademarks against infringement.

COMPETITION

         In a broad sense, all beverages are competitive with all other beverages including our dietary supplement beverages. When consumers buy NuVim(R), they most likely are not purchasing some alternative beverage choice, which could be any beverage, from bottled water to carbonated soda to milk or juice. Competition in the nutritional beverages market, in particular, which includes all of our existing and currently planned products, is intense, always growing and evolving. The industry trend has moved from small start-up companies to industry participants that are large beverage companies or food conglomerates. These companies often have better cost control, product promotion and distribution networks than we are able to generate.

         Competition is based primarily on product benefits, price, quality, customer satisfaction and marketing support. Our competition includes national, regional and local producers and distributors. Most of our competitors have significantly greater financial, managerial and technical resources than we do, which may put us at a competitive disadvantage. For instance, channels of distribution for our products often require the expenditure of significant and ongoing capital, which may put us at a disadvantage to better capitalized competition.

         We believe that our current products are best positioned as a nutritional beverage and placed in supermarkets or other retail outlets in the refrigerated juice section. Competition is particularly intense among products in these nutritional beverage market segments. We believe our direct beverage competition in this market segment includes national, regional and local beverage manufacturers. We compete within the refrigerated fruit drink category, which includes national and regional brands such as Tropicana (owned by PepsiCo, Inc.), Minute Maid (owned by The Coca-Cola Company) and Florida's Natural (a division of Citrus World, Inc.). In addition, a number of major supermarkets and other retail outlets market their own brand of fresh juices that compete with our products. Significant competitive pressure from these or other companies could negatively impact our sales and results of operations. In many supermarkets and in Wal-Mart supercenters NuVim is placed on the refrigerated juice shelf between Minute Maid and Tropicana products

         NuVim(R) dietary supplement beverages are the only beverages containing NutraFlora(R) sold in the United States marketed specifically for the dual benefits of "Enhanced Immunity and Joint Health". Other companies sell milk and whey protein concentrate or products containing milk or whey protein concentrate, but they do not support the growth of beneficial (probiotic) bacteria which in turn provide health NuVim's health benefits. Studies also show that NutraFlora(R) helps improve digestive functions and bone health an in the NuVim(R) products. Therefore, we believe our products provide health benefits to consumers that are not available in other products that contain milk-derived antibodies. We believe that NuVim(R) is the only beverage product on the market using NutraFlora(R) to supporting the growth of beneficial (probiotic) bacteria.

         Although we have an exclusive licensing agreement with GTC Nutrition for 2007 for ready to drink beverages and powder products for reconstitution into beverages when marketed specifically for the dual benefits of "Enhanced Immunity and Joint Health", and are aware of no other beverage brands that are positioned as dietary supplements with claims promoting healthy joints and immune enhancement, it is possible that another larger, established company might enter the dietary supplement market and offer a product similar to ours with comparable benefits. Such a potential competitor may have a longer operating history and substantially greater financial, technical support and other assets and resources and may be able to respond more quickly to new or changing business situations. If such a company were to enter the segment of the beverage market we currently occupy, this could have a material adverse effect on our business and prospects.

GOVERNMENT REGULATION

         The FDA has primary regulatory authority over dietary supplements. In 1976, the FDA's ability to regulate the composition of dietary supplements was restricted in several material respects by the Proxmire Amendment to the Federal Food, Drug and Cosmetic Act. Under this Amendment, the FDA is precluded from establishing maximum limits on the potency of vitamins, minerals and other dietary supplements, from limiting the combination or number of any vitamins, minerals or other food ingredients in dietary supplements and from classifying a vitamin, mineral or combination of vitamins and minerals, or dietary supplements as drugs solely because of their potency. However, the Proxmire Amendment did not affect the FDA's authority to determine that a vitamin, mineral or other dietary supplement is a new drug on the basis of disease claims made in the product's labeling. This determination would require deletion of the disease claims or submission and FDA approval of a new drug application, which entails costly and time-consuming clinical studies over successive phases.

         In October 1994, the Dietary Supplement Health and Education Act ("DSHEA") was enacted, which introduced a new statutory framework governing the composition and labeling of dietary supplements. Under this law, dietary supplements are permitted to make "statements of nutritional support" without FDA pre-approval. These statements may describe how particular dietary ingredients affect the structure, function or general well-being of the body, or the mechanism of action by which a dietary ingredient may affect body structure, function or well-being, but may not state that a dietary supplement will diagnose, mitigate, treat, cure, or prevent a disease. Nor can a claim be made that would be interpreted as a health claim. A company making a statement of nutritional support must possess adequate substantiating scientific evidence for the statement, disclose on the label that the FDA has not reviewed the statement and that the product is not intended to mitigate, treat, cure, or prevent disease, and notify the FDA of the statement within 30 days after its initial use. Although the FDA has been notified of the statements of nutritional support made for our products, there can be no assurance that, at some time in the future, the FDA will not determine that a given statement of nutritional support which we make is a disease claim rather than an acceptable nutritional support statement relating to body function or structure. This determination would require deletion of the disease claim or, if it is to be used at all, our submission and the approval by the FDA of a new drug application (which would entail costly and time-consuming clinical studies) or revision to a health claim, which would, as noted above, require demonstration of significant scientific agreement and prior FDA approval. An expert panel determined that the Stolle milk whey concentrate is consider Generally Recognized As Safe and therefore the whey received a Certificate of Generally Recognized As Safe Approval.

         We believe that we currently meet the requirements of DSHEA. Our structure/function claims are that the product helps build a strong total immune system, supports muscle flexibility and promotes sturdy joints. We believe that we are currently compliant with all material laws and that we maintain all material permits and licenses relating to our operation based on the current food labeling requirements under DSHEA.

EMPLOYEES


         As of November 30, 2006, we had five employees. : our Chief Executive and Chief Financial Officer, credit manager, consumer affairs manager, accounts payable manager, and operations manager. We out source auditing, accounting, investor relations, and public relations. Our sales organization consists of all commission sales brokers. Our corporate secretary and general counsel is a part-time consultant. We also employ part time consultants to assist in operations, legal negotiations, Federal trade Commission advice, all of whom are members of our advisory committee.


LEGAL PROCEEDINGS

         We are not a party to any material legal proceedings.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS


         Our executive officers and directors, including their ages as of December 31, 2006, and certain information about them are as follows:

NAME                    AGE                    POSITION
--------------------   ----   --------------------------------------------------
Richard P. Kundrat      62    Chairman of the Board and Chief Executive Officer
Stanley H. Moger        70    Director
Calvin L. Hodock        71    Director
Peter V. DeCrescenzo    56    Director
Doug Scott              39    Director

BACKGROUND AND BUSINESS EXPERIENCE OF DIRECTORS AND EXECUTIVE OFFICERS

         The following is a brief description of the principal occupation and recent business experience of each of our executive officers and directors:

         Richard P. Kundrat has served since our inception as a director and our Chief Executive Officer. He was elected as our Chairman of the Board in March 2000. He has more than 30 years experience in the beverage industry, including a total of 27 years in various positions at Thomas J. Lipton, Inc., the Lipton subsidiary of Unilever NV, Englewood Cliffs, New Jersey ("Unilever/Lipton") from which he retired in June 1996. Upon his retirement form Unilever/Lipton, he founded the business management firm, Kundrat Associates, Mahwah, New Jersey, which he operated full-time until he joined NuVim in September 1999. From
November 1991 to June 1996, Mr. Kundrat was the General Manager of the Unilever/Lipton and Pepsi-Cola partnership. From June 1987 to November 1991, he was the Vice President/General Manager of the Foodservice, Bottler, Dairy Division at Unilever/Lipton. Mr. Kundrat received his B.A. degree from the University of Scranton. He currently is a director of Dialog Group, Inc.

         Stanley H. Moger was elected to our Board of Directors in March 2004. Since January 1998, he has served as President of SFM Entertainment, LLC, a provider of media services to major corporations. He received his B.A. degree from Colby College.

         Peter V. DeCrescenzo was elected to our Board of Directors in January 2005. He has been the President and Chief Executive Officer of Dialog Group, Inc. since March 2003. Dialog Group is a provider of relationship marketing communications services, business and consumer targeting databases for the healthcare, financial and other direct-to-consumer, direct-to-professional business markets. From November 2000 to March 2003, he served as President and Chief Executive Officer of HealthCare Dialog, a direct marketing company specializing in healthcare. In March 2000, HealthCare Dialog was acquired by Dialog Group, Inc. From October 1993 until November 2000, Mr. DeCrescenzo was the founding partner of PVD and Partners, a full-service healthcare marketing and communications agency. He has been the Chairman of the Board of Dialog Group, Inc. since April 2003. He received a BBA degree from Pace University.

         Calvin L. Hodock was elected to our Board of Directors in April 2005. For more than five years, Mr. Hodock has been the President and Managing Partner of The Hodock Group, a marketing consulting and research company, located in Skillman, New Jersey. Since June 2002, he also has served as Professor of Marketing, Berkeley College and from June 2002 to December 2003, he served as Adjunct Professor, Stern School of Business, New York University. He received his B.B.A degree from the University of Cincinnati and his M.S. degree in Marketing from the University of Illinois.

         Doug Scott was elected to our Board of Directors in May 2006. For more than five years, since 1997, he has been the President, CEO, and Founder of the Platinum Television Group and New Line Media Solutions. Mr. Scott, who is 39 years old, has served in this capacity since 1997. Before that he was a Vice President and Senior Vice President with responsibility for marketing and media development for Intermedia Marketing Solutions, Inc.


         Directors are elected annually at the annual meeting of stockholders to hold office for one year, and until their successors are duly elected and qualified. NuVim's next annual meeting will be in May, 2007. Board vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the directors then in office, even if less than a quorum, or by a sole remaining director. The executive officers are appointed by the Board and serve at their discretion. There are no family relationships among the directors or executive officers of NuVim.


CORPORATE GOVERNANCE

Board of Directors - Our Board has positions for six Directors that are elected annually at the annual meeting of stockholders to hold office for one year and until their successors are duly elected and qualified. Board vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the directors then in office, even if less than a quorum, or by a sole remaining director. The executive officers are appointed by the Board and serve at their discretion. There are no family relationships among the directors or executive officers of NuVim.

The Board of Directors currently has three standing committees: an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee.

Audit Committee. Our Audit Committee oversees our accounting and financial reporting processes, internal systems of accounting and financial controls, relationships with independent auditors, and audits of financial statements. Specific responsibilities include the following:

         o   Selecting, hiring and terminating our independent auditors.
         o Evaluating the qualifications, independence and performance of our independent auditors.
         o Approving the audit and non-audit services to be performed by the independent auditors.
         o Reviewing the design, implementation, adequacy and effectiveness of our internal controls and critical accounting policies.
         o   Overseeing  and  monitoring  the  integrity  of our  financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters.
         o Together with management and our independent auditors, reviewing any earnings announcements and other public announcements regarding our results of operations.
         o preparing the report that the Securities and Exchange Commission requires in our annual proxy statement.

Our Audit Committee is comprised of Messrs. Scott, DeCrescenzo, and Moger. Mr. Scott serves as Chairman. The Board has determined Messrs. DeCrescenzo and Moger are independent under the rules of the National Association of Securities Dealers. The Board has determined that Mr. Scott qualifies as an "audit committee financial expert," as defined by the rules of the Securities and Exchange Commission.

Compensation  Committee.   Our  Compensation  Committee  assists  our  Board  of
Directors in determining the development plans and compensation of our officers, directors and employees. Specific responsibilities include the following:

         o Approving the compensation and benefits of our executive officers.
         o Reviewing the performance objectives and actual performance of our officers.
         o Administering our stock option and other equity compensation plans.

Our Compensation Committee is comprised of Messrs. Hodock, Moger, and Scott. Mr. Hodock serves as Chairman. The Board has determined that Messrs. Hodock and Moger are independent under the rules of the NASD.

Corporate Governance and Nominating Committee. Our Corporate Governance and Nominating Committee assists the Board by identifying and recommending individuals qualified to become members of our Board of Directors, reviewing correspondence from our stockholders, and establishing, evaluating and overseeing our corporate governance guidelines. Specific responsibilities include the following:

         o Evaluating the composition, size and governance of our Board of Directors and its committees and make recommendations regarding future planning and the appointment of directors to our committees.
         o Establishing a policy for considering stockholder nominees for election to our Board of Directors.
         o Evaluating and recommending candidates for election to our Board of Directors; reviewing our corporate governance principles and providing recommendations to the Board regarding possible changes.
         o Reviewing and monitoring compliance with our Code of Ethics and our insider trading policy.

         Our Corporate Governance and Nominating Committee is comprised of Messrs. DeCrescenzo, Hodock, and Scott. Mr. DeCrescenzo serves as Chairman. The Board has determined that Messrs. DeCrescenzo and Hodock are independent.

         Corporate Documents

         You can obtain corporate governance information from our home page, www.NuVim.com. Copies of the following information can be found on the home page or is available in print to any stockholder who requests it.

               o    Our   Committee   Charters:   Audit   Committee,   Corporate
                    Governance  and  Nominating   Committee,   and  Compensation
                    Committee.
               o    Our Code of Conduct and Business Ethics.

DIRECTOR COMPENSATION

         Prior to our initial public offering in June of 2005 we have never paid cash compensation to our directors, but directors have, from time to time, received shares of common stock and option grants. Under the 2005 Directors Stock Option Plan, which became effective upon the closing of the initial public offering, each director received an option to purchase 10,000 shares of common stock, which vests and becomes exercisable over three years in equal installments. Each director also received 7,500 for their first year of service, and is eligible to receive an option to purchase an additional 7,500 shares in each year of service thereafter. Each director also receives an option to purchase an additional 500 shares for each committee on which that director serves, except that each year the chairman of the Audit Committee receive an option to purchase 4,000 shares and the chairmen of the Compensation Committee and the Corporate Governance and Nominating Committee each receive an annual option to purchase 2,000 shares as compensation for their services as chairman of the committees. The annual options become immediately vested and exercisable.

        Under the 2006 Employee Stock Option Plan, each outside director receives an annual option to purchase 50,000 shares. The 2006 options were granted at a per share price of $0.35. In addition, each independent director receives 10,000 for serving on one of the three board committees. In 2006, a total of 90,000 shares were issued at a per share price of $0.31 under this provision.

         The following table summarizes Director compensation during 2006:

                              DIRECTOR COMPENSATION
                      FOR THE YEAR ENDED DECEMBER 31, 2006

                         Fees                          Non-Equity   Non-Qualified
                       Earned or                        Incentive     Deferred          All
                        Paid in    Stock    Option        Plan      Compensation       Other
      Name               Cash      Awards   Awards     Compensation    Earnings    Compensation    Total
                         ( $ )     ( $ )     ( $ )        ( $ )         ( $ )          ( $ )        ( $ )
      ( a )              ( b )     ( c )     ( d )        ( e )         ( f )          ( g )        ( h )
--------------------   ---------  -------  --------   ------------  -------------- ------------  ----------
Stanley Moger                                18,700                                                  18,700
Peter V. DeCrescenzo                         18,700                                                  18,700
Douglas Scott                                21,300                                                  21,300
Calvin Hodock                                18,700                                                  18,700
                       ---------  -------  --------   ------------  -------------- ------------  ----------
2006 TOTALS                    -        -    77,400              -               -            -      77,400
                       =========  =======  ========   ============  ============== ============  ==========


         Non-employee    directors   are   reimbursed   for   their   reasonable
out-of-pocket expenses incurred in attending meetings of the Board of Directors.

EXECUTIVE COMPENSATION

         EXECUTIVE COMPENSATION

         The following table sets forth certain information concerning total compensation received by our Chief Executive Officer and our other executive officers during the last year for services rendered to NuVim in all capacities.

                           SUMMARY COMPENSATION TABLE
                      FOR THE YEAR ENDED DECEMBER 31, 2006

             Name                                                                Non-Equity    Non-Qualified
             and                                                               Incentive Plan     Deferred        All
          Principal                                           Stock    Option   Compensation    Compensation     Other
           Position              Year    Salary     Bonus    Awards    Awards      Earnings        Earnings    Compensation  Total
                                          ( $ )     ( $ )    ( $ )      ( $ )       ( $ )           ( $ )         ( $ )      ( $ )
            ( a )               ( b )     ( c )     ( d )    ( e )      ( f )       ( g )           ( h )         ( I )      ( j )
------------------------------  -----  ---------  -------  ---------  -------  --------------  -------------  ------------  --------
Richard Kundrat  CEO             2006    225,000  150,750    260,000                                                        635,750
Paul Young, VP of Operations     2006      5,650              13,000                                                         18,650
John Sullivan, VP of Sales       2006    153,125              78,000                                                        231,125
Michael Vesey  CFO               2006     55,207                                                                             55,207
                                       ---------  -------  ---------  -------  --------------  -------------  ------------  --------
Total                                    438,982  150,750    351,000        -               -              -             -  940,732
                                       =========  =======  =========  =======  ==============  =============  ============  ========

The following table sets forth the equity awards outstanding at the end of 2006.

                                      OUTSTANDING EQUITY AWARDS AT December 31, 2006 YEAR-END
-----------------------------------------------------------------------------------------------------------------------------------
                                 OPTION AWARDS                                                          STOCK AWARDS
---------------------------------------------------------------------------------  ------------------------------------------------
       Name          Number of     Number of       Equity     Option     Option    Number of   Market       Equity       Equity
                     Securities    Securities    Incentive   Exercise  Expiration  Shares or  Value of     Incentive    Incentive
                     Underlying    Underlying       Plan       Price      Date     Units of   Shares or  Plan Awards:  Plan Awards:
                    Unexercised   Unexercised     Awards:      ( $ )                 Stock    Units of     Number of    Market or
                      Options       Options      Number of                           That       Stock      Unearned      Product
                       ( # )         ( # )       Securities                        Have not     That        Shares,     Value of
                    Exercisable  Unexercisable   Underlying                         Vested    Have not     Units or     Unearned
                                                Unexercised                          ( # )     Vested       other        Shares,
                                                  Unearned                                      ( $ )       Rights      Units or
                                                  Options                                                  that Have   other Rights
                                                   ( # )                                                  not Vested    that Have
                                                                                                             ( # )      not Vested
                                                                                                                           ( $ )
      ( a )            ( b )         ( c )         ( d )       ( e )      ( f )      ( g )      ( h )        ( I )         ( j )
------------------  -----------  -------------  -----------  --------  ----------  ---------  ---------  ------------  ------------
Richard Kundrat         300,000                              $   1.00   6/21/2015
  Chair of the
  Board & CEO                          102,500               $   1.00   6/21/2015
                        217,500                              $   0.77    8/4/2015
                                        10,000               $   1.00   6/21/2015
                          7,500                              $   1.00   6/21/2015
                      1,000,000                              $   0.31   7/25/2016

Paul Young              125,000                              $   1.00   6/21/2015
  VP of Operations                     102,500               $   1.00   6/21/2015
                        100,000                              $   0.77    8/4/2015
                         50,000                              $   0.31   7/25/2016
                    -----------  -------------  -----------  --------  ----------  ---------  ---------  ------------  ------------
TOTALS                1,800,000        215,000            -         -           -          -          -             -             -
                    ===========  =============  ===========  ========  ==========  =========  =========  ============  ============

Compensation Discussion

         The compensation for NuVim's only executive officer is fixed by his contract at $225,000 per year and provides for a potential bonus based on the attainment of goals set by the Board of Directors. In 2005 and 2006, Mr. Kundrat accepted common stock in lieu of cash for his entire bonus which, in both years, was less than the maximum permitted by his contract. In neither 2005 nor 2006 was he paid all the cash due under his contract. In 2005, almost 25% of his salary was not paid and was, instead, settled in common stock. For 2006, over 60% of his salary has still not been paid.

Employment Agreements

         Each of our officers serves at the discretion of our Board of Directors. In September 2004, we entered into employment agreements with Richard
P. Kundrat, our Chairman of the Board and Chief Executive Officer, who also serves as Chief Financial Officer. Mr. Kundrat's base salary is $225,000 per year. This base salary is subject to increase at the discretion of the Board. Under his employment agreement, Mr. Kundrat is entitled to participate in an annual bonus program, if and when such program is adopted by the Board. His receipt of bonus compensation is within the sole discretion of the Board of Directors, and the Board has the right to alter, amend or eliminate all or any part of any bonus at any time, without compensation. He is also is entitled to participate in all of our employee benefit plans, including any stock plan adopted by the Board that permits participation by executive officers. There is no company-provided health insurance or any similar benefits under their respective agreements. The Board may terminate the agreement at any time for "cause" or in the event of Mr. Kundrat's disability or death. If the agreement is terminated without "cause," he is entitled to one year's base salary, in addition to any other accrued benefits which have been earned or become payable as of the date of the termination. In the event that the agreement is terminated because of death or disability, we will continue to pay Mr. Kundrat's full salary through the end of the month in which his period of employment ends, together with any benefits which have been earned or become payable as of the termination date. As part of this agreement, he has signed a nondisclosure, developments and nonsolicitation agreement, in which he agrees, among other things, to protect our confidential information, not to solicit our employees, and not to breach any agreements with third parties.

         Securities authorized for issuance under equity compensation plans

         The equity compensation reported in this section has been and will be issued pursuant to individual compensation contracts and arrangements with employees, directors, consultants, advisors, vendors, suppliers, lenders and service providers. The equity is reported on an aggregate basis as of December 31, 2006. Our security holders have not approved the compensation contracts and arrangements underlying the equity reported.


2005 INCENTIVE STOCK OPTION PLAN

         In 2005, our Board of Directors recently adopted, and stockholders approved, the 2005 NuVim Incentive Stock Option Plan, which will became effective upon the closing of this offering and expire ten years later. The plan authorizes us to issue options to purchase, in the aggregate, up to 1,500,000 shares of our common stock to employees, officers and consultants.

2006 EMPLOYEE STOCK OPTION PLAN

         At its March 2006 meeting, the Directors proposed to adopt the 2006 Plan to make common stock options available to executives, employees, advisors, and consultants and continue provide automatic grants to each outside director and each chair and member of a Board committee. The plan combines aspects of both plans approved in 2005 in that it covers both automatic grants to directors who are not employees and discretionary grants to be made by the Compensation Committee to selected employees.

         The number of shares subject to the plan shall be 2,000,000 shares. In addition to authorizing grants to employees and consultants, the 2006 Plan provides automatic annual grants to our Outside Directors of options to purchase 50,000 shares, to each Independent Director who is a chair of Board Committee an annual grant of options to purchase 10,000 shares for each committee they chair, and. to each Outside Director who is a member of Board Committee an annual grant of options to purchase 10,000 shares for each committee on which they serve

         The plan is administered by the Compensation Committee of the Board of Directors with respect to grants to employees. Subject to the provisions of this plan, the committee determines who will receive the options, the number of options granted, the manner of exercise and the exercise price of the options. The term of incentive stock options granted under the plan may not exceed ten years, or five years for options granted to an optionee owning more than 10% of our voting stock. The exercise price of an incentive stock option granted under this plan must be equal to or greater than the fair market value of the shares of our common stock on the date the option is granted. The exercise price of a non-qualified option granted under this plan must be equal to or greater than 85% of the fair market value of the shares of our common stock on the date the option is granted. An incentive stock option granted to an optionee owning more than 10% of our voting stock must have an exercise price equal to or greater than 110% of the fair market value of our common stock on the date the option is granted.

         In addition to 270,000 shares automatically granted to outside and Independent Directors, the compensation committee has granted options to purchase a total of 1,625,000 shares. Included in this grant are options for a total of 1,350,000 shares granted to the executive officers, consisting of options for 1,000,000 shares granted to our CEO, Richard Kundrat, 300,000 to our Vice President for Sales, John Sullivan, and 50,000 granted to our new Vice President for Operations, Jamal Kiberia.

         All of the options, both the automatic for outside directors and those granted by the compensation committee to employees, including the executive officers, are exercisable immediately and have, except for some of Mr. Kundrat's options, a strike price of $0.35. Most of Mr. Kundrat's options have a strike price of $0.385, equal to 110% of the fair market value on the date of grant.


         At its March 2007 meeting, the Directors proposed to adopt the 2007 Plan to make common stock options available to key executives, employees, advisors, and consultants. The number of shares subject to the plan shall be 2,000,000 shares. It authorizes grants to employees and consultants. No provision is made for automatic grants to Directors. No aspect of the 2007 Plan affects the Company's directors or executive officers except that the executive officers are eligible to receive grants under the 2007 Plan. The 2007 plan is subject to approval by the shareholders at the 2007 Annual Meeting to be held on May 17, 2007.


HISTORICAL INCENTIVE STOCK PLANS

         Stock Option Plans

         We established stock option plans in 2000, 2001, 2002, 2005, and 2006 pursuant to which our officers, directors, other key executives, consultants, employees, service providers and independent contractors were granted options to purchase shares of our common stock at a per share exercise price equal to or greater than the fair market price of the common stock at the time the option was granted. In each instance, the fair market value was determined by the board of directors, taking into consideration the factors they deemed important in setting the value, including, among other factors, the price at which securities had been sold to unaffiliated third parties as well as results of operations and the relative strength of the balance sheet. We currently have an aggregate of 3,306,147 outstanding options under these past plans.

         Equity Incentive Plans

         We established equity incentive plans for the years 2000 and 2001, pursuant to which our officers, directors, other key executives, consultants, employees, service providers and independent contractors were granted restricted shares of our common stock. We awarded 11,660 restricted shares under the 2000 plan and 3,075 under the 2001 plan, of which 2,784 shares were issued in lieu of accrued salaries. As of December 31, 2004, there are 14,735 restricted shares outstanding under these plans. The plans do not provide for any additional grants in subsequent years so there will be no further awards made under any of these plans. The plans provide that to the extent a restricted stock award that has not vested at the time of termination of employment for any reason other than death, permanent disability or retirement after age 65, such unvested portion shall be forfeited. If employment terminates as a result of death, permanent disability or retirement after the age of 65, the unvested award vests on the vesting date set forth in the equity grant agreement.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

         Our Certificate of Incorporation and By-laws provide for indemnification against liabilities of our directors, officers, employees and agents, and any person who serves at our request as a director, officer, employee, member or agent of another corporation, partnership, or other enterprise as provided by Delaware law. Our obligation to indemnify the individuals described above is limited to those instances in which the individual either: (i) is successful in the lawsuit; or (ii) acted in good faith in the transaction which is the subject of the lawsuit, and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company. In the case of a suit brought by or in the right of the Company against any of the above-described individuals, such individuals will not be indemnified to the extent that they have been found liable for gross negligence or willful misconduct, unless the court involved determines that the individual is entitled to indemnification. Our indemnity obligations require us to indemnify these individuals or entities against certain liabilities, including attorneys' fees, which may arise by reason of their status with or service for the Company. In connection with our indemnification obligation, we may advance expenses to these individuals as they are incurred, provided that they undertake to repay the amount advanced unless it is determined that they are entitled to indemnification. We maintain insurance covering our directors and officers.

         Our Certificate of Incorporation and By-laws make provisions for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Insofar as we may permit indemnification for liabilities arising under the Securities Act to directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

                           RELATED PARTY TRANSACTIONS

         On April 20, 2006 NuVim and two current and one retired executives reached agreement on the number of shares to be granted in lieu of a cash bonus for 2005 and the additional restrictions to be imposed on their ability to sell the shares. A total of 661,500 shares were granted, 341,500 to Mr. Kundrat, the CEO, 200,000 to John L. Sullivan, the Vice-President of Sales, and 120,000 to Paul J. Young, until April 1, 2006 the Vice President of Operations and now a member of the Advisory Board.

         On April 21, 2006 Michael Vesey agreed, in connection with his resignation reported below in Item 5.02(b), to accept 98,955 shares of NuVim common stock in payment of accrued salary of $19,791. In addition, he accepted 85,000 shares of common stock in lieu of his executive cash bonus for 2005. Mr. Vesey also agreed that he will not sell his shares before May 1, 2007.

         In the third quarter of 2006, the Company and the executives covered by the Executive Bonus Program agreed that the reference price for converting their 2006 cash bonus to stock will be $0.35.

BRIDGE FINANCING

         In July 2004, we entered into a series of agreements with Dick Clark, a stockholder of our company and our spokesperson, and Stanley H. Moger, one of our directors. Under the terms of a loan agreement, Messrs. Clark and Moger agreed to loan us up to $1,000,000 in four tranches, each of which is conditioned upon completion of specified actions or events (the "Bridge Loan"). As of December 31, 2004, we have received the full $1,000,000. The loan accrues interest at 10% per annum, unless it is in default, in which case the interest increases to 15%. The principal and accrued interest were due and payable on the earlier of the consummation of this offering or January 1, 2005. Because the loan was not repaid by January 1, 2005, the interest rate increased to 15% as of that date. The loan is secured by all of the assets of NuVim, and certain company creditors were required to execute subordination agreements in favor of Messrs. Clark and Moger. The proceeds from this loan were used for advertising, partial payment of amounts owed to SMBI, which payment is required to obtain the assignment of the NuVim trademark, partial payment of legal fees and for general corporate purposes. In June 2005, the bridge lenders converted $500,000 of the principal in to 250,000 shares of common stock at $2.00 per share. The remaining principal and accrued interest were to be due in November 2006. In August 2006, the bridge lenders agreed to extend the maturity until January 2009. Interest will continue accrue at 8% per annum. They each received a warrant to purchase 100,000 shares at a price of $0.35 per share. The warrant expires in 2015.

         Among the conditions of the Bridge Loan was an amendment to the Services Agreement with Olive Enterprises, Inc. (the "Services Agreement"), which is Dick Clark's production company. Prior to the July 2004 transactions, we owed Mr. Clark $175,000 under the Services Agreement. Pursuant to an amendment to Services Agreement, we acknowledged that indebtedness and agreed to issue a convertible promissory note in the principal amount of $175,000. In consideration for Mr. Clark's forbearance until the earlier of January 1, 2005 or the consummation of an initial public offering (the "Maturity Date"), the note is convertible as though it carried a face amount of $245,000. The convertible note is automatically convertible into unregistered units, each consisting of one share of common stock, one $1.50 warrant and one $2.00 warrant, at $1.00 per unit provided the offering is consummated on or before June 30, 2005. Assuming a $1.00 IPO unit price, the note will convert into 245,000 units. In addition, the initial interest rate of 10% increased to 15% on January 1, 2005 because the note had not been repaid by the Maturity Date.

         A second amendment to the Services Agreement, executed in September 2004, provides for the payment to Mr. Clark of services fees through January 2006 with a value of $650,000, plus the issuance of 30,000 shares of common stock. In connection with the $650,000 services fees obligation, we issued a 10-year warrant, which Mr. Clark has accepted as payment in full for this obligation. The exercise price of this warrant is determined by the timing and the nature of a "maturity event," which alternatively could be an initial public offering, a merger, acquisition or other business combination, or a sale of assets. Assuming the maturity event is this offering and it closes on or before June 1, 2005, the exercise price will equal the initial public offering price, and the number of shares issuable upon exercise will be calculated by dividing $650,000 by that price. If the maturity event is a sale of assets or a merger or acquisition, the share calculation price is determined depending on the nature of the maturity event. The foregoing notwithstanding, if the maturity event is after June 30, 2005, the share calculation price will be the lesser of $1.00 or 80% of the purchase price per share in any subsequent financing, including this offering.

         Also in connection with the Bridge Loan, we issued a 10-year warrant to Mr. Clark that entitles him to acquire up to 9.9% of the total fully-diluted issued and outstanding capital stock of our company following the consummation of this offering. However, based on our post-offering, fully-diluted capitalization and Mr. Clark's ownership interest, this warrant will not entitle him to purchase any additional shares.

         Mr. Clark and Mr. Moger participated in the Bridge Loan equally, and the ancillary agreements and benefits provided to Mr. Clark are being shared with Mr. Moger. Therefore, Mr. Moger has been given a 12.5% interest in the powder company and a 50% interest in both of the warrants.

         Finally, the Bridge Loan required the formation of NuVim Powder LLC, of which Mr. Clark was given a 25% ownership interest. On April 7, 2006 the Company agreed with Messrs. Clark and Moger to acquire their respective 12.5% interests in NuVim Powder, LLC, the powder subsidiary, for 225,000 shares of Company common stock each. The Company executed the agreement on April 18. 2006. The Company shares were exchanged for the interests in the powder subsidiary on April 20, 2006.

         In August 23, 2006, the holders agreed to extend their maturity from November 2006 to January 2009. Interest will accrue at an annual rate of eight (8%) percent. Neither principal nor interest will be due until that date. The holders each received a warrant to purchase 100,000 shares of NuVim's common stock for $0.35 per share. The warrant may be exercised from February 2007 through August 15, 2015.


         Before he was elected in May, 2006, Mr. Scott's production company, Platinum Television Group, engaged in two transactions with NuVim. In 2005, NuVim paid Platinum a total of $19,700 for advertising production services. In 2006, NuVim issued 248,581 shares of common stock, valued at $87,000, to Platinum for TV production and placement services and the purchase of broadcast time. Management believes that the price for the services delivered was in line with industry standards.

         During 2006, Mr. Kundrat, our CEO, advanced the Company working capital funds in anticipation of the receipt of funds from the sale of the State of New Jersey Tax losses. A total of $160,000 was advanced in increments beginning in August and ending in December when the advances were fully repaid. The officer was also paid approximately $1,600 in interest that was accrued at 8% and will be paid approximately $4,000 to reimburse him for his tax expense resulting from the source of the funds and the timing of repayment.


APPROVAL BY INDEPENDENT DIRECTORS

         Each of the aforementioned transactions with related parties was approved or ratified by a majority of our independent directors, and at the time each transaction was approved or ratified, there were at least two independent directors on our Board.

FUTURE TRANSACTIONS

         Future transactions with our officers, directors or greater than five percent stockholders will be on terms no less favorable to NuVim than could be obtained from independent third parties.

                             PRINCIPAL STOCKHOLDERS

           COMMON STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS


         The following table sets forth information, as of April 13, 2007, with respect to the beneficial ownership of the Company's Common Stock by (a) the present executive officers and directors and nominees for Director of the Company and (b) the present directors and officers of the Company as a group. Unless otherwise noted, the shares are owned directly or indirectly with sole voting and investment power.


         MANAGEMENT OWNERS


                                                 NUMBER OF     PERCENTAGE
                                                  SHARES      OF THE CLASS
                                               BENEFICIALLY   BENEFICIALLY
        NAME AND ADDRESS OF BENEFICIAL OWNER     OWNED (1)      OWNED (2)
        ------------------------------------   ------------   ------------
        Richard P. Kundrat (3)                    2,951,437          11.98%
        Stanley Moger (4)                           786,632           3.19%
        Peter V. DeCrescenzo (5)                    121,833           0.49%
        Calvin L. Hodock (6)                        106,667           0.43%
        Doug Scott (7)                              378,571           1.54%
        All directors and executive officers
         as a group (6 persons)                   4,751,140          19.29%

----------
(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of April 12, 2007 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Percentage based on 14,406,782 shares of common stock outstanding with respect to the common stock and the shares issuable upon exercise of warrants to purchase 7,522,514 and options to purchase 2,698,647.

(3) Includes 1,301,437 shares issued and options to purchase 420,000 shares at $1.00, 230,000 shares at $0.77 and 1,000,000 shares at $0.31.

(4) Includes 352,950 shares issued, warrants to purchase 122,500 shares at $1.50, 122,500 shares at $2.00, and 100,000 shares at $0.35, and options to purchase 1,182 shares at $11.00, 17,500 shares at $1.00, 50,000 shares at $0.35, and 20,000 shares at $0.31.

(5) Includes 33,333 shares issued and options to purchase 18,500 shares at $1.00, 50,000 shares at $0.35, and 20,000 shares at $0.31.

(6) Includes 16,667 shares issued and options to purchase 20,000 shares at $1.00, 50,000 shares at $0.35, and 20,000 shares at $0.31.

(7) Includes 298,571 shares issued to Mr. Scott and a corporation owned by him and options to purchase 50,000 shares at $0.35, and 30,000 shares at $0.31.

There currently are no arrangements that may result in a change of ownership or control.

PRINCIPAL HOLDERS OF COMMON STOCK.

The following table sets forth information, as of April 12, 2007, with respect to the beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding Common Stock

                                                 NUMBER OF     PERCENTAGE
                                                  SHARES      OF THE CLASS
                                               BENEFICIALLY   BENEFICIALLY
        NAME AND ADDRESS OF BENEFICIAL OWNER     OWNED (1)      OWNED (2)
        ------------------------------------   ------------   ------------
        Dick Clark  (3)                           1,298,637           5.27%
          c/o Dick Clark Productions
          3003 West Olive Avenue
          Burbank, CA 91505
        Richard P. Kundrat (4)                    2,951,437          11.98%
          12 North State Route 17, Suite 210
          Paramus, New Jersey 07652
        Cede & Co. (5)                            2,765,476          11.23%
          P O Box 20, Bowling Green Station
          New York, NY 10004

----------
(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of April 12, 2007 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Percentage based on 14,406,782 shares of common stock outstanding with respect to the common stock and the shares issuable upon exercise of warrants to purchase 7,522,514 and options to purchase 2,698,647.

(3) Includes 628,637 shares issued and warrants to purchase 325,000 shares at $1.00, 122,500 shares at $1.50, 122,500 shares at $2.00, and 100,000 shares at $0.35.

(4) Includes 1,301,437 shares issued and options to purchase 420,000 shares at $1.00, 230,000 shares at $0.77 and 1,000,000 shares at $0.31.

(5) Cede & Co. is the nominee name of The Depository Trust Company, the record holder for most shareholders who keep their securities in street name. Cede & Co. has no beneficial interest in or voting power over these shares.

                            DESCRIPTION OF SECURITIES


         Our authorized capital stock consists of 120,000,000 shares of common stock and 65,000,000 shares of preferred stock, all with a par value of $0.00001 per share. We have 14,406,782 shares of common stock and no shares of preferred stock outstanding as of April 13, 2007.


COMMON STOCK


         As of December 31, 2006 we have 11,622,867 shares of common stock outstanding held 135 stockholders of record.


         Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Subject to the preference in dividend rights of any series of preferred stock which we may issue in the future, the holders of common stock are entitled to receive such cash dividends, if any, as may be declared by our Board of Directors out of legally available funds. Upon liquidation, dissolution or winding up, after payment of all debts and liabilities and after payment of the liquidation preferences of any shares of preferred stock then outstanding, the holders of the common stock will be entitled to participate pro rata in all assets that are legally available for distribution.

         Other than the rights described above, the holders of common stock have no preemptive subscription, redemption, sinking fund or conversion rights and are not subject to further calls or assessments. The rights and preferences of holders of common stock will be subject to the rights of any series of preferred stock which we may issue in the future.

PREFERRED STOCK

         Our Certificate of Incorporation provides for the issuance of up to 65,000,000 shares of preferred stock. As of date hereof, there will be no shares of preferred stock outstanding.

         The Board of Directors has the authority, without further action by the stockholders, to issue up to an additional 56,501,150 shares of preferred stock in one or more series, and to fix the rights, preferences and privileges thereof, including voting rights, terms of redemption, redemption prices, liquidation preference and number of shares constituting any series or the designation of such series. The purpose of the provisions of our certificate of incorporation authorizing the issuance of preferred stock is to provide us with the flexibility to take advantage of opportunities to raise additional capital through the issuance of shares that address competitive conditions in the securities markets. The rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of holders of any preferred stock that we may issue in the future. Although we have no present plans to do so, the Board of Directors, without stockholder approval, may issue preferred stock with voting or conversion rights which could adversely affect the voting power of the holders of our common stock. This provision may be deemed to have a potential anti-takeover effect, because the issuance of such preferred stock may delay or prevent a change of control of the Company. Furthermore, shares of preferred stock, if any are issued, may have other rights, including economic rights, senior to our common stock, and, as a result, the issuance of preferred shares could depress the market prices of our shares of common stock.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF DELAWARE LAW AND OUR CERTIFICATE OF INCORPORATION AND BYLAWS

         We are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. Subject to certain exceptions, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder; unless:

         o prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
         o upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
         o on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

         For purposes of Section 203, a "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior to the date of determination whether the person is an "Interested Stockholder," did own, 15% or more of the corporation's voting stock.

         In addition, our authorized but unissued shares of common stock and preferred stock are available for our Board to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction. Our authorized but unissued shares may be used to delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. The Board of Directors is also authorized to adopt, amend or repeal our bylaws which could delay, defer or prevent a change in control.

TRANSFER AGENT AND REGISTRAR

         Our transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, New York, New York.

                         SHARES ELIGIBLE FOR FUTURE SALE


There are now 14,532,782 shares of common stock issued and outstanding. 4,769,737 are being registered for sale under the registration statement of which this prospectus is a part. Many other shares may also be sold.

THE INITIAL PUBLIC OFFERING

         Upon completion the initial public offering in June 2005, 2,700,000 shares of common stock issued as part of the units sold in this offering became freely tradeable without restrictions or further registration under the Securities Act of 1933, except that any shares purchased by our "affiliates," as that term is defined under the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 under the Securities Act. The 2,700,000 shares of common stock underlying the Class A public warrants and the 2,700,000 shares of common stock underlying the Class B public warrants issued as part of the units sold in this offering will also be freely tradeable after exercise of the warrants, except for shares held by our affiliates.

         At the same time 654,911 shares of common stock were registered for the holders thereof and are now freely tradeable of these shares are now included in this Registration and are covered by this prospectus can be sold pursuant to SEC Rule 144(k).

OUTSTANDING RESTRICTED STOCK


         The remaining 6,408,134 outstanding shares of common stock will be restricted securities within the meaning of Rule 144 and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption from registration offered by Rule 144, of which 2,631,595 shares are owned by affiliates.


         In general, under Rule 144, as currently in effect, beginning 90 days after the date of this prospectus, a person who has beneficially owned restricted shares for at least one year, including a person who may be deemed to be our affiliate, may sell within any three-month period a number of shares of common stock that does not exceed a specified maximum number of shares. This maximum is equal to the greater of 1% of the then outstanding shares of our common stock or the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the sale. Sales under Rule 144 are also subject to restrictions relating to manner of sale, notice and availability of current public information about us. In addition, under Rule 144(k) of the Securities Act, a person who is not our affiliate, has not been an affiliate of ours within three months prior to the sale and has beneficially owned shares for at least two years would be entitled to sell such shares immediately without regard to volume limitations, manner of sale provisions, notice or other requirements of Rule 144.

         Without taking into account any lockup agreements, the following is a summary of the availability of Rule 144 and Rule 144(k) following the offering:


                                                                          SHARES
                                                                          ------
Affiliate shares available for sale 90 days following the date hereof Non-affiliate shares available for sale 90 days following the date hereof (also 144(k) available)
Affiliate shares available for sale beginning August 1, 2007
Non-affiliate shares available for sale beginning August 1, 2007


OPTIONS AND WARRANTS

         Stock Options


         As of December 31, 2006, we had granted and have outstanding options to purchase a total of 2,628,647 shares of common stock under our several options plans, all of which are held by affiliates.


         We intend to file a registration statement under the Securities Act to register all shares of common stock issued, issuable or reserved for issuance under our stock option plans. This registration statement is expected to be filed as soon as practicable after the date of this prospectus and will automatically become effective upon filing. Following this filing, shares exercisable pursuant to vested options that are registered under this registration statement will, subject to the lock-up agreements and market standoff provisions described above and Rule 144 volume limitations applicable to our affiliates, be available for sale in the open market.

         Warrants


         In addition to the 3,400,000 Public Warrants discussed above with the Initial Public Offering, we have an aggregate of 4,122,514 warrants outstanding. Of these warrants, 1,015,000 are owned by our affiliates. None of these warrants carry registration rights and accordingly, in the event any warrants are exercised, the holders will be required to hold the underlying shares for at least one year, unless they are subsequently registered.


                              PLAN OF DISTRIBUTION

         Each Seller is free to offer and sell his shares at such times, in such manner and at such prices as he shall determine. Such shares may be offered by the Sellers in one or more types of transactions, which may or may not involve brokers, dealers or cash transactions. The Sellers may also use Rule 144 under the Securities Act to sell such securities if they meet the criteria and conform to the requirements of such rule. There is no underwriter or coordinating broker acting in connection with the proposed sales of shares by the Sellers.

         The Sellers have advised us that sales of shares may be effected from time-to-time in transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through the writing of options on the units, or a combination of such methods of sale, at a fixed price which may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The Sellers may effect such transactions by selling shares directly to purchasers or to or through broker-dealers which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Sellers or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The Sellers and any broker-dealers that act in connection with the sale of the shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Sellers may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the units against certain liabilities, including liabilities arising under the Securities Act.

         Because Sellers may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Sellers will be subject to prospectus delivery requirements under the Securities Act. Furthermore, in the event of a "distribution" of shares, any Sellers, any selling broker-dealer and any "affiliated purchasers" may be subject to Rule 10b-7 under the Securities Exchange Act of 1934 which prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of units in connection with this offering.

                                  LEGAL MATTERS

         The validity of the issuance of the securities offered by this prospectus will be passed upon for the Company by Mark Alan Siegel, Boca Raton Florida. Certain legal matters in connection with this offering will be passed upon for the Sellers by _____________.

                                     EXPERTS


         The financial statements included in this prospectus and elsewhere in the registration statement have been audited by WithumSmith+Brown, P.C., independent Registered Public Accounting Firm as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.


                       WHERE YOU CAN FIND MORE INFORMATION


         In connection with the stock offered by this prospectus, we have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the SEC. This prospectus, filed as part of the registration statement, does not contain all of the information included in the registration statement and the accompanying exhibits and schedules. For further information with respect to our units, shares and warrants, and us, you should refer to the registration statement and the accompanying exhibits. Statements contained in this prospectus regarding the contents of any contract or any other document are not necessarily complete, and you should refer to the copy of the contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by the actual contents of the contract or other document referred to. You may inspect a copy of the registration statement and the accompanying exhibits without charge at the Securities and Exchange Commission's public reference facilities, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies of all or any part of the registration statement from those offices for a fee. You may obtain information on the operation of the public reference facilities by calling the Securities and Exchange Commission at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of the site is http://www.sec.gov.


         We intend to furnish our stockholders with annual reports containing financial statements audited by our independent auditors.

                                   NUVIM INC.

                                   ----------

                              FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 and 2006

                                   ----------

                          INDEX TO FINANCIAL STATEMENTS

                                                                                              Page
                                                                                              -----
Report of Independent Registered Public Accounting Firm                                       F - 2
Balance Sheets - December 31, 2005 and 2006                                                   F - 3
Statements of Operations - Years ended December 31, 2005 and December 31, 2006                F - 4
Statements of Cash Flows - Years ended December 31, 2005 and December 31, 2006                F - 5
Statements of Stockholders' Deficit - Years ended December 31, 2005 and December 31, 2006     F - 6
Notes to Financial Statements                                                                 F - 7

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of
NuVim, Inc.:

We have audited the accompanying balance sheets of NuVim, Inc. (the "Company") as of December 31, 2005 and 2006, and the related statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2005 and 2006, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2J to the accompanying financial statements, effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123(R), "Share-Based Payments".

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1B to the financial statements, the Company has suffered recurring losses from operations and has a net working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ WithumSmith+Brown, P.C.

Somerville, New Jersey

April 11, 2007

                                   NUVIM, INC.
                                 BALANCE SHEETS

                                                                                           DECEMBER, 31
                                                                                  --------------------------------
                                                                                       2005              2006
                                                                                  --------------    --------------
                                     ASSETS
Current Assets:
   Cash and cash equivalents                                                      $      270,468    $       55,472
   Accounts receivable, net                                                               35,399            55,827
   Inventory                                                                             172,714           166,929
   Prepaid expenses and other current assets                                             328,915           191,053
                                                                                  --------------    --------------
      Total Current Assets                                                               807,496           469,281
                                                                                  --------------    --------------
Equipment and furniture, net                                                               1,502               598
Deferred offering costs                                                                       --            57,025
Deposits and other assets                                                                  8,547             8,147
Distribution rights                                                                           --            90,400
                                                                                  --------------    --------------
      TOTAL ASSETS                                                                $      817,545    $      625,451
                                                                                  ==============    ==============
                     LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
   Current portion of accounts payable                                            $      881,345    $      443,426
   Accounts payable and accrued expenses to related parties                              231,328            57,606
   Accrued expenses                                                                      269,968           119,597
   Accrued compensation                                                                  420,100           336,024
   Rescinded series B offering payable                                                    18,920            18,920
   Secured convertable promissory notes, net of unamortized discount of $14,629
    at December 31, 2005                                                                  52,971                --
                                                                                  --------------    --------------
      TOTAL CURRENT LIABILITIES                                                        1,874,632           975,573
Other Liabilities:
   Accounts payable, net of current portion                                                   --           242,430
   Senior notes payable - related parties, net of unamortized discount of
    $36,667 at December 31, 2006                                                         500,000           463,333
   Accrued interest - senior notes payable - related parties                             119,160           169,160
   Stockholder loans - subordinated covertable promissory notes                          225,000           150,000
   Accrued interest stockholder loans                                                     28,691            21,770
   Other notes payable, net of unamortized discount of $8,500 at
    December 31, 2006                                                                    133,000           111,500
   Accrued Interest - other notes payable                                                 14,467            25,917
                                                                                  --------------    --------------
      TOTAL OTHER LIABILITIES                                                          1,020,318         1,184,110
                                                                                  --------------    --------------
TOTAL LIABILITIES                                                                      2,894,950         2,159,683
Commitments and Contingencies
Stockholders' Deficit:
   Common Stock, 120,000,000 shares authorized, $.00001 par value, 5,034,995 and 11,622,867 shares issued and outstanding at December 31, 2005 and 2006
    respectively                                                                              51               116
   Additional paid-in capital                                                         18,167,605        20,489,672
   Accumulated deficit                                                               (20,245,061)      (22,024,020)
                                                                                  --------------    --------------
Total Stockholders' Deficit                                                           (2,077,405)       (1,534,232)
                                                                                  --------------    --------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                       $      817,545    $      625,451
                                                                                  ==============    ==============

        The notes to financial statements are an integral part of these statements.

                                   NUVIM, INC.
                            STATEMENTS OF OPERATIONS
                         FOR THE YEARS ENDED DECEMBER 31

                                                 2005            2006
                                             ------------    ------------
Gross Sales                                  $  1,208,279    $  1,292,155
Less: Discounts, Allowances and
 Promotional Payments                             486,898         348,177
                                             ------------    ------------
Net Sales                                         721,381         943,978
Cost of Sales                                     687,167         702,492
                                             ------------    ------------
Gross Profit                                       34,214         241,486
Selling, General and Administrative
 Expenses                                       2,392,996       2,407,253
                                             ------------    ------------
Loss from Operations                           (2,358,782)     (2,165,767)
Other Income (Expense):
   Interest Expense                              (430,216)       (115,823)
   Interest Income                                  7,000              46
   Gain on Sale of Assets                                          42,000
   Gain on forgiveness of accounts payable        151,995          18,498
                                             ------------    ------------
        Total Other Income (Expense) - Net       (271,221)        (55,279)
                                             ------------    ------------
Net Loss Before Income Tax Benefit             (2,630,003)     (2,221,046)
Income Tax Benefit                                233,101         442,087
                                             ------------    ------------
Net Loss                                     $ (2,396,902)   $ (1,778,959)
                                             ============    ============
Basic and Diluted Loss Per Share             $      (0.82)   $       (.20)
                                             ============    ============
Weighted Average Number of Common Shares
 Outstanding - Basic and Diluted                2,940,987       8,953,184

        The notes to financial statements are an integral part of these statements.

                                NUVIM, INC.
                         STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2006

                                                                             2005            2006
                                                                         ------------    ------------
Cash Flow From Operating Activities:
  Net Loss                                                               $ (2,396,902)   $ (1,778,959)
  Adjustment to reconcile net loss to net cash used in operating activities:
  Depreciation                                                                 19,960             904
  Amortization of debt discount on notes payable                               70,000          14,029
  Accrued incentive stock grant                                               332,600              --
  Gain on forgiveness of accounts payable                                    (151,995)        (18,498)
  Gain on sale of equipment                                                        --         (42,000)
  Stock issued for services                                                    24,500         266,065
  Employee stock based compensation                                                --         546,881
  Stock issued for compensation                                                    --         125,750
  Interest expense accrued in connection with warrants for debt
   discount                                                                        --           7,333
  Provision for sales returns                                                 486,898         348,177
  Bad debt expense                                                              4,109              --
Changes in Operating Assets and Liabilities:
  Accounts receivable                                                        (492,682)       (368,605)
  Inventory                                                                   (88,230)          5,785
  Prepaid expenses and other current assets                                   (10,789)        171,862
  Accounts payable                                                            151,487         (73,407)
  Accounts payable and accrued expenses to related parties                   (427,672)       (173,722)
  Accrued expenses                                                            (15,763)       (150,371)
  Accrued compensation                                                        210,997         315,215
  Accrued interest - senior notes payable - related parties                        --          50,000
  Accrued interest - stockholder loans                                        350,763          14,265
  Accrued interest - other note payable                                            --          11,450
                                                                         ------------    ------------
       Net Cash Used in Operating Activities                               (1,932,719)       (727,846)
                                                                         ------------    ------------
Cash Flow From Investing Activities:
  Purchase of equipment and furniture                                            (442)             --
  Proceeds from sale of equipment and furniture                                    --          42,000
                                                                         ------------    ------------
     Net Cash Provided by (Used in) Investing Activities                         (442)         42,000
                                                                         ------------    ------------
Cash Flow From Financing Activities:
  Net proceeds from issuance of common stock                                1,604,237         533,875
  Reimbursement of, (payments for) deferred offering costs                    346,243         (57,025)
  Proceeds from secured convertable notes                                      63,580              --
  Repayment of stockholder loan                                               (35,000)             --
  Payment of note payable                                                     (17,000)         (6,000)
  Payment of Series B Advances                                                (23,080)             --
  Proceeds of related party advances - net                                    (13,000)             --
  Proceeds from underwriter advance-related party                             200,000              --
  Repayment of underwriter advance-related party                             (200,000)             --
  Proceeds from related party advances                                             --         160,000
  Repayment of related party advances                                              --        (160,000)
                                                                         ------------    ------------
     Net Cash Provided by Financing Activities                              1,925,980         470,850
Decrease in Cash and Cash Equivalents                                          (7,181)       (214,996)
Cash and Cash Equivalents at Beginning of Year                                277,649         270,468
                                                                         ------------    ------------
Cash and Cash Equivalents at End of Year                                 $    270,468    $     55,472
                                                                         ============    ============

        The notes to financial statements are an integral part of these statements.

                                   NUVIM, INC.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 2005 and 2006

                                                            Preferred Stock                   Preferred Stock
                                                                Series A                          Series C
                                                     ------------------------------    ------------------------------
                                                         Shares          Amount           Shares           Amount
                                                     -------------    -------------    -------------    -------------
Balance at December 31, 2004                             4,875,850    $          49        3,623,000    $          36
Common stock issued in payment of convertible
 promissory notes-related parties
Common stock issued in payment of
 accrued salaries
Common stock issued in payment of senior notes
 payable related parties
Common stock issued in payment of stockholder
 loans, subordinated convertible promissory notes
 payable and accrued interest
Common stock issued in payment of
 advances-realted party
Common stock issued in payment of accounts
 payable
Common stock issued upon conversion of
 convertible promissory notes-related party
Common stock issued, conversion of Series A
 preferred stock                                        (4,875,850)             (49)
Common stock issued, conversion of Series C
 preferred stock                                                                          (3,623,000)             (36)
Commmon stock and Warrants issued in payment
 for media campaign
Warrants issued in connection with secured
 convertible notes
Issuance of common stock, initial public
 offering
Net loss for the year ended December 31, 2005
                                                     -------------    -------------    -------------    -------------
Balance at December 31, 2005                                    --               --               --               --
Stock sold to accredited investors, net
Stock issued for services
Stock cancellation for services not rendered
Stock issued for accounts payable
Stock issued for accrued compensation
Stock issued for accrued compensation
Stock issued for secured convertible
 promissory notes
Stock issued for stockholder loans
 and accrued interest
Stock issued for purchase of Nuvim Powder, LLC
Employee stock based compensation
Stock issued for employee compensation
Warrants issued for note
 extension - senior notes payable
Warrants issued for note
 extension - other notes payable
Warrants issued for services
Net Loss
                                                     -------------    -------------    -------------    -------------
Balance at December 31, 2006                                    --    $          --               --    $          --
                                                     =============    =============    =============    =============

                                                               Common Stock           Additional                        Total
                                                     -----------------------------      Paid-In       Accumulated    Shareholders'
                                                        Shares          Amount          Capital         Deficit         Deficit
                                                     -------------   -------------   -------------   -------------   -------------
Balance at December 31, 2004                               414,073   $           4   $   8,377,140   $ (17,848,159)  $  (9,470,930)
Common stock issued in payment of convertible
 promissory notes-related parties                          461,700               5       6,141,522                   $   6,141,527
Common stock issued in payment of
 accrued salaries                                          250,696               3         593,747                         593,750
Common stock issued in payment of senior notes
 payable related parties                                   250,000               2         499,998                         500,000
Common stock issued in payment of stockholder
 loans, subordinated convertible promissory notes
 payable and accrued interest                               88,882               1         118,113                         118,114
Common stock issued in payment of
 advances-realted party                                     23,000                          69,000                         69,000
Common stock issued in payment of accounts
 payable                                                   197,031               2         251,404                         251,406
Common stock issued upon conversion of
 convertible promissory notes-related party                245,000               2         244,998                         245,000
Common stock issued, conversion of Series A
 preferred stock                                            88,732               1              48                              --
Common stock issued, conversion of Series C
 preferred stock                                            65,881               1              35                              --
Commmon stock and Warrants issued in payment
 for media campaign                                        250,000               3         249,997                         250,000
Warrants issued in connection with secured
 convertible notes                                                                          17,366                          17,366
Issuance of common stock, initial public
 offering                                                2,700,000              27       1,604,237                       1,604,264
Net loss for the year ended December 31, 2005                                                           (2,396,902)     (2,396,902)
                                                     -------------   -------------   -------------   -------------   -------------
Balance at December 31, 2005                             5,034,995              51      18,167,605     (20,245,061)     (2,077,405)
Stock sold to accredited investors, net                  2,970,000              30         533,845                         533,875
Stock issued for services                                  762,554               9         272,056                         272,065
Stock cancellation for services not rendered               (17,142)                         (6,000)                         (6,000)
Stock issued for accounts payable                          331,453               3         110,581                         110,584
Stock issued for accrued compensation                      854,455               9         355,532                         355,541
Stock issued for accrued compensation                      392,188               4         125,746                         125,750
Stock issued for secured convertible
 promissory notes                                          335,000               3          66,997                          67,000
Stock issued for settlement of stockholder
 loans and accrued interest                                290,614               3          96,183                          96,186
Stock issued for purchase of Nuvim Powder, LLC             450,000               3          89,997                          90,000
Employee stock based compensation                                                          546,881                         546,881
Stock issued for employee compensation                     218,750               1          43,749                          43,750
Warrants issued for note
 extension - senior notes payable                                                           44,000                          44,000
Warrants issued for note
 extension - other notes payable                                                             8,500                           8,500
Warrants issued for services                                                                34,000                          34,000
Net Loss                                                                                                (1,778,959)     (1,778,959)
                                                     -------------   -------------   -------------   -------------   -------------
Balance at December 31, 2006                            11,622,867   $         116   $  20,489,672   $ (22,024,020)  $  (1,534,232)
                                                     =============   =============   =============   =============   =============

        The notes to financial statements are an integral part of this statement.

                                   NUVIM, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - BUSINESS AND BASIS OF PRESENTATION

A. Business

NuVim, Inc. (the "Company") markets and distributes dietary supplement beverages, which enhance the immune system, promote sturdy joints and muscle flexibility. The Company distributes its products through supermarkets in approximately 13 states, predominately on the East Coast, and the District of Columbia.

B. Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company incurred net losses of $2,396,902 and $1,778,959 for the years ended December 31, 2005 and 2006, respectively. Management also expects operating losses to continue in 2007. The Company's continued existence is dependent upon its ability to secure adequate financing to fund future operations and commence profitable operations. To date, the Company has supported its activities through equity investments, the sale of common stock, and a line of credit through a bank of $50,000 of which there is currently none used. During 2006, the Company addressed these concerns by selling common stock to raise approximately $534,000, settling approximately $274,000 of principal and interest on note and supplier debt with common stock, and issuing stock worth approximately $266,000 to secure services. In addition, during 2006 the Company has negotiated extended terms on approximately $987,000 of notes payable, stockholder loans, and accrued interest until January 2009. To date the Company has already raised an additional gross amount of 721,800 through stock sales.

It is the Company's intention to raise additional capital through additional sales of its common stock. No assurance can be given that these funding strategies will be successful in providing the necessary funding to finance the operations of the Company. Additionally, there can be no assurance, even if successful in obtaining financing, the Company will be able to generate sufficient cash flows to fund future operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or amounts and classification of liabilities that might be necessary related to this uncertainty.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

A. Cash Equivalents

Cash equivalents consist of highly-liquid investments with an original maturity of three months or less when purchased.

B. Accounts Receivable

Accounts receivable are unsecured, non-interest bearing obligations that are typically due from customers within 30 days of the invoice date. Management applies collections in accordance with customer remittance advices or to the oldest outstanding invoice if no remittance advice is presented with payment.

Accounts receivable are recorded at their net realizable value. The Company estimates an allowance for doubtful accounts, sales returns and allowances based on historical trends and other criteria. At December 31, 2005 and 2006, these allowances approximated $27,700 and $26,100, respectively. No bad debt expense was incurred in 2006 as all allowances represented sales returns or promotional allowances compared to approximately $4,100 for the year ended December 31, 2005.

C. Inventories

Inventories, which are predominantly raw materials, are stated at the lower of cost (first-in, first-out method) or market. A provision for excess or obsolete inventory is recorded at the time the determination is made. For finished goods, inventory that is within 30 days of its expiration date is charged to cost of sales.

D. Deferred Offering Costs

During 2006, the Company incurred $57,025 in deferred offering costs in regard to their SB-2 filing during the year to register securities as of December 31, 2006. The registration statement is not effective as it is still under review by the Securities and Exchange Commission, (SEC). Upon the SEC declaring the registration statement effective, these costs will be reclassified as a reduction to additional paid in capital. In the event it is not declared effective, such costs will be charged to operations.

The Company incurred deferred costs incurred in connection with an initial public offering of its common stock. Amounts deferred were offset against the gross proceeds (recorded as additional paid in capital) upon consummation of the offering on June 24, 2005.

E. Debt Extinguishments

The Company accounts for debt extinguishments in accordance with Financial Accounting Standards Board Statement 15 "Accounting by Debtors and Creditors for Troubled Debt Restructurings". Related party debt extinguishments are recorded as increases to additional paid in capital in accordance with Accounting Principles Board Opinion 26.

F. Revenue Recognition

The Company records revenue at the time the related products are received by the customer from the public warehouse used by the Company and the risk of ownership has passed to the customer. A provision for estimated product returns, promotional allowances and cash discounts based on the Company's historical experience is recorded during the period of sale.

G. Promotional Allowances

As an inducement to its customers to display the Company's products in preferred locations of their stores, the Company provides placement and promotional allowances to certain customers. The Company also reimburses retailers for coupon redemptions, and provides credits for product which has not been sold by its expiration date. These allowances and credits are reflected as a reduction of gross sales in accordance with Emerging Issues Task Force ("EITF") No. 01-09 "Accounting for Consideration Given by a Vendor to a Customer".

H. Freight Costs

In accordance with EITF No. 00-10, "Accounting for Shipping and Handling Fees and Costs," reimbursement of freight charges are recorded in net sales and the Company is disclosing that unreimbursed freight costs are recorded as selling general and administrative expenses. For the years ended December 31, 2005 and 2006, freight-out costs approximated $251,000 and $270,000, respectively, and have been recorded in selling, general and administrative expenses.

I. Equipment and Furniture

Equipment   and  furniture  is  stated  at  cost  and   depreciated   using  the
straight-line method over the estimated useful lives of the assets (3-5 years).

J. Stock-Based Compensation

In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 123R (revised 2004), "Share-Based Payment" which revised Statement of Financial Standards No. 123, "Accounting for

Stock-Based Compensation" This statement supersedes Opinion No. 25, "Accounting for Stock Issued to Employees." The statement addresses the accounting for share-based payment transactions with employees, eliminates the ability to account for share-based compensation transactions using the intrinsic value method pursuant to APB 25 and requires that the compensation costs relating to such transactions be recognized at fair value in the statement of operations. The revised statement has been implemented by the Company effective January 1, 2006. The Company continued to account for stock awards issued to non-employees under the fair value method as described in EITF 96-18 "Accounting for Equity Investments that are issued to Other than Employees for Acquiring or in Conjunction with Selling Goods or Services."

The initial adoption of SFAS 123R on January 1st, 2006 did not have a significant effect on the Company's operations. The implementation of SFAS No. 123R has the following effect on the statement of operations for the year ended December 31, 2006:

                                                                      Per Share
                                                                      ---------
        Increase in selling, general and administrative
         expense                                          $  547,000  $     .19
        Stock based compensation before income taxes         547,000        .19
        Income tax benefit                                        --         --
                                                          ----------  ---------
        Stock based compensation after income taxes       $  547,000  $     .19
                                                          ==========  =========

For the 2005 year, the Company accounted for its employee incentive stock option plans using the intrinsic value method in accordance with the recognition and measurement principles of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." (See Note 18E for pro forma disclosures for 2005)

Effective January 1, 2006, the Company adopted FAS No. 123R utilizing the modified prospective method. FAS No. 123R requires the recognition of stock based compensation expense in the financial statements.

Under the modified prospective method, the provisions of FAS No. 123R apply to all awards granted or modified after the date of adoption. In addition, the unrecognized expense of awards not yet vested at the date of adoption, determined under the original provisions of FAS 123, "Accounting for Stock Based Compensation", shall be recognized in operations in the periods after the date of adoption. Stock based compensation consists primarily of stock options. Stock Options are granted to employees at exercise prices equal to the fair market value on the dates of grant. Stock options generally vest over three years and have a term of seven years. Compensation expense for stock options is recognized over the period for each separate vesting portion of the stock option award.

The fair value for options issued prior to January 2006 was estimated at the date of grant using a Black-Scholes option-pricing model. The risk free rate was derived from the U.S. Treasury yield curve in effect at the time of the grant. The volatility factor was determined based on a comparison to companies with similar characteristics. The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option-pricing models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion the existing models do not necessarily provide a reliable single measure of the fair value of employee stock options.

K. Advertising and Promotion Costs

Advertising and promotion costs are expensed as incurred. Advertising expenses, including media advertising, in store sampling programs, and advertisements in customer printed circulars were included in selling, general and administrative expenses, with the exception of coupon expenses which were included as a reduction of net sales. During the years ended December 31, 2005 and 2006, advertising and promotion expense was approximately $477,000 and $268,000, respectively.

L. Income Taxes

Deferred tax assets and liabilities are determined based on differences between financial reporting and income tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Differences that give rise to significant portions of the Company's deferred tax assets are net operating losses and deferred stock compensation. A valuation allowance is recorded against deferred tax assets in instances where the realization of the deferred tax asset is not considered to be "more likely than not."

M. Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes including the disclosure of contingent assets and liabilities. These estimates include, but are not necessarily limited to, accounts receivable allowances, stock based compensation and depreciation and coupon liability estimates. Actual results could differ from those estimates.

N. Net Loss Per Share

Basic loss per share has been calculated using the weighted average number of common shares outstanding in accordance with FASB 128 "Earnings Per Share." All potentially dilutive securities, including options, convertible notes, convertible preferred stock and warrants have been excluded as common stock equivalents and diluted loss per share has not been presented as such securities are antidilutive due to the Company's net loss for all periods presented. At December 31, 2006, the Company had warrants outstanding to purchase 7,522,514 shares of common stock (see note 18D) and employee stock options to purchase 2,628,647 shares of common stock outstanding (see note
18E) which are not included in the calculation.

O. Impairment of Long Lived Assets

The Company reviews long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered. At December 31, 2005 and December 31, 2006 the Company has not recognized any impairment charges for long lived assets.

P. Concentration of Risks

The Company maintains its cash balances in financial institutions located in New Jersey, and periodically has cash balances in excess of Federal Deposit Insurance Corporation limits. The Company distributes its products and grants credit to its customers who are food distributors and retailers located primarily in the eastern portion of the United States. The Company generally does not require collateral or other security with regard to balances due from customers. The Company extends credit to its customers in the normal course of business and performs periodic credit evaluations of its customers, maintaining allowances for potential credit losses.

Sales to four customers during the year ended December 31, 2005 approximated 21%, 14%, 11% and 10% of sales. Sales to two customers during the year ended December 31, 2006 approximated 51% and 12% of sales. A loss of one of these customers could have a significant adverse effect on the Company's results of operations and cash flows.

Accounts receivable from four customers at December 31, 2005 approximated 35%, 13%, 12% and 10%, respectively and two customers at December 31, 2006 approximated 53% and 11% of accounts receivable.

One outside vendor manufactured all of the Company's finished goods. During the years ended December 31, 2005 and 2006, manufacturing costs of approximately $217,500 and $208,000 were incurred at this vendor. There was no amount due to this vendor at December 31, 2005 and 2006.

See note 21a for other purchase concentrations.

Q. Value of Financial Instruments

The Company's financial instruments consist mainly of cash and cash equivalents, accounts receivable, accounts payable and debt. The carrying amounts of these financial instruments approximate fair value due to their short-term nature. The carrying amount due to related party, notes payable and stockholder loans are estimated to approximate their fair values as their stated interest rates approximate current interest rates.

R. Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, and ("SFAS No. 157"), which defines fair value, establishes a framework for measuring fair value using a market participant approach, and expands disclosures about fair value measurements. SFAS No. 157 will be effective for the Company beginning January 1, 2008. Management is currently evaluating the effect SFAS No. 157 will have on the Company's financial condition or results of operations.

In September 2006, the FASB issued SFAS No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans-- an amendment of FASB Statements No. 87, 88, 106, and 132(R) ("SFAS No. 158"). SFAS No. 158 requires companies to recognize the over-funded or under-funded status of their defined benefit postretirement plans as an asset or liability and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. The Company adopted SFAS No. 158 on December 31, 2006. The adoption of SFAS No. 158 did not have any effect on the Company's financial condition or results of operations.

In July 2006, the Financial Accounting Standards Board ("FASB") has published FASB Interpretation No. 48 ("FIN No. 48"), Accounting for Uncertainty in Income Taxes, to address the noncomparability in reporting tax assets and liabilities resulting from a lack of specific guidance in FASB Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes, on the uncertainty in income taxes recognized in an enterprise's financial statements. FIN No. 48 will apply to fiscal years beginning after December 15, 2006, with earlier adoption permitted. The adoption of FIN 48 is not expected to have a material effect on the Company's financial condition or results of operations or cash flows.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Correction ("SFAS 154"), which replaces Accounting Principles Board Opinions No. 20 "Accounting Changes" and SFAS No 3, "Reporting Accounting Changes in Interim Financial Statements - An Amendment of APB Opinion No. 28." SFAS 154 provides guidance on accounting for and reporting of accounting changes and error corrections. It establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005 and was adopted by the Company in the first quarter of fiscal 2006. The adoption of SFAS 154 did not have an impact on the Company's financial statements.

The FASB issued FASB Interpretation No. 47 ("FIN 47"), "Accounting for Conditional Asset Retirement Obligations" in March 2005. FIN 47 clarifies that an entity must record a liability for a conditional asset retirement obligation if the fair value of the obligation can be reasonably estimated. This Interpretation also clarifies the circumstances under which an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. This Interpretation is effective no later than the end of fiscal years ending after December 15, 2005. This guidance did not have a material affect on the Company's financial statements.

S. Distribution Rights

Intangible assets consist of distributions rights acquired in connection with the acquisition of remaining shares of NuVim Powder, LLC. This intangible asset does not have a finite useful life and in accordance with Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"), such assets with are not amortized, but are subject to annual impairment testing by applying a fair value based test. Management intends to complete its first annual impairment testing of the distribution rights by the anniversary date of the closing of this transaction. It has not been determined whether an impairment adjustment will be required related to this test.

T. Accounts Payable

Accounts payable represent amounts due for obligations to creditors in connection with the Company's operations and are recorded at the amount transacted, which are generally not significantly different from their fair value. In connection with an outstanding obligation to one of the Company's advertising vendors, the Company negotiated an extension of this obligation until the year 2013 and has reflected amounts due beyond one year as long-term accounts payable. The Company has followed the principles of Statement of Financial Accounting Standards No. 15, Accounting by Debtors and Creditors for Troubled Debt Restructurings in recording the extension of this obligation.

U. Reclassifications

Certain  reclassifications  were made to the  presentation of the 2005 financial
statements  in  order  to  conform  to  the  2006  financial  statements.   Such
reclassifications had no effect on the prior year's results of operations.

NOTE 3 - INITIAL PUBLIC OFFERING

In June 2005, the Company completed an initial public offering ("IPO") selling 2,700,000 units at a price of $1.00 per unit to the public. Each unit consisted of one share of common stock, one Class A redeemable public warrant to purchase one share of common stock, and one Class B non-redeemable public warrant to purchase one share of common stock. The net proceeds from the sale of the 2,700,000 units were approximately $1,604,000 after deducting the underwriting discount and offering expenses.

The common stock and Class A and Class B public warrants traded only as a unit until July 21, 2005 when the unit separated, after which the common stock, the Class A public warrants and the Class B public warrants began trading separately.

Class A public warrants . The Class A public warrants included in the units became exercisable on July 21, 2005. The exercise price of a Class A public warrant is $1.50. The Class A public warrants expire on June 20, 2010, the fifth anniversary of the effective date of the IPO.

The Company has the right to redeem the Class A public warrants at a redemption price of $0.25 per warrant, subject to adjustment in the event of stock splits, reverse stock splits and other similar events of recapitalization. The redemption right arises if the last reported sale price of the Company's common stock equals or exceeds $2.00 for five consecutive trading days ending prior to the date of the notice of redemption. The Company is required to provide 30 days prior written notice to the Class A public warrant holders of the Company's intention to redeem the warrants.

Class B public warrants . The Class B public warrants included in the units became exercisable on July 21, 2005. The exercise price of a Class B public warrant is $2.00. The Class B public warrants expire on June 20, 2010, the fifth anniversary of the closing of the IPO. The Company does not have the right to redeem the Class B public warrants.

Underwriters warrants . The Company issued a warrant to purchase 270,000 shares of common stock in connection with the offering. The exercise price of the underwriter's warrants is $1.20. The warrant expires on June 20, 2010, the fifth anniversary of the closing of the IPO.

NOTE 4 - DEBT EXTINGUISHMENTS CONCURRENT WITH INITIAL PUBLIC OFFERING

On June 24, 2005, the Company issued 1,116,611 shares of common stock in payment of notes payable, accrued interest, accounts payable, and accrued salaries due to executive officers at a debt conversion value per share of $1.00 to $13.00. The debt conversion transactions were contingent on the Company completing a public offering of its common stock. The shares issued were subject to lock-up agreements with the Company's underwriter of six months to one year. The fair market value of the shares issued is assumed to be equal to the initial public offering price of one "Unit" in the initial public offering completed on June 24, 2005. The amount of indebtedness extinguished in excess of the fair value of shares issued was recorded as gain on extinguishment of debt in accordance with the provisions of SFAS No. 15, Accounting by Debtors and creditors for Troubled Debt Restructurings. The amount of related party indebtedness extinguished in excess of the fair value of shares issued was recorded as additional paid in capital in accordance with APB 26, paragraph 20. The table below summarizes debt extinguishments consummated concurrently with the initial public offering of the Company's common stock.

                                                                                              Excess of
                                                                                          Extinguished Debt
                                                                                          Over Fair Value
                                                                                    ---------------------------
                                                                        Debt         Additional
                                          Shares          Fair          Extin-        Paid  In
                                          Issued         Value        guishment       Capital          Gain
                                       ------------   ------------   ------------   ------------   ------------
Senior secured notes-related parties        461,700   $    461,700   $  6,141,527   $  5,679,827   $         --
Accrued salaries                            250,696        250,696        593,750        343,054             --
Senior secured notes payable-related
 parties                                    250,000        250,000        500,000        250,000             --
Subordinated notes payable
 and accrued interest                        88,882         88,882        266,639         95,899         81,858
Related party advances                       23,000         23,000         69,000         46,000
Accounts payable                             42,333         42,333        109,000             --         66,667
                                       ------------   ------------   ------------   ------------   ------------
Total                                     1,116,611   $  1,116,611   $  7,679,916   $  6,414,780   $    148,525
                                       ============   ============   ============   ============   ============

NOTE 5 - INVENTORY

Inventory consists of the following:

                            December 31,
                       -----------------------
                          2005         2006
                       ----------   ----------
Raw materials          $   93,665   $   60,911
Work In Progress           22,087           --
Finished goods             56,962      106,018
                       ----------   ----------
Total                  $  172,714   $  166,929
                       ==========   ==========

NOTE 6 - PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid Expenses and Other Current Assets consists of the following:

                            December 31,
                       -----------------------
                          2005         2006
                       ----------   ----------
Prepaid Advertising    $  250,000   $  141,250
Prepaid Insurance          51,730       41,303
Debt Financing Costs       13,259           --
Other Prepaids and
    Advance Payments       13,926        8,500
                       ----------   ----------
Total                  $  328,915   $  191,053
                       ==========   ==========

The Advertising program began in January 2006, the amount is being expensed as the advertising occurs or is broadcast thoughout 2007.

NOTE 7 - EQUIPMENT AND FURNITURE

Equipment and furniture consists of the following:

                                       December 31,
                                 ------------------------
                                    2005          2006
                                 ----------    ----------
Equipment                        $  155,431    $       --
Furniture and fixtures               54,964        54,964
                                 ----------    ----------
                                    210,395        54,964
Less: accumulated depreciation     (208,893)      (54,366)
                                 ----------    ----------
Equipment and furniture, net     $    1,502    $      598
                                 ==========    ==========

Depreciation expense for years ended December 31, 2005 and 2006 was $19,960 and $904, respectively.

During 2006 the Company sold its equipment that was fully depreciated that led to a gain of $42,000.

NOTE 8 - SENIOR NOTES PAYABLE - RELATED PARTIES

On July 26, 2004, the Company entered into a loan agreement with a stockholder of the Company who is also a Company spokesperson, and one of the Company's directors. The loan agreement provided for borrowings up to $1,000,000 in the form of Senior Notes Payable issued in four tranches, each of which was conditioned upon completion of specified actions or events. As of December 31, 2004, the Company had received the full amount of $1,000,000 under the agreement. The loan accrues interest at 12% per annum, unless it is in default, in which case the interest increases to 18%. The loan is secured by all of the assets of the Company, and certain Company creditors were required to execute subordination agreements in favor of the lenders. The principal and accrued interest were originally due and payable on the earlier of the consummation of an initial public offering or January 1, 2005. The notes were not paid as of January 1, 2005 which constituted an event of default under the agreement. Under an event of default, the lenders had the right to, but did not make, a demand for payment of the notes. In May 2005, the note holders agreed to convert outstanding principal of $500,000, into 250,000 shares of common stock, upon completion of the initial public offering of the Company's common stock on June 24, 2005. The holders of the notes agreed not to sell shares of stock received in the transaction for a period of six months after the initial public offering. The note holders also agreed to extend the maturity of the remaining notes aggregating $500,000 and all accrued interest thereon to November 2006, bearing interest at 12%.

Also in 2006, both holders agreed to extend the maturity of the $500,000 Note and all the unpaid interest thereon until January 15, 2009 in consideration of each receiving warrants to purchase 100,000 shares of common stock for $0.35 per share until 2015. These warrants were valued under the black sholes method and were recorded as debt discount in the amount of $44,000 and are being amortized over the note extension period of 26 months.

The Company has recorded $97,514 and $50,000 as interest expense on the notes in 2005 and 2006, respectively. Accrued interest was $119,160 at December 31, 2005 and $169,160 at December 31, 2006.

As an additional condition of the loan agreement, the Company entered into a second amended services agreement with the spokesperson. In connection with the second amended services agreement, the Company issued 30,000 shares of common stock, a warrant to purchase $650,000 of common stock, and a warrant to acquire up to 9.9% of the Company's common stock under certain conditions. The common stock issued, and stock underlying the warrants were to be forfeited by the spokesperson if obligations under the service agreement were not met. Therefore, no performance commitment had been met, as of December 31, 2005 and 2006, and no value had been recorded for the shares and warrants in accordance with EITF No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or In Conjunction with Selling Goods or Services.

The warrant issued to the spokesperson to acquire up to 9.9% of the total fully-diluted issued and outstanding common stock of the Company under certain circumstances see note 18 E.) was deemed to have no value. The warrant allowed the holder, to acquire an additional number of shares of Common Stock, to bring his total holdings to 9.9%, after the consummation of an initial public offering of its common stock, at the initial public offering price, after deducting any existing equity holdings at that date. After the completion of the Company's initial public offering of its common stock on June 24, 2005, it was determined that no shares were issueable under the warrant as the spokesperson owned greater than 9.9%.

As an additional condition to the loan agreement the Company issued a convertible note in lieu of payment of past due fees (see note 12). The loan agreement also required the formation of NuVim Powder LLC, of which the Company spokesperson was given a 12.5% ownership interest. During 2005 NuVim Powder LLC was an inactive company. In 2006, the Company acquired the spokesperson's interest in NuVim Powder LLC for 225,000 shares of common stock. (See Note 18L)

The spokesperson and one of the Company's directors participated in the loans under the agreement equally. In 2004, the spokesperson and Company Director entered into an agreement providing for an equal share in the warrants and ancillary agreements issued in connection with the loan agreement. Therefore, the Company Director was given a 12.5% interest in the NuVim Powder Company and a 50% interest in both of the warrants issued in connection with the loan agreement and second amended services agreement. In 2006, the Company acquired this interest in NuVim Powder LLC for 225,000 shares of common stock as well. (see note 18L)

NOTE 9 - DEMAND NOTE PAYABLE - BANK

In 2001 the Company issued a note payable to a bank which was due on demand with interest due monthly at the LIBOR Index plus 1.25% (3.53% at December 31, 2004). The note was secured by all of the assets of the Company and guaranteed by a stockholder. The Company had not paid monthly interest due on the note since March 31, 2003 and was in default of the loan terms as of December 31, 2004. In May of 2005, the loan and all unpaid interest thereon was assigned to the guarantor by the lender. The guarantors agreed to exchange the $2,500,000 principal balance, accrued interest thereon, aggregating $179,498, and $3,462,029 of outstanding principal and interest on Senior Convertible Promissory Notes due to them in exchange for 461,700 shares of common stock, see notes 4 and 11. The $5,679,827 excess of the amount of related party indebtedness extinguished in excess of the fair value of shares issued was recorded as additional paid in capital in accordance with APB 26.

Interest expense on the demand note was $49,558 for the year ended December 31, 2005.

NOTE 10 - SECURED CONVERTIBLE PROMISSORY NOTES PAYABLE

On December 23, 2005 the Company issued Secured Convertible Promissory Notes, due June 24, 2006. The notes have a face amount aggregating $67,600, and were discounted for the first six months of interest, resulting in net proceeds of $63,580. The notes bear interest at a rate of 12% annually, and 18% annually upon an event of default. Upon an event of default each note holder has the option to convert the principal and accrued interest due, in whole or in part, into a number of shares of common stock calculated by dividing the amount of debt and accrued interest by $.40 per share. The notes are redeemable prior to maturity at 110% of their face value and are collateralized by all the assets of the Company. The Company calculated the value of the beneficial conversion and determined it was insignificant to these financial statements.

The Company also issued warrants to purchase 67,600 shares of common stock to the note holders and 24,950 shares of common stock to the placement agent. The warrants have a three and five year term, respectively and are exercisable at $.40. Upon an event of default, the Company has agreed to issue 33,800 additional warrants to the investors at an exercise price of $.375 and adjust the exercise price on the existing 67,600 warrants to $.375. The $11,200 value of the warrants for 67,600 shares was recorded as debt discount and was amortized over the six month term of the notes. Additionally, the Company recorded the $6,165 fair value of the warrant issued to the placement agent and $7,630 in fees paid to the placement agent as debt issuance costs which were amortized over the life of the note. The Company recognized $15,221 and $1,128 in interest expense, including amortization of discounts and fees related to the notes, in 2005 and 2006, respectively.

In the second quarter of 2006, all of the notes were converted into a total of 335,000 shares of common stock and the warrants, other than the placement agent warrants, were cancelled.

NOTE 11 - SENIOR CONVERTIBLE PROMISSORY NOTES PAYABLE - RELATED PARTY

Senior notes payable related party consisted of a series of notes aggregating $2,480,000 issued to a group of related investors in the Company's common and preferred stock, and guarantor of the Demand Note Payable - Bank. The notes bore interest at a rate of 8% annually, and 14% annually upon an event of default. Each note holder had the option to convert the principal and accrued interest due, in whole or in part, into a number of shares of Series C preferred stock calculated by dividing the amount of debt and accrued interest by $.20 per share. The notes were collateralized by all the assets of the Company. The notes had maturity dates from December 31, 2004 to September 3, 2005, and were in default at December 31, 2004. In May of 2005, the noteholders agreed to accept 461,700 shares of common stock in full settlement of $2,480,000 in principal and $982,029 in accrued interest due on the Senior Convertible Promissory Notes, and $2,679,498 of Unpaid principal and accrued interest on the Demand Note Payable - Bank (see note 4&9). The $5,679,827 excess of the amount of related party indebtedness extinguished in excess of the fair value of shares issued was recorded as additional paid in capital in accordance with APB 26.

Interest expense related to the notes was $168,778 for the year ended December 31, 2005. No expense was incurred in 2006.

NOTE 12 - CONVERTIBLE PROMISSORY NOTE - RELATED PARTY

On July 26, 2004, The Company issued a convertible promissory note in the amount of $175,000 in payment of accounts payable owed to the Company spokesperson and in consideration for his forbearance until a "maturity date," as defined in the note. The note accrued interest at the rate of 10% per annum until its original maturity date of January 1, 2005, and 15% thereafter. The note was automatically convertible into $245,000 of common stock or unregistered units identical to the units sold at the initial public offering price, provided the offering was consummated on or before June 30, 2005 (original date of December 31, 2004 was previously extended by agreement to March 31, 2005 and subsequently to April 30, 2005 and June 30, 2005). If the offering did not occur by June 30, 2005, the convertible note became convertible into $245,000 of common stock, at the option of the holder, at the conversion price of $1.00 per share, subject to certain contingencies defined in the Services Agreement. In accordance with EITF 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features on Contingently Adjustable Conversion Ratios," the Company had not recorded the beneficial conversion feature of the note as of December 31, 2004, because its terms change based on the occurrence of future events outside the control of the holder of the convertible note. The note automatically converted into 245,000 shares of common stock upon the closing of the Company's initial public offering of common stock on June 24, 2005. Accordingly, $49,753 related to the beneficial conversion was recorded as interest expense at that date.

NOTE 13 - STOCKHOLDER LOANS - SUBORDINATED CONVERTIBLE PROMISSORY NOTES

Stockholder Loans - Subordinated Convertible Promissory Notes consists of a series of identical notes issued on September 13, 2002 in replacement of outstanding demand notes, issued in June 2001, of the same principal amount. The notes had a maturity date of December 31, 2002, based on certain factors and bear interest at a rate of 8% and default interest at 14%. The notes are subordinated in right of payment to the senior notes payable-related parties. The holder of these notes may convert the notes (or a portion thereof) into a number of shares of Company's Series C preferred stock, calculated by dividing the amount of the debt being converted by $.20 per share rounded to the nearest whole share.

At the holder's election, unless converted, the accrued interest on the notes shall be paid to the holder in cash on the conversion date. The notes were in default as of December 31, 2002. However, in May of 2005, the holders of notes aggregating $225,000 that remain outstanding as of December 31, 2005, agreed to not demand payment until a public offering of the Company's common stock, subsequent to the initial public offering, or the Company achieving $1,000,000 in profits.

In April 2005, two holders of the Company's subordinated convertible promissory notes agreed to convert outstanding principal and accrued interest at April 30, 2005, aggregating $179,813, into 59,939 shares of common stock, if the Company completed an initial public offering of its common stock. The holders of the notes agreed not to sell shares of stock received in the transaction for a period of six months after the initial public offering.

In May 2005, three holders of the Company's subordinated convertible promissory notes agreed to convert outstanding accrued interest at April 30, 2005, aggregating $86,826, into 28,943 shares of common stock, and to extend the maturity date of notes with an aggregate principal balance of $200,000 to the earlier of a public offering of the Company's common stock subsequent to the initial public offering or the Company generating an annual profit of $1,000,000. The holders of the notes agreed not to sell the shares of stock received in the transaction for a period of six months after the initial public offering.

In April 2005, one holder of the Company's subordinated convertible promissory notes agreed to forgive $10,671 of interest accrued on his note, if the Company pays the

$25,000 outstanding principal balance of the note out of the proceeds of a public offering of its common stock subsequent to this initial public offering. The holder has agreed not to sell the shares received in the transaction for a period of six months after the initial public offering.

In July 2005, the Company paid $35,000 in principal and $11,340 in accrued interest due on one of the notes.

In June 2006, one holder agreed to convert his $25,000 note and approximately $12,600 of unpaid interest into approximately 108,000 shares of common stock.

In  December   2006,   one  holder  agreed  to  convert  his  $50,000  note  and
approximately $8,500 of unpaid interest into approximately 183,000 shares of common stock.

Interest expense on stockholder loans was $33,877 and $17,000 for the years ended December 31, 2005 and 2006, respectively. Accrued interest payable was $28,691 and $21,770 as of December 31, 2005 and 2006, respectively.

NOTE 14 - ACCRUED COMPENSATION

Accrued compensation consists of unpaid salary and incentive stock grants to be issued to certain officers of the Company. Compensation expense related to accrued and unpaid salary and bonus approximated $420,100 and $336,024 for the years ended December 31, 2005 and 2006, respectively. In 2005, three executive officers converted accrued salaries owed to them through May 31, 2005, aggregating $593,750, into 250,696 shares of common stock, concurrently with the public offering the Company's common stock. The executive officers agreed not to sell the shares of stock received in the transaction for a period of six months after the initial public offering.

The Company has recorded the $343,054 excess of the accrued salaries settled over the fair value of the stock issued as additional paid in capital in accordance with APB 26, paragraph 20.

During 2005, three executives agreed to allow the Company to defer payment of a portion of their salaries, aggregating $87,500 until December 31, 2005. At December 31, 2005 the executives agreed to extend payment of the salaries until January, 2007, and the Board agreed that if the executives and the board mutually agree to convert their salary into restricted common stock in the future, it will not be at a value higher than the fair value of similar equity instruments at December 31, 2005, which is estimated to be $0.20. In December 2006, one of the executives agreed to accept approximately 218,750 shares of stock in lieu of a total of about $43,750 of unpaid compensation and agreed not to sell the shares before January 2008.

The Company did not adopt a cash bonus plan in 2005. In March of 2006, the Board of Directors authorized the compensation committee to grant an aggregate of 746,500 shares of unregistered stock to four executives as an incentive and in lieu of a 2005 bonus plan. The Company has recorded the stock grant as accrued compensation in 2005 at a value of $332,600 based on the quoted market price of a share of common stock at December 31, 2005 in accordance with APB Opinion 25. When these shares are issued, the liability and stockholders deficit will be reduced. These shares were issued and recorded during 2006.

The Company did adopt a bonus plan for 2006. Under the plan, one executive was awarded a bonus of $157,750. In December 2006, he agreed to accept 492,188 shares of common stock in lieu of cash payment of his bonus. He also agreed to not sell the shares before January 2008. During December 2006, 392,188 shares were issued to him as partial payment of his 2006 bonus. The remaining accrued bonus at December 31, 2006 is $32,000. The remaining accrued bonus was also settled for stock in 2007.

NOTE 15 - RESCINDED SERIES B OFFERING PAYABLE

Pursuant to a private placement memorandum, dated October 5, 2001, the Company offered to sell shares of Series B convertible preferred stock. The Company, however, did not have a sufficient amount of preferred stock authorized to issue and sell the Series B convertible preferred stock and had not taken certain legal steps to designate the terms of the Series B convertible preferred stock. Accordingly, the Series B convertible preferred stock was invalidly issued and holders thereof did not own an equity interest in the Company as a result of their purported investment therein. As a result, the Company was legally obligated to offer to rescind, or return, the payment made by such holders for such shares, plus any interest required by applicable state law. Proceeds of $647,100 were collected in the Series B offering and accounted for as offering payable from the Company.

In November 2002, the Company consummated its offer to rescind the Series B offering and refund the original purchase price, or issue replacement shares of the Company's Series C convertible preferred stock at the proposed offering price of $.20 per share, at the investors' option. Investors representing $568,600 elected to receive, and were issued, 2,843,000 replacement shares of the Series C convertible preferred stock, and investors representing $78,500 elected a cash refund. The Company paid an additional $23,080 of the refunded proceeds due during 2005 and $0 during 2006, The liability remaining at December 31, 2006 and 2005 is $18,920.

NOTE 16 - RELATED PARTY ADVANCES

Related party advances consist of short term advances that are due to the lender on demand. At December 31, 2004, the balance consisted of $20,000 due to the Company's underwriter and $62,000 due to an executive officer of the Company. The amount due to the underwriter accrued interest at 10% per annum. The amount due to the executive officer did not accrue interest. During 2005, an additional $31,000 was advanced to the Company by the officers of the Company. Also in 2005 one officer agreed to accept 23,000 shares of common stock in settlement of $69,000 of advances, and remaining advances of $24,000 were repaid. The $46,000 excess of the debt retired over the fair market value of the common stock issued was recorded as additional paid in capital in accordance with APB 26, paragraph 20 (see note 4).

Additionally, In May 2005, the Company borrowed $200,000 from the investment bank that managed the initial public offering of its common stock. The note was payable upon the closing of the stock offering if closed by May 31, 2005, or on demand thereafter. The note did not bear any interest and was repaid upon closing of the initial public offering on June 24, 2005.

During 2006, an officer advanced the Company working capital funds in anticipation of the receipt of funds from the sale of the State of New Jersey Tax losses. A total of $160,000 was advanced in increments beginning in August and ending in December when the advances were fully repaid. The officer was also paid approximately $1,600 in interest that was accrued at 8%.

NOTE 17 - OTHER NOTES PAYABLE

Other notes payable consists of notes payable issued to a law firm in payment of past due legal fees and accrued interest thereon. On August 20, 2004, the Company agreed to pay $30,000 and issue two promissory notes for $120,000 and $30,000, respectively, payable the earlier of the consummation of the proposed public offering or February 5, 2005, in payment of past due accounts payable of $240,000. The notes bore interest at 5% and default interest at 7%. The Company recognized a gain on the extinguishment of this debt in the amount of approximately $60,000 during the year ended December 31, 2004. The notes had not been paid as of their respective maturity dates. Therefore, on February 3, 2005 the Company agreed to issue a replacement $150,000 demand note, payable upon the earlier of a demand by the lender or an initial public offering of the Company's common stock. In June 2005, the holder of the note agreed to defer payment to the next financing completed by the Company after the initial public offering, provided the Company make a $5,000 payment upon an initial public offering of common stock and pays $2,000 each month thereafter. The Company paid $17,000 and $6,000 under the agreed payment schedule during 2005 and 2006, respectively. During 2006, this note and accrued interest was again refinanced with the Company recognizing a gain on debt extinguishment of $7,000. The new note has a principal balance of $120,000 as of December 31, 2006 with an interest rate of 8% per annum. Interest expense related to the note was $11,925 and $11,450 for 2005 and 2006, respectively. Accrued interest was $14,467 and $25,917 at December 31, 2005 and 2006.

The holder agreed to extend payment of the remaining balance of $120,000 and all interest due there on until January 2009. In consideration for this note extension, the Company issued warrants to purchase 50,000 shares of common stock for $.35 per share and was valued at $8,500 and recorded as debt discount and is being amortized over the note extension period of 30 months. This warrant expires in 2015.

NOTE 18 - STOCKHOLDERS' DEFICIT

A. Capital Stock

The Company is authorized to issue 185,000,000 shares of all classes of capital stock, including 120,000,000 as common. The Company has authorized 65,000,000 shares of all classes of preferred stock, of which 4,875,850 shares are designated as Series A and 50,000,000 as Series C.

B. Preferred Stock Series A

In November 2000, the Company completed a private offering for the sale of 4,875,850 shares of Series A convertible preferred stock for $4,875,850. The gross proceeds of this offering were reduced by $527,975 of placement agent fees, legal fees and expenses incurred in connection with the private offering, paid to a preferred stockholder. In connection with the private offering of Series A convertible preferred stock, the Company issued to the placement agent, who is a preferred stockholder and its representatives, warrants to purchase 17,730 shares of common stock.

Each 55 shares of Series A convertible preferred stock is convertible into one share of common stock, at any time by the holder or automatically in the event of a merger or firmly underwritten public offering of common stock and is subject to anti-dilution provisions as defined in the instrument. Series A convertible preferred stock votes on an as converted basis with common stock, except as required by law. Holders of the Series A convertible preferred stock are entitled to preferential non-cumulative dividends payable at the discretion of the Board of Directors and have preference in liquidation of $1.00 per share. No dividends were declared during any periods presented in these Financial Statements.

The Series A preferred stock holders voted to convert their shares to common stock upon effectiveness of the Company's initial public offering of its common stock on June 21, 2005. There are no shares of Series A preferred stock outstanding as of December 31, 2005 or 2006.

C. Preferred Stock Series C

In November 2002 and January 2003, the Company completed a private offering for the sale of 3,523,000 and 100,000 shares, respectively, of Series C convertible preferred stock for a total of $724,600, including $568,600 of advances from the rescinded offering of Series B convertible preferred stock. The gross proceeds of this offering were reduced by approximately $240,000 of placement agent fees, legal fees and expenses incurred in connection with the private offering, paid to a preferred stockholder.

Each 55 shares of Series C convertible preferred stock is convertible into one share of common stock, at any time by the holder, or automatically in the event of a merger or public offering of common stock and is subject to anti-dilution provisions as defined in the instrument. Series C convertible preferred stock votes on an as converted basis with common stock. Holders of the Series C convertible preferred stock are entitled to preferential non-cumulative dividends payable at the discretion of the Board of Directors and have preference in liquidation of $.20 per share. No dividends were declared during any periods presented in these financial statements.

The Series C preferred stock, with respect to dividend rights, rights on liquidation, winding up and dissolution, ranked pari pasu with the Company's Series A preferred stock to the extent set forth in the amended and restated Certificate of Incorporation.

The Series C preferred stock holders voted to convert their shares to common stock upon effectiveness of the Company's initial public offering of its common stock on June 21, 2005. There are no shares of Series C preferred stock outstanding as of December 31, 2005 or 2006.

D. Warrants

The following is a summary of warrants outstanding at December 31, 2006:

                                     Number of Shares
     Issue Date    Expiration Date   of Common Stock      Price           Basis for Warrant Issuance
     -----------   ---------------   ----------------   ---------    -------------------------------------
     11/01/00         11/01/07              8,714        $ 55.00     Placement Agent Class A Prefd (a)
     11/01/02         06/20/08              1,273        $ 11.00     Placement Agent Class C Prefd (a)
     03/01/03         02/28/10              2,577        $ 11.00     Accrued Compensation
     09/15/04         09/14/14            325,000        $  1.00     Second Amend Service Agreement (a)
     06/25/05         06/24/10            245,000        $  1.50     Conversion of Note Payable
     06/25/05         06/24/10            245,000        $  2.00     Conversion of Note Payable
     06/25/05         06/24/10          2,700,000        $  1.50     Class A IPO Warrants (b)
     06/25/05         06/24/10          2,700,000        $  2.00     Class B IPO Warrants
     06/25/04         06/24/10            270,000        $  1.20     Underwriter's warrants
     11/01/05         06/24/10            250,000        $  1.50     Media Campaign
     11/01/05         06/24/10            250,000        $  2.00     Media Campaign
     12/22/05         12/22/10             24,950        $  0.40     Bridge Loan Agent
     02/14/06         02/13/13             50,000        $  1.00     25% of NuVim Powder LLC
     04/06/06         04/06/10            200,000        $  0.60     Investor Relation
     08/23/06         08/15/15            100,000        $  0.35     Secured Note Extension
     08/23/06         08/15/15            100,000        $  0.35     Secured Note Extension
     11/07/06         08/15/15             50,000        $  0.35     Note Extension
                                     ----------------
                                        7,522,514
                                     ================

(a)   Includes anti-dilution agreement and cashless exercise right.
(b)   Callable at $.25 if common stock trades at $2.00 for five days.

E. Stock Options

The Company adopted six Stock Option Plans (the "Plans") in 2000, 2001, 2002, two stock option plans in 2005, and one plan in 2006 under which incentive stock options ("ISOs") and non-qualified stock options ("NQSOs") to acquire shares of common stock that may be granted to employees, officers, directors and consultants of the Company. When the 2006 plan was adopted, the prior plans were terminated: all previously issued options will remain in effect in accordance with their original terms but no new options will be issued under those plans.

Each Plan expires ten years from the date of adoption. Under the currently operative plan, the Company is authorized to grant options for up to 2,000,000 common shares. Under each Plan, the option price of an ISO may not be less than the fair market value of a share of common stock on the date of grant. An ISO may not be granted to a "ten percent stockholder" (as such term is defined in Section 422A of the Internal Revenue Code) unless the exercise price is at least 110% of the fair market value of the common stock and the term of the option may not exceed five years from the date of grant. The maximum term of each stock option granted to persons other than ten percent stockholders is ten years from the date of the grant.

A summary of the activity in the Plans is as follows:

                                                             Weighted-
                                                             Average
                                             Number of       Exercise
                                              Shares          Price
                                           ------------    ------------
        Outstanding December 31, 2004            15,316    $      19.38
        Cancelled                               (17,500)   $      24.25
        Issued                                1,645,500             .92
                                           ------------
        Outstanding December 31, 2005         1,643,316    $       1.01
        Cancelled                              (954,669)
        Issued                                1,940,000             .32
                                           ------------
        Outstanding at December 31, 2006      2,628,647    $        .58
                                           ============
        Exercisable at December 31, 2004         13,116    $      14.04
                                           ============
        Exercisable at December 31, 2005      1,150,816    $       1.01
                                           ============
        Exercisable at December 31, 2006      2,465,318    $        .58
                                           ============

Grant date fair value per option of options issued in:

        2005 -              $    .76
                            ========
        2006 -              $    .26
                            ========

The options generally expire 10 years from the date of grant. However, in the event a participant's employment is terminated for any reason other than the result of death, disability or retirement, as defined, the options expire 90 days after termination.

If a participant's employment is terminated as a result of death, permanent disability or retirement, the options expire one year from the date of termination.

The weighted-average remaining contractual life of options outstanding was 8 and
8.9 years as of December  31, 2005 and  December  31,  2006,  respectively.

A summary of the status of the Company's nonvested shares as of December 31. 2006, and changes during the year ended December 31, 2006 is presented below:

                                                                                 Weighted-
                                                                  Weighted-      Average
                                                                   Averag        Remaining
                                                                    Fair        Contractual
                                                 Number of        Value at        Term
                                                   Shares        Grant Date     (in years)
                                                ------------    ------------   ------------
Non-vested shares at December 31, 2005 ......        492,456    $       1.00            9.5
Options granted .............................      1,940,000             ---            ---
Options vested ..............................     (2,107,506)            ---            ---
Options forfeited or expired ................       (161,621)            ---            ---
                                                ------------    ------------   ------------
Non-vested shares at December 31, 2006 ......        163,329    $       1.00            8.5
                                                ============    ============   ============

As of December 31, 2006, no outstanding options had an exercise price that was less than the fair value of the Company's common stock.

As of December 31, 2005, there was approximately $438,000 of unrecognized compensation cost related to non-vested stock option awards, which is expected to be recognized in future years.

At December 31, 2006, Pro-forma information regarding net loss required by SFAS No. 123 and has been estimated at the date of grant using the fair value method with the following assumptions:

   Assumptions:
   Risk-free rate                              3.5%-4.85%
   Dividend yield                              0
   Volatility factor of the expected market    .10% to 90%
   Price of the Company's common stock         $.20 to 11.00
   Average life                                7 years

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's option, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                                                                        For the Year Ended
                                                                        December 31, 2005
                                                                        ------------------
Net loss - as reported                                                  $       (2,396,902)
Less:  stock compensation reported in the financial
 statements under an intrinsic value method                                             --
Add: total stock based employee compensation expense
 determined under fair value based methods                                        (794,276)
Net loss - pro forma                                                    $       (3,191,178)
Net loss attributable to common stockholders per share:
Basic and diluted net loss per share as reported                        $            (0.82)
Pro forma and diluted basic loss per share                              $            (1.09)

F.  Sales for Cash

On April 10, 2006, Paulsen Investment Company, Inc. the company that served as underwriter of NuVim's recently completed initial public offering of securities, and NuVim entered into a Placement Agent Agreement pursuant to which Paulsen would attempt to place up to 2,500,000 shares (subject to additional allocations with the consent of Paulsen and NuVim) of NuVim's common stock with accredited investors. Under the agreement, a commission of seven percent would be paid to the selling broker and Paulsen would receive an unaccountable expense allowance of three percent of the total amount placed under the agreement. The agreement also provided that NuVim would use its best efforts to register the shares to be sold under the Securities Act of 1933, as amended within 120 business days of the sale of 2,500,000 shares.

On April 18, 2006, Paulson Investment Company, Inc., the company that served as underwriter of NuVim's recently completed initial public offering of securities, purchased

500,000 shares of NuVim's common stock for $100,000.

On May 18, 2006, NuVim accepted twenty-two additional subscriptions resulting from private placements arranged by Paulson Investment Company, Inc. The investors purchased 2,470,000 shares of common stock for a total of $494,000. In addition, Paulson purchased an additional 37,500 shares in exchange for the cancellation of $7,500 of past due fees. The brokers placed each investment received a 7% commission and Paulson received a 3% unaccountable expense allowance. The net cash proceeds from the issuance the 2,970,000 shares of common stock was $533,875.

All of the cash was used for working capital.

G. Common Stock Issued for Services

On November 3, 2005 the Company issued 250,000 shares of common stock and a warrant to purchase 250,000 shares of common stock at $1.50 and 250,000 shares of common stock at $2.00 with terms substantially the same as its Class A and Class B warrants, in payment for a one year media advertising program. The fair value of the advertising program was readily determinable as $250,000. Therefore, the company recorded prepaid advertising and additional paid in capital of $250,000 at December 31, 2005 in accordance with EITF Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods and Services".

During 2006, NuVim issued a total of 175,000 shares of its Common Stock to NuVim's Secretary as payment for his services for the year ended December 31, 2006. Mark Siegel's relationship to NuVim qualifies him as an accredited investor. The services for which the shares were issued are valued, pursuant to agreement between NuVim and Mr. Siegel at approximately $66,000.

During May and June of 2006, NuVim agreed with several organizations to provide various services for 393,554 shares of common stock. The services have a value of approximately $144,000. During September 2006, 17,142 shares of common stock were returned and cancelled due to services not performed valued at approximately $6,000.

On December 1, 2006, NuVim agreed with a production and operations expert to provide various services for a total of 100,000 shares of common stock. The services have a value of approximately $32,000.

On December 1, 2006, NuVim agreed to issue a total of 79,000 shares to two individuals for their services in seeking strategic partners and merger candidates. The services have a value of approximately $25,280.

On December 29, 2006, NuVim agreed with its new spokesperson to issue a total of 15,000 shares of common stock as additional compensation for their services. The shares have a value of approximately $4,800.

H. Stock Issued for Trade Debt

On November 3, 2005 the Company issued 50,000 shares of common stock in payment of outstanding legal fees of $105,794 incurred in connection with the Company's initial public offering of common stock. The fees were originally recorded as a reduction of the net proceeds of the Company's initial public offering of common stock. Therefore, the excess of the amount of accounts payable over the fair market value of common stock issued of $83,294 was recorded as an increase in paid in capital. The Company also issued 20,000 shares as payment for legal fees for the third and fourth quarter of 2005 at a fair value of $6,000.

On November 3, 2005 the Company issued 34,697 shares of common stock at fair value in payment of outstanding legal fees aggregating $15,614.

On November 3, 2005 the Company issued 50,000 shares of common stock at fair value as compensation for the Company's corporate secretary for the six month period ended December 31, 2005.

During 2005, the Company issued 42,334 shares of common stock for past due trade debt valued at $109,000.

In June 2006, several creditors agreed to accept 331,453 shares of common stock at a price of $0.35 per share to settle an aggregate of approximately $111,000 of current or past due trade debt.

I. Common Stock issued for Executive Compensation

On April 20, 2006 NuVim and two current and one retired executives reached agreement on the number of shares to be granted in lieu of a cash bonus for 2005 and the additional restrictions to be imposed on their ability to sell the shares. A total of 661,500 shares were granted, 341,500 to Mr. Kundrat, the CEO, 200,000 to John L. Sullivan, the Vice-President of Sales, and 120,000 to Paul J. Young, until April 1, 2006 the Vice President of Operations and now a member of the Advisory Board. All are accredited investors who have agreed in writing that they are accepting the shares for investment purposes and will not sell the shares until after May 1, 2007.

Also, during April 2006 a former officer, (Young), of the Company also accepted 9,000 shares of common stock for approximately $3,000 of accrued compensation.

On April 21, 2006 Michael Vesey agreed, in connection with his resignation, to accept 98,955 shares of NuVim common stock in payment of accrued salary of $19,791. In addition, he accepted 85,000 shares of common stock in lieu of his executive cash bonus for 2005. Mr. Vesey also agreed that he would not sell his shares before May 1, 2007.

During December 2006, Mr. Kundrat, NuVim's CEO, agreed to accept 392,188 shares of common stock in lieu of cash payments of $125,500 for part of his executive bonus for 2006 and 218,750 shares of common stock in lieu of cash payment of his $43,750 of unpaid 2005 salary.

J. Common Stock issued on Conversion of Secured Convertible Promissory Notes

In June 2006, the holders of the Secured Convertible Promissory Notes, in the amount of $67,000, agreed to the conversion of their Notes into an aggregate of 335,000 shares of common stock. In addition, the holders surrendered the warrants that had been issued in connection with the Notes for cancellation.

In June 2006, a stockholder loan note holder exchanged $37,631 of principal and accrued interest for 107,631 shares of common stock.

In December 2006, another stockholder loan note holder agreed to convert his $50,000 note and approximately $8,500 of unpaid interest into 182,983 shares of common stock.

K. Stock Reserved

At December 31, 2006, the Company had reserved shares of its common stock as follows:

                                             Common
                                           ----------
Conversion of Accrued Compensation            100,000
Exercise of common stock warrants           7,522,514
Exercise of stock options                   2,628,647
                                           ----------
Total                                      10,251,161
                                           ==========

L. Acquisition of the Remainder of NuVim Powder LLC

On August 23, 2004 NuVim Powder LLC was formed as a condition to a loan agreement with a director and investor, who was also a spokesperson for the Company. NuVim Powder LLC was owned 51% by the Company, 12.5% by the spokesperson, 12.5% by the director and 24% by a related vendor providing production services to the Company, and was to be the exclusive distributor of food powder products developed by the Company. The LLC was not active in 2004 and 2005.

NuVim originally planned to distribute the powder version of its product through a subsidiary of which fifty-one percent was to be owned by NuVim and the balance owned by Santa Fe Productions Inc., the venture's production company, the entertainer Dick Clark, and NuVim director Stanley Moger.

During the first quarter of 2006, NuVim acquired all of Santa Fe Productions' 24% interest in the powder subsidiary for a seven year warrant to purchase 50,000 shares of common stock for a dollar a share. The fair value of this warrant was not significant to these financial statements.

On April 7, 2006 NuVim agreed with Messrs. Clark and Moger to acquire their respective 12.5% interests in the powder subsidiary for 225,000 shares of NuVim common stock each. NuVim executed the agreement on April 18. 2006. The NuVim shares were exchanged for the interests in the powder subsidiary on April 20, 2006.

The value of these shares is approximately $90,000 and has been allocated to an intangible asset, distribution rights, and in accordance with SFAS 142, the Company will perform an impairment test within the one year of the closing date. In the event that the value of this intangible asset can not be sustained, the carrying value may be written down to its then defined fair value. Such charge could be significant in future periods.

NOTE 19 - INCOME TAXES

Based on the Company's operating losses, no provision for income taxes has been provided for the years ended December 31, 2005 and 2006. As of December 31, 2006, the Company had net operating losses of approximately $21,600,000 which expire though the year 2021. Due to the Company's initial public offering there was a change in ownership in accordance with relevant provisions of the Internal Revenue Code, which are expected to limit the realization of certain net operating losses.

At December 31, 2005 and 2006, the Company had deferred tax assets of approximately $5,440,000 and $7,000,000, respectively. A valuation allowance for the full amount of the deferred tax assets was established since it is more likely than not that all of the deferred tax assets will not be realized. Deferred tax assets principally consist of net operating losses and accrued compensation expense.

In December 2005 and 2006, the Company received proceeds from the sale of the rights to approximately $3,075,264 and $6,275,000 of New Jersey state income tax losses, respectively. Based on an agreement with the State of New Jersey, the Company was allowed to allocate and sell their net operating loss representing $276,774 and $502,599 in 2005 and 2006, respectively, in potential tax benefits under the Technology Business Tax Certificate Program administered by the New Jersey Economic Development Authority. The Company received net proceeds of $238,026 and $442,287 in 2005 and 2006, respectively, related to the sale and accordingly recorded them as a tax benefit in the year received.

The state of New Jersey renews the program annually and currently limits the aggregate proceeds to $60,000,000. We cannot be cerain if we will be able to sell any of our remaining or future New Jersey loss carryforwards or tax credits under this program.

NOTE 20 - SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

                                                                     December 31,
                                                              ---------------------------
                                                                  2005           2006
                                                              ------------   ------------
Interest paid                                                 $      1,625   $         --
Non-cash investing and financing activities:
  Assignment of senior secured notes payable
    and accrued interest to related part                      $  2,679,498   $         --
  Automatic conversion of notes payable                       $    245,000   $         --
  Debt extinguished through issuance of common
    stock - see Note 6                                        $  7,679,916   $         --
  Warrants issued for convertible note debt
    discount                                                  $    117,366   $         --
  Settlement of deferred offering cost                        $     95,000   $         --
  Issuance of common stock for services                       $    250,000   $         --
  Stock issued for accounts payable                           $    147,582   $    110,584
  Stock issued for accrued compensation                                 --   $    399,291
  Stock issued for senior notes payable                                 --   $     67,000
  Stock issued for management loan and accrued interest                 --   $     96,186
  Stock issued for interest in NuVim Powder, LLC,
   distribution rights                                                  --   $     90,000
  Warrants issued for extension of senior note payable                  --   $     52,500
   Warrants issued for pre-paid expenses                                --   $     34,000

NOTE 21 - COMMITMENTS

A. Royalty, License and Supply Agreement - Related Party

In March 2000 and amended in May 2004, the Company entered into an agreement for the exclusive licensing rights, in specific territories, to produce and market certain beverage products, patented and trademarked by SMBI. The agreement is for a term of 10 years commencing on the date of the amendment, May 2004, and provides for royalties of between 1% and 2% of net sales for the duration of the agreement. The exclusive licensing agreement can be cancelled by SMBI if the Company does not meet its annual purchasing commitment under the supply agreement (see below), in which case, SMBI agrees to negotiate in good faith for a non-exclusive supply agreement. Royalty expense of approximately $9,000 and $19,000 was recorded in the years ended December 31, 2005 and 2006, respectively, of which $10,000 and $29,000 are payable to SMBI at December 31, 2005 and 2006, respectively.

In January 2000 and amended in May 2004, the Company entered into a supply agreement with SMBI for the purchase of SMBI's proprietary immune whey protein concentrate. The agreement is for a term of 10 years, commencing on the date of amendment, May 2004. During the years ended December 31, 2005 and 2006, the Company purchased approximately $98,000, and $41,000, respectively, of the milk and whey protein concentrates from SMBI.

SMBI is the Company's sole source of this whey protein concentrate. If the Company is unable to obtain this product from SMBI, the Company's manufacturing and distribution processes could be severely disrupted and operations could be adversely affected.

The license and supply agreements are subject to the Company maintaining minimum purchases of SMBI's proprietary immune whey protein concentrate. The agreement requires the Company to purchased minimum amounts of whey protein which are determined annually by mutual agreement. The Company has met its minimum purchase agreement in 2005 of three metric tons (approximately $98,000). The 2006 commitment is approximately four metric tons ($172,000) in 2006. In each subsequent year the minimum purchase commitment is the greater of the prior year's actual purchases or 115% of the prior year's minimum purchase commitment. For each calendar year in which the Company fails to purchase its minimum purchase requirements, the Company shall pay to SMBI a sum equal to the contract price for the shortfall of product not purchased.

NuVim and SBMI have agreed that both the supply agreement and the license agreement had terminated as of the end of 2006 and that NuVim's only remaining obligation to SBMI was for $29,000 for unpaid royalties. This amount had been paid during April 2007.

B. Lease

The Company  leases  office space under an agreement  which  expired in December
2006, with annual payments approximating $58,000. During the years ended December 31, 2005 and 2006, rent expense was approximately $58,000. As of December 31, 2006, the Company does not have a lease agreement with the landlord and is operating on a month to month basis.

C. Employment Agreements

In September 2004, the Company entered into employment agreements with three of its executive officers that will become effective upon the closing of the proposed public offering of its common stock, which occurred on June 24, 2005. The employment agreements have a term of three years with an aggregate annual salary of $575,000. All except one of these agreements were cancelled as these employees left the Company. The remaining salary agreement at December 31, 2006 has a salary obligation of $225,000.

NOTE 22 - RELATED PARTY TRANSACTIONS

Included in selling, general and administrative expenses are consulting fees to a stockholder and convertible note holder to act as general counsel and secretary of the Company of approximately $15,000 and $66,000 for the years ended December 31, 2005 and 2006, respectively.

Included in selling, general and administrative expenses are salaries to immediate family members of an executive officer of the Company of approximately $27,000 and $48,000 for the years ended December 31, 2005 and 2006, respectively.

Included in selling, general and administrative expenses are royalties paid to SMBI, a stockholder of the Company, in the amount of $9,000 and $19,000 for the years ended December 31, 2005 and 2006, respectively. Royalties payable which are included in accounts payable-related party, amounted to $10,000 and $29,000 at December 31, 2005 and 2006, respectively

Included in cost of sales are purchases from SMBI, a stockholder of the Company in the amount of $98,000 and $41,000 for the years ended December 31, 2005 and 2006.

NOTE 23 - SUBSEQUENT EVENTS

A. Stock Option Plan

In March 2007, the Board of Directors approved the 2007 Incentive Stock Option Plan for the benefit of its officers, employees and consultants. The plan authorizes the grant of 2,000,000 shares of common stock. The plan is subject to the approval of shareholders at the Company's annual meeting in May of 2007.

B. Sales for Cash

On March 1 and 8, 2007, NuVim issued a total of 433,333 shares to an unrelated accredited investor for $130,000 or $.30 per share. No commissions or fees were paid in connection with this sale.

On March 8, 2007, at the same time as the second purchase, three of NuVim's outside directors, Doug Scott, Peter DeCrescenzo, and Cal Hodock purchased 50,000, 33,333, and 16,667 shares respectively at the same price totaling $30,000 or $0.30 per share.

At the end of the first quarter of 2007, NuVim received $300,000 from Julius Baer Multistock SICAV US Stock Fund, a European Institutional Investor to purchase 1,000,000 shares of common stock at a price of $.30 per share. NuVim paid a commission of $30,000 to Continental Advisors SA in connection with this sale. In addition, Continental Advisors SA received $9,000 for its expenses without accounting for it.

In April 2007 five investors represented by Paulsen Investment Company, Inc. and an additional private investor purchased a total of 872,667 shares of common stock for $261,800 or $0.30 per share. Paulson will receive a commission of $22,680 on the 772,667 shares sold to its clients.

All cash raised in these sales has been applied to working capital.

C. Debt and Accrued Compensation Conversion

On January 30, 2007, NuVim issued 72,915 shares of common stock in lieu of cash for unpaid 2006 salary of approximately $14,600 due to Michael Vesey, NuVim's former CFO.

D. Stock Issued for Services

On January 29, 2007, NuVim agreed with its Secretary and General Counsel to issue 100,000 shares of common stock as additional compensation for his services during 2007. The services have a value of approximately $16,000.

On January 29, 2007, NuVim agreed with its operations director to issue a total of 50,000 shares of common stock as additional compensation for his services. The shares have a value of approximately $8,000. He agreed in writing to restrictions on resale placed with the NuVim's transfer agent and the printing of a legend on its certificate. Because of these factors, this sale was exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6)

On January 30, 2007 NuVim agreed with a communications expert to provide various services for a total of 40,000 shares of common stock. The services have a value of approximately $6,400. He agreed to restrictions on resale placed with the NuVim's transfer agent and the printing of a legend on its certificate. Because of these factors, this sale was exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6).

In March 2007, NuVim issued 100,000 shares of common stock to Mr. Kundrat, NuVim's CEO for the remaining balance of his 2006 executive bonus due him in the amount of $32,000.

Also in March, 2007 NuVim issued 15,000 shares of common stock for services relating to its corporate presentation materials. The services have a value of approximately $5,700.

NOTE 24 - SUBSEQUENT EVENTS (UNAUDITED)

In April, 2007 NuVim agreed with a communications expert to provide various services for a total of 26,000 shares of common stock. The services have a value of approximately $13,000.

In April NuVim received $30,000 from Montalcino S.A., a European Institutional Investor, to purchase 100,000 shares of common stock at a price of $.30 per share. NuVim paid a commission of $3,000 to Continental Advisors SA in connection with this sale. In addition, Continental Advisors SA received $900 for its expenses without accounting for it.

                                4,769,737 Shares

                                 [LOGO OF NUVIM]
                                   NUVIM, INC.

                                   PROSPECTUS


                                        , 2007

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The General Corporation Law of the State of Delaware (the "General Corporation Law") provides for the indemnification of directors, officers, employees and other agents of the corporation under certain circumstances as set forth in section 145. Section 145 permits a corporation to indemnify its agents, typically directors and officers, for expenses incurred or settlements or judgments paid in connection with certain legal proceedings. Only those legal proceedings arising out of such persons' actions as agents of the corporation may be grounds for indemnification.

         Whether or not indemnification may be paid in a particular case depends upon whether the agent wins, loses or settles the suit and upon whether a third party or the corporation itself is the plaintiff. The section provides for mandatory indemnification, no matter who the plaintiff is, when an agent is successful on the merits of a suit. In all other cases, indemnification is permissive.

         If the agent loses or settles a suit brought by a third party, he or she may be indemnified for expenses incurred and settlements or judgments paid. Such indemnification may be authorized upon a finding that the agent acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation.

         If the agent loses or settles a suit brought by or on behalf of the corporation, his or her right to indemnification is more limited. If he or she is adjudged liable to the corporation, the court in which such proceeding was held must determine whether it would be fair and reasonable to indemnify him or her for expenses which such court shall determine. If the agent settles such a suit with court approval, he or she may be indemnified for expenses incurred in connection with the defense and settlement of the suit, upon a finding that the agent acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and its stockholders.

         Under Section 145, the indemnification discussed above may be authorized by a majority vote of the disinterested directors or stockholders (the person to be indemnified is excluded from voting his or her shares) or the court in which the proceeding was brought.

         Under Section 145, a corporation may authorize, by by-law, agreement or otherwise, the indemnification of its agents in excess of that expressly permitted by Section 145. The Registrant's By-laws provide that indemnification shall be mandatory in all cases where it is permitted by Section 145.

         Section 102(b) of the General Corporation Law permits corporations to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the fiduciary duty as a director. The Registrant's Certificate of Incorporation provides for elimination of personal liability of directors for breach of fiduciary duty as a director except for the following: (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) under Section 174 of the General Corporation Law; or (iv) for any transaction from which such director derived an improper personal benefit. The Registrant's Certificate of Incorporation further provides that modification or repeal of this provision may not affect the elimination of liability therein provided with respect to a director's personal liability for any act or omission that occurs prior to such modification or repeal.

         Finally, a corporation has the power to purchase indemnity insurance for its agents, even if it would not have the power to indemnify them. The Registrant has purchased such insurance.

         Insofar as indemnification for liabilities under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth an itemization of all expenses we will pay in connection with the issuance and distribution of the securities being registered, other than the underwriters' non-accountable expense allowance. Except for the SEC registration fee and NASD filing fee, the amounts listed below are estimates:

           NATURE OF EXPENSE                                         AMOUNT
           --------------------------------------------------    -------------
           SEC registration fee                                  $      147.79
           Accounting fees and expenses                          $   15,000.00
           Legal fees and expenses                               $   15,000.00
           Printing and related expenses                         $   12,500.00
           Blue Sky fees and expenses                            $    4,000.00
           Miscellaneous expenses
           Total                                                 $   46,647.79

ITEM 26. SALES OF UNREGISTERED SECURITIES

         2005 issuances

On November 3, 2005, NuVim(R), Inc. (the "Company") issued the following unregistered securities:

1. The Company issued 250,000 shares of its Common Stock, 250,000 five-year redeemable warrants exercisable at $1.50 and 250,000 five-year warrants exercisable at $2.00 to 3 accredited investors for payment of $250,000 news media program. The program will provide $3,000,000 worth of nationally syndicated newspaper and radio features at standard rates, at a discounted amount of $250,000 over a twelve month period. The redeemable warrants may be called by the Company at any time after its Common Stock closes at a price of $2.00 or more for five consecutive trading days. Upon 30 days' notice, the warrants will be redeemed, if not exercised, by the payment of $0.25 per warrant. The Company has agreed to automatically include 25% (62,500) of the shares, and all the shares underlying the warrants issued in the next registration of securities it files, subject to underwriters cut back provisions. The investors who were purchasing those shares and any shares issued as dividends for their own investment and agreed to restrictions on resale placed with the Company's transfer agent and the printing of a legend on his certificate. Because of these factors, this issuance is exempt from registration under the Securities Act as not involving a public distribution under sections 4(2) and 4(6) of the Act. The Investors and securities issued are listed Below:

         Global Media Fund    150,000 shares
         Global Media Fund    warrant to purchase 250,000 shares at $1.50
         Global Media Fund    warrant to purchase 250,000 shares at $2.00
         Richard D. Smith     50,000 shares
         Don L. Rose          50,000 shares

2. The Company issued 50,000 shares of its Common Stock to the law firm Wickersham and Murphy, P.C. in payment of past due accounts payable of $105,793.50. The Company also issued 10,000 shares of common stock for payment for legal services provided in the third quarter of 2005 and an additional 10,000 shares as a prepayment for legal services to be provided in the fourth quarter of 2005. The investors who were purchasing those shares and any shares issued as dividends for their own investment and agreed to restrictions on resale placed with the Company's transfer agent and the printing of a legend on his certificate. Because of these factors, this issuance is exempt from registration under the Securities Act as not involving a public distribution under sections 4(2) and 4(6) of the Act.

3. The Company issued of 34,697 shares of its Common Stock to a law firm in payment of past due accounts payable of $15,613.57 to the law firm Morse Zelnick Rose and Lander LLP The investors who were purchasing those shares and any shares issued as dividends for their own investment and agreed to restrictions on resale placed with the Company's transfer agent and the printing of a legend on his certificate. Because of these factors, this issuance is exempt from registration under the Securities Act as not involving a public distribution under sections 4(2) and 4(6) of the Act.

4. The Company issued of 50,000 shares of its Common Stock to the law firm Maizes and Maizes LLP for duties as the Corporations Secretary for the period beginning July 1, 2005 and ending December 31, 2005. The investors who were purchasing those shares and any shares issued as dividends for their own investment and agreed to restrictions on resale placed with the Company's transfer agent and the printing of a legend on his certificate. Because of these factors, this issuance is exempt from registration under the Securities Act as not involving a public distribution under sections 4(2) and 4(6) of the Act.

On December 23, 2005, NuVim(R), Inc. (the "Company") issued the following unregistered securities:

         The Company issued Secured Convertible Promissory notes in the aggregate principal amount of $67,600. The notes bear interest at the rate of 12% per annum and are due and payable six months from the issue date. The first six months of interest was deducted from the proceeds to the Company as prepaid interest. The notes are redeemable by the Company prior to the maturity date at 110% of the principal amount, plus accrued interest. If the notes are not repaid on their maturity date they become convertible into shares of common stock at a price per share equal to 90% of the average closing bid price of the Company's common stock for the five trading days preceding the issue date, and the interest increases to 18% per annum. The Company has granted piggy-back registration rights for the shares of common stock underlying the notes. The investors represented themselves in writing to be accredited investors who were purchasing the securities and any shares of common stock issued thereunder, for their own investment and agreed to restrictions on resale placed with the Company's transfer agent and the printing of a legend on his certificate. Because of these factors, this issuance is exempt from registration under the Securities Act as not involving a public distribution under sections 4(2) and 4(6) of the Act.

         In connection with the note sale, the Company issued warrants to purchase 67,600 shares of common stock at a purchase price of $.40 per share in connection with the notes. The warrants are exercisable for three years from the issue date. If the notes are not paid by their maturity date the Company has agreed to issue an additional 33,800 warrants to purchase common stock for three years at an exercise price of $.375 and to adjust the exercise price of the 67,600 warrants issued upon closing to $37.5. The Company has granted piggy-back registration rights for the shares of common stock underlying the warrants. The investors represented themselves in writing to be accredited investors who were purchasing the securities and any shares of common stock issued thereunder for their own investment and agreed to restrictions on resale placed with the Company's transfer agent and the printing of a legend on his certificate. Because of these factors, this issuance is exempt from registration under the Securities Act as not involving a public distribution under sections 4(2) and 4(6) of the Act.

         2006 issuances

Sales for Cash

         On April 10, 2006, Paulsen Investment Company, Inc. the company that served as underwriter of NuVim's recently completed initial public offering of securities, and NuVim entered into a Placement Agent Agreement pursuant to which Paulsen would attempt to place up to 2,500,000 shares (subject to additional allocations with the consent of Paulsen and NuVim) of NuVim's common stock with accredited investors. Under the agreement a commission of seven percent would be paid to the selling broker and Paulsen would receive an unaccountable expense allowance of three percent of the total amount placed under the agreement. The agreement also provides that NuVim will use its best efforts to register the shares to be sold under the Securities Act of 1933, as amended within 120 business days of the sale of 2,500,000 shares.

         On April 18, 2006, Paulson Investment Company, Inc., the company that served as underwriter of NuVim's recently completed initial public offering of securities, purchased 500,000 shares of NuVim's common stock for $100,000. Paulson represented itself to be an accredited investor who was purchasing the common stock for its own investment and not for resale. It agreed in writing to restrictions on resale placed with the NuVim's transfer agent and the printing of a legend on its certificate. Because of these factors, this sale was exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6).

         On May 18, 2006, NuVim accepted twenty-two additional subscriptions resulting from private placements arranged by Paulson Investment Company, Inc. The investors purchased 2,470,000 shares of common stock for a total of $494,000. In addition, Paulson purchased an additional 37,500 shares in exchange for the cancellation of $7,500 of past due fees. The brokers placed each investment received a 7% commission and Paulson received a 3% unaccountable expense allowance. Each investor represented himself to be an accredited investor who was purchasing the common stock for his own investment and not for resale. They agreed in writing to restrictions on resale placed with the NuVim's transfer agent and the printing of a legend on its certificate. Because of these factors, this sale was exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6).

         All of the cash was used for working capital.

Acquisition of the remainder of NuVim Powder LLC

         NuVim originally planned to distribute the powder version of its product through a subsidiary fifty-one percent of which was to be owned by NuVim and the balance owned by Santa Fe Productions Inc., the venture's production company, the entertainer Dick Clark, and NuVim director Stanley Moger.

         During the first quarter of 2006, NuVim acquired all of Santa Fe Productions' 24% interest in the powder subsidiary for a seven year warrant to purchase 50,000 shares of common stock for a dollar a share.

         On April 7, 2006 NuVim agreed with Messrs. Clark and Moger to acquire their respective 12.5% interests in the powder subsidiary for 225,000 shares of NuVim common stock each. NuVim executed the agreement on April 18. 2006. The NuVim shares were exchanged for the interests in the powder subsidiary on April 20, 2006. Clark and Moger are accredited investors who accepted the shares for their own investment and agreed to restrictions on resale placed with the Company's transfer agent and the printing of a legend on their certificates. Because of these factors, this issuance is exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6).

Common Stock Issued for Services

         On March 9, 2006, NuVim issued 7,850 shares of common stock to SmallCapVoice.com, a media publicity service for publicity services. It accepted the shares for investment and not with a view to distribution. To enforce that understanding, a legend has been endorsed on the certificate evidencing the shares and a stop transfer order has been placed with NuVim's transfer agent with respect to these shares. Therefore, this issuance is exempt from registration under the Securities Act as not involving a public distribution under section 4(2).

         Also on March 9, 2006 NuVim issued of 50,000 shares of its Common Stock to NuVim's Secretary as payment for services for the period beginning February 1, 2006. Mark Siegel's relationship to NuVim qualifies him as an accredited investor. He accepted the shares for his own investment and agreed to restrictions on resale placed with NuVim's transfer agent and the printing of a legend on his certificate. Because of these factors, this issuance is exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6). The services for which the shares were issued are valued, pursuant to agreement between NuVim and Mr. Siegel at $29,000.

         On May 9, 2006 NuVim issued 75,000 additional shares of its Common Stock to NuVim's Secretary as payment for additional services for the period ending December 31, 2006. Mark Siegel's relationship to NuVim qualifies him as an accredited investor. He accepted the shares for his own investment and agreed to restrictions on resale placed with NuVim's transfer agent and the printing of a legend on his certificate. Because of these factors, this issuance is exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6). The services for which the shares were issued are valued, pursuant to agreement between NuVim and Mr. Siegel at $29,250.


         During May and June, NuVim agreed with five organizations to provide various services for 368,562 shares of common stock. The services have a value of approximately $133,000. Each service provider represented itself to be an accredited investor who was purchasing the common stock for his own investment and not for resale. They agreed in writing to restrictions on resale placed with the NuVim's transfer agent and the printing of a legend on its certificate. Because of these factors, this sale was exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6).


         During the third quarter Ashleigh Lynne Howard, NuVim's new spokesperson agreed to accept 15,000 shares of common stock in lieu of her fees of approximately $5,000. She accepted the shares for investment and not with a view to distribution. To enforce that understanding, a legend has been endorsed on the certificate evidencing the shares and a stop transfer order has been placed with NuVim's transfer agent with respect to these shares. Therefore, this issuance is exempt from registration under the Securities Act as not involving a public distribution under section 4(2).

         Also during the third quarter, Jamal Kibria, agreed to accept 100,000 shares in lieu of his fees of about $35,000. The shares are restricted from sale until 2007. In addition, he accepted the shares for investment and not with a view to distribution. To enforce that understanding, a legend has been endorsed on the certificate evidencing the shares and a stop transfer order has been placed with NuVim's transfer agent with respect to these shares. Therefore, this issuance is exempt from registration under the Securities Act as not involving a public distribution under section 4(2).

         During the fourth quarter, Richard Stanton and Richard Walker, agreed to accept 39,500 shares each in lieu of their consulting fees of about $14,000. They accepted the shares for investment and not with a view to distribution. To enforce that understanding, a legend has been endorsed on the certificate evidencing the shares and a stop transfer order has been placed with NuVim's transfer agent with respect to these shares. Therefore, this issuance is exempt from registration under the Securities Act as not involving a public distribution under section 4(2).


         At the end of 2006, Mr. Kundrat, NuVim's CEO, agreed to accept 392,188 shares of common stock in lieu of cash payment of his executive bonus for 2006 of $125,500 and 218,750 shares of common stock in lieu of cash payment of his $43,750 of unpaid 2005 salary. An additional 100,000 shares for the balance of Mr. Kundrat's 2006 Bonus were issued in the First quarter of 2007. Mr. Kundrat is an accredited investor who is accepting the shares for investment purposes. Legends indicating that the shares are unregistered have been placed on the certificates and stop transfer orders with respect to these certificates have been placed with NuVim's transfer agent. As a result, this issuance is exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6).


Common Stock issued for Executive Compensation

         On April 20, 2006 NuVim and two current and one retired executives reached agreement on the number of shares to be granted in lieu of a cash bonus for 2005 and the additional restrictions to be imposed on their ability to sell the shares. A total of 661,500 shares were granted, 341,500 to Mr. Kundrat, the CEO, 200,000 to John L. Sullivan, the Vice-President of Sales, and 120,000 to Paul J. Young, until April 1, 2006 the Vice

President of Operations and now a member of the Advisory Board. All are accredited investors who have agreed in writing that they are accepting the shares for investment purposes and will not sell the shares until after May 1, 2007. Legends indicating that the shares are unregistered have been placed on the certificates and stop transfer orders with respect to these certificates have been placed with NuVim's transfer agent. As a result, this issuance is exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6).


         On April 21, 2006 Michael Vesey agreed, in connection with his resignation reported below in Item 5.02(b), to accept 98,955 shares of NuVim common stock in payment of accrued salary of $19,791. In addition, he accepted 85,000 shares of common stock in lieu of his executive cash bonus for 2005. Mr. Vesey also agreed that he will not sell his shares before May 1, 2007. Also during April 2006, a former officer agreed to accept 9,000 shares of common stock in lieu of cash for part of his 2006 salary. Legends indicating that the shares are unregistered have been placed on the certificates and stop transfer orders with respect to these certificates have been placed with NuVim's transfer agent. As a result, this issuance is exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6).


         At the end of 2006, Mr. Siegel, NuVim's corporate Secretary, agreed to accept 50,000 shares of common stock in lieu of any cash fee in connection with this registration statement. Mr. Siegel's relationship to NuVim qualifies him as an accredited investor. He accepted the shares for his own investment and agreed to restrictions on resale placed with NuVim's transfer agent and the printing of a legend on his certificate. Because of these factors, this issuance is exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6).

Common Stock issued on Conversion of Secured Convertible Promissory Notes and other debt.

         In June 2006, the holders of the Secured Convertible Promissory Notes agreed to the conversion of their Notes into an aggregate of 335,000 shares of common stock. In addition, the holders surrendered the warrants that had been issued in connection with the Notes for cancellation. Each of the Note holders was an accredited investor. Legends indicating that the shares are unregistered have been placed on the certificates and stop transfer orders with respect to these certificates have been placed with NuVim's transfer agent. As the shares of common stock were issued in exchange for NuVim securities without the payment of any additional consideration, the issue was exempt under Section 3(a)9 of the Securities Act.


         During 2006, several creditors agreed to accept 331,453 shares of common stock at a price of $0.35 per share to settle an aggregate of approximately $110,534 of current or past due trade debt. They agreed in writing to restrictions on resale placed with the NuVim's transfer agent and the printing of a legend on its certificate. Because of these factors, this sale was exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6).

         In June and November 2006, the holders of a $75,000 subordinated note agreed to accept approximately 290,614 shares of common stock in settlement of these notes and all remaining accrued interest. He has represented in writing that he acquired the shares for investment and not with a view to distribution. To enforce that understanding, a legend has been endorsed on the certificate evidencing the shares and a stop transfer order has been placed with NuVim's transfer agent with respect to these shares. Therefore, this issuance is exempt from registration under the Securities Act as not involving a public distribution under section 4(2).


Warrants issued in connection with Note Extension


         In connection with its debt extensions, NuVim issued warrants entitling the holders to purchase up to 250,000 shares of common stock at a price of $0.35 per share until August of 2015. The Warrant evidencing this right bears a restrictive Securities Act legend and provides that any shares issued upon exercise shall be restricted, be subject to stop orders with NuVim's transfer agent, and bear a legend to that effect. Because of these factors, this sale was exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6)

         2007 Issuances

Sales for Cash

         On March 1 and 8, 2007, NuVim sold a total of 433,333 shares to an unrelated accredited investor for $130,000 or $.30 per share. No commissions or fees were paid in connection with this sale. He agreed in writing to restrictions on resale placed with the NuVim's transfer agent and the printing of a legend on its certificate. Because of these factors, this sale was exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6).

         At the same time as the second purchase, three of NuVim's outside directors, Doug Scott, Peter DeCrescenzo, and Cal Hodock purchased 50,000, 33,333, and 16,667 shares respectively at the same price totaling $30,000 or $0.30 per share. Each director agreed in writing to restrictions on resale placed with the NuVim's transfer agent and the printing of a legend on its certificate. Because of these factors, this sale was exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6).

         At the end of the first quarter, NuVim received $300,000 to purchase 1,000,000 shares of common stock from Julius Baer Multistock SICAV US Stock Fund, a European Institutional Investor, at a price of $.30 per share. NuVim paid a commission of $30,000 to Continental Advisors SA in connection with this sale. In addition, Continental Advisors SA received $9,000 for its expenses without accounting for it. The purchaser represented in writing that it was an accredited investor and it agreed in writing to restrictions on resale placed with the NuVim's transfer agent and the printing of a legend on its certificate. Because of these factors, this sale was exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6).

         In April five investors represented by Paulsen Investment Company, Inc. and an additional private investor purchased a total of 872,667 shares of common stock for $261,800 or $0.30 per share. Paulson will receive a commission of $22,680 on the 772,667 shares sold to its clients. Each purchaser represented in writing that it was an accredited investor and it agreed in writing to restrictions on resale placed with the NuVim's transfer agent and the printing of a legend on its certificate. Because of these factors, this sale was exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6).

         Finally, in April NuVim received $30,000 to purchase 100,000 shares of common stock from Montalcino S.A., a European Institutional Investor, at a price of $.30 per share. NuVim paid a commission of $3,000 to Continental Advisors SA in connection with this sale. In addition, Continental Advisors SA received $900 for its expenses without accounting for it. The purchaser represented in writing that it was an accredited investor and it agreed in writing to restrictions on resale placed with the NuVim's transfer agent and the printing of a legend on its certificate. Because of these factors, this sale was exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6).

         All cash raised in these sales has been applied to working capital.

         Shares issued for services

         In January 2007, NuVim agreed with its Secretary and General Counsel to issue 100,000 shares of common stock as additional compensation for his services during 2007. The services have a value of approximately $16,000. He agreed in writing to hold the shares for at least one year and to the additional restrictions on resale placed with the NuVim's transfer agent and the printing of a legend on its certificate. Because of these factors, this sale was exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6).

         Also in January, NuVim agreed with its operations director to issue a total of 50,000 shares of common stock as additional compensation for his services. The shares have a value of approximately $8,000. He agreed in writing to restrictions on resale placed with the NuVim's transfer agent and the printing of a legend on its certificate. Because of these factors, this sale was exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6).

         In January and April 2007 NuVim agreed with a communications expert to provide various services for 40,000 and 26,000 shares of common stock, respectively. The services have a value of approximately $6,400 and $13,000, respectively. He agreed to restrictions on resale placed with the NuVim's transfer agent and the printing of a legend on its certificate. Because of these factors, this sale was exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6).

         In March, 2007 NuVim issued 15,000 shares of common stock for services relating to its corporate presentation materials. The services have a value of approximately $5,700. He agreed to restrictions on resale placed with the NuVim's transfer agent and the printing of a legend on its certificate. Because of these factors, this sale was exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6).

         In March  2007  NuVim  issued  100,000  shares of  common  stock to Mr.
Kundrat, NuVim's CEO, for the unpaid $32,000 balance of his 2006 executive bonus.

ITEM 27. EXHIBITS

EXHIBIT                                                                                                INCORPORATED   FILED
NO.         DOCUMENT DESCRIPTION                                                                       BY REFERENCE   HEREWITH
---------   ----------------------------------------------------------------------------------------   ------------   --------
3.1         Registrant's Certificate of Incorporation, as amended                                                      (2)
3.2         Registrant's Certificate of Amendment of Certificate of Incorporation                                      (2)
3.3         Registrant's Second Amended and Restated Designation and Description of Series A
            Preferred Stock                                                                                            (4)

EXHIBIT                                                                                                INCORPORATED   FILED
NO.         DOCUMENT DESCRIPTION                                                                       BY REFERENCE   HEREWITH
---------   ----------------------------------------------------------------------------------------   ------------   --------
3.4         Registrant's Amended and Restated Designation and Description of Series C Preferred
            Stock                                                                                                      (4)
3.5         Registrant's By-laws                                                                                       (2)
4.1         Revised Form of Common Stock Certificate                                                                   (4)
4.2         Revised Form of Class A Public Warrant                                                                     (4)
4.3         Revised Form of Class B Public Warrant                                                                     (4)
4.4         Revised Form of Unit Certificate                                                                           (4)
4.5         Revised Form of Warrant Agreement between the Registrant and American Stock Transfer &
            Trust Company                                                                                              (1)
4.6         Revised Form of Representative's Purchase Warrant                                                          (1)
5.1         Legal Opinion                                                                                             (11)
10.1        Employment Agreement between the Registrant and Richard P. Kundrat, dated as of
            September 9, 2004                                                                                          (2)
10.2        Employment Agreement between the Registrant and John L. Sullivan, dated as of
            September 9, 2004                                                                                          (2)
10.3        Employment Agreement between the Registrant and Paul J. Young, dated as of
            September 9, 2004                                                                                          (2)
10.4        Employment Agreement between the Registrant and Michael Vesey, dated as of
            December 1, 2004                                                                                           (3)
10.5        Form of Indemnification Agreement between the Registrant and its directors                                 (2)
10.6        Revised 2005 Incentive Stock Option Plan                                                                   (4)
10.7        Revised 2005 Directors' Stock Option Plan                                                                  (4)
10.8        2000 Employee Stock Option Plan                                                                            (2)
10.9        2001 Employee Stock Option Plan                                                                            (2)
10.10       2002 Employee Stock Option Plan                                                                            (3)
10.11       2000 Employee Equity Incentive Plan                                                                        (2)
10.12       Amended and Restated License Agreement between the Registrant and Stolle Milk
            Biologics, Inc., dated as of May 1, 2004                                                                   (2)
10.13       Amended and Restated Supply Agreement between the Registrant and Stolle Milk Biologics,
            Inc., dated as of May 1, 2004                                                                              (2)
10.14       Loan Agreement between the Registrant and Dick Clark dated as of July 26, 2004                             (2)
10.14.1     Letter Agreement dated November 3, 2004 amending certain terms of the Amendment to
            Services Agreement and Convertible  Promissory note each dated July 26, 2004 and
            Second  Amendment to Services  Agreement  and Warrant, each dated September 14, 2004                       (3)
10.14.2     Letter Agreement dated March 28, 2005 amending certain terms of the Amendment to
            Services Agreement and Convertible Promissory note each dated July 26, 2004 and Second
            Amendment to Services Agreement and Warrant, each dated September 14, 2004                                 (4)
10.14.3     Letter Agreement dated April 30, 2005 amending certain terms of the Amendment to Services  Agreement and  Convertible  Promissory note each dated July 26, 2004 and
            Second Amendment to Services Agreement and Warrant, each dated September 14, 2004                          (5)
10.14.4     Letter Agreement dated May 31, 2005 amending certain terms of the Amendment to Services
            Agreement and Convertible Promissory note each dated July 26, 2004 and Second Amendment
            to Services Agreement and Warrant, each dated September 14, 2004                                           (1)
10.15       Security Agreement between the Registrant and Dick Clark dated as of July 26, 2004                         (2)
10.16       Form of Secured Promissory Notes Up to $1 Million (Bridge Financing)                                       (2)
10.17       Convertible Note dated as of July 26, 2004 payable to Dick Clark                                           (2)
10.18       Warrant to Purchase $650,000 of Common Stock dated as of September 14, 2004                                (2)
10.19       Warrant to Purchase up to 9.9% of the Outstanding Capital Stock, dated as of
            July 26, 2004                                                                                              (2)
10.20       Services Agreement between the Registrant and Olive Enterprises, Inc., dated
            February 20, 2000                                                                                          (2)

EXHIBIT                                                                                                INCORPORATED   FILED
NO.         DOCUMENT DESCRIPTION                                                                       BY REFERENCE   HEREWITH
---------   ----------------------------------------------------------------------------------------   ------------   --------
10.21       Amendment to Services Agreement between the Registrant and Olive Enterprises, Inc.,
            dated as of July 26, 2004                                                                                  (2)
10.22       Second Amendment to Services Agreement between the Registrant and Olive Enterprises,
            Inc., dated as of September 14, 2004                                                                       (2)
10.23       Form of Subordination Agreement (Bridge Financing)                                                         (2)
10.24       Consent to Grant Security Interest, Waiver, Subordination and Amendment Agreement
            between Registrant and Stolle Milk Biologics, Inc., dated August 5, 2004                                   (2)
10.25       Processing and Packing Agreement between the Registrant and Clover Farms Dairy Company,
            dated June 27, 2000                                                                                        (2)
10.26       Amendment to Processing and Packing Agreement between the Registrant and Clover Farms
            Dairy Company, effective April 1, 2003                                                                     (2)
10.27       Second Amended and Restated Stockholders Agreement dated as of August 2, 2004                              (2)
10.28       Amended and Restated Registration Rights Agreement, dated as of August 2, 2004                             (2)
10.29       Wachovia line of credit documents                                                                          (4)
10.30       Lease between the Registrant and Paramus Plaza IV Associates, dated December 8, 1999
            and Addendum II to Lease, dated December 8, 1999                                                           (2)
10.31       First Amendment to Lease between the Registrant and Paramus Plaza IV Associates, dated
            November 5, 2002                                                                                           (2)
10.32       Second Amendment to Lease between the Registrant and Paramus Plaza IV Associates, dated
            November 23, 2004                                                                                          (2)
10.33.1     Letter Agreements dated December 31, 2004 between Spencer Trask Private Equity Fund I
            LP, Spencer Trask Private Equity Fund II LP, Spencer Trask Specialty Group LLC and
            Kevin Kimberlin Partners LP, on the one hand, and the registrant on the other, with respect to the debt extinguishment transactions between the parties, as amended by
            agreements of March 28, 2005                                                                               (4)
10.33.2     Agreement dated May 2, 2005 further amending the agreements with Spencer Trask                             (5)
10.33.3     Agreement dated May 18, 2005 further amending the agreements with Spencer Trask                            (1)
10.34       Security Agreement between the Registrant and Spencer Trask Speciality Group LLC, dated
            January 31, 2002                                                                                           (4)
10.35.1     Modification and Extension Agreement between Stolle Milk Biologics, Inc. and the
            Registrant dated March 28, 2005                                                                            (4)
10.35.2     Amendment of March 28, 2005 Modification and Extension Agreement                                           (1)
10.36.1     Conversion Agreement dated April 30, 2005 between the Registrant and Dick Clark                            (5)
10.36.2     Amended and Restated Conversion Agreement between the Registrant and Dick Clark, dated
            May 31, 2005                                                                                               (1)
10.36       Proposal/Memorandum of Understanding between the Registrant and Global Media Fund, LLC                     (6)
10.37       Form of Secured Convertible Pro missory note between the Registrant and Lenders                            (6)
10.38       Form of Warrant Agreement between the Registrant and Lenders                                               (6)
10.39       Form of Warrant  Agreement between the Registrant and Midtown Partners                                     (6)
10.40       Placement Agent Agreement between the Registrant and Midtown Partners                                      (6)
10.40.1     Letter Terminating Placement Agent Agreement between the Registrant and Midtown Partners                   (6)
10.41       Dick Clark/Stanley Moger Consent to Secured Convertible Note financing                                     (6)
10.42       Warrant issued in connection with acquisition of 24% interest in NuVim Powder LLC                          (7)
10.43       Placement Agent Agreement                                                                                  (7)

EXHIBIT                                                                                                INCORPORATED   FILED
NO.         DOCUMENT DESCRIPTION                                                                       BY REFERENCE   HEREWITH
---------   ----------------------------------------------------------------------------------------   ------------   --------
10.44       2006 Employee Stock Option Plan                                                                            (8)
10.45       Note Extension Letter with Richard Clark and Stanley Moger                                                 (9)
10.46       Note Extension Letter with Kirkpatrick & Lockhart Nicholson Graham LLP                                     (9)
21          Subsidiaries of the Registrant
23.2        Consent of WithumSmith+Brown, P.C., Independent Registered Public Accounting Firm                          (X)
23.3        Consent of Attorney (included in Exhibit 5.1)
24          Power of Attorney                                                                                         (10)


(1)  Previously  filed  as  part  of  Pre-effective   Amendment  No.  6  to  the
Registration Statement filed on June 6, 2005.
(2)  Previously filed as part of the Registration Statement filed on
December 2, 2004.
(3)  Previously   filed  as  part  of   Pre-effective   Amendment  No.1  to  the
Registration Statement filed on February 3, 2005.
(4)  Previously   filed  as  part  of   Pre-effective   Amendment  No.3  to  the
Registration Statement filed on March 31, 2005.
(5)  Previously   filed  as  part  of   Pre-effective   Amendment  No.5  to  the
Registration Statement filed on May 4, 2005.
(6)  Previously filed as part of the 2005 Annual Report on Form 10-KSB
(7)  Previously  filed as part of the Current Report on Form 8-K filed
April 21, 2006
(8)  Previously  filed as part of the  Current  Report on Form 8-K filed
May 30, 2006
(9)  Previously filed as part of the Current Report on Form 8-K filed
August 28, 2006
(10) Previously filed as part of the Registration Statement filed on October 10, 2006.
(11) Previously filed as part of Pre-effective Amendment Number 1 to the Registration Statement filed on December 18, 2006.

ITEM 28. UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:
      (i)   Include  any  prospectus   required  by  Section   10(a)(3)  of  the
            Securities Act);
      (ii)  Reflect in the prospectus any facts or events which, individually or together,  represent a fundamental  change in the information in the registration  statement;  and  notwithstanding  the  foregoing,  any increase or decrease in volume of securities  offered (if the dollar value of the  securities  offered  would not  exceed  that which was registered)  and any  deviation  from  the  low or  high  end of the estimated  maximum
            offering range may be reflected in the form of prospectus filed with the Commission  pursuant to Rule 424(b) under the Securities Act if, in the aggregate,  the changes in volume and price represent no more than a 20% change in the maximum aggregate  offering price set forth in the  "Calculation  of  Registration  Fee" table in the  effective registration statement; and
      (iii) Include any additional or changed  material  information on the plan of distribution.
(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424 (b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.
(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

         The undersigned registrant hereby undertakes and agrees that no statement made in this registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such date of first use.

         Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paramus, State of New Jersey, on the 3rd day of May, 2007.


                                         NUVIM, INC.

                                         By: /s/ RICHARD P. KUNDRAT
                                             -----------------------------------
                                             Richard P. Kundrat

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


        SIGNATURE                         TITLE                     DATE
-------------------------     -----------------------------     -------------

/s/  RICHARD P. KUNDRAT       Chief Executive Officer and        May 3, 2007
-------------------------     Chairman of the Board
Richard P. Kundrat            (Principal Executive Officer)

/s/ RICHARD P. KUNDRAT        Chief Financial Officer            May 3, 2007
-------------------------     (Principal Financial and
Richard P. Kundrat            Accounting Officer)

/s/ MARK ALAN SIEGEL          As Attorney in fact for            May 3, 2007
-------------------------
Stanley Moger

/s/ MARK ALAN SIEGEL          As Attorney in fact for            May 3, 2007
-------------------------
Calvin L. Hodock

/s/ MARK ALAN SIEGEL          As Attorney in fact for            May 3, 2007
-------------------------
Peter DeCrescenzo

/s/ MARK ALAN SIEGEL          As Attorney in fact for            May 3, 2007
-------------------------
Doug Scott